As filed with the Securities and Exchange Commission on October 22, 2007.

Registration No. 333-146306

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

___________________
Pre-Effective

Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

___________________

        LCNB CORP.

(Exact name of registrant as specified in its charter)

OHIO	6022	31-1626393
(State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation or organization)	Classification Code Number)	Identification No.)

2 North Broadway

Lebanon, Ohio 45036

                            (513) 932-1414

(Address, including zip code, and telephone number,

including area code, of Registrant’s principal executive offices)

Stephen P. Wilson

LCNB Corp.

2 North Broadway

Lebanon, Ohio 45036

                            (513) 932-1414

(Address, including zip Code, and telephone number,

including area code, of agent for service)

Copies to:

Susan B. Zaunbrecher, Esq. Dinsmore & Shohl LLP 255 E. Fifth Street, Suite 1900 Cincinnati, Ohio 45202

Approximate date of commencement of proposed sale of the securities to the public:  As soon as practicable after this Registration Statement has become effective and all other conditions to the consummation of the transactions have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit	Proposed maximum aggregate price (2)	Amount of registration fee
Common shares, without par value	361,826	N/A	$4,920,829	$151

_______________________________

(1)

Based upon the maximum number of common shares that LCNB may be required to issue in the transaction, calculated as the product of (i) half of the outstanding Sycamore common shares and (ii) an exchange ratio of  2.444 common shares of LCNB for each share of Sycamore, plus the number of Sycamore options that may be vested as of the effective time multiplied by 2.444.

(2)

Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933 and computed pursuant to Rule 457(f) thereunder on the basis of the market value of the common shares of LCNB to be received by the holders of Sycamore common shares in the transaction, computed, in accordance with Rule 457(f)(1) and (3), as the product of (x) $13.60, the average of the high and low prices of LCNB's common shares, as reported on the OTCBB on September 20, 2007, multiplied by (y) the 361,826 common shares of LCNB to be issued in the merger transaction.  The proposed maximum aggregate offering price was calculated using this method because the amount of cash estimated to be paid by LCNB in the merger transaction exceeds the aggregate book value of the common shares of Sycamore to be exchanged in the merger transaction.  As a result, the application of rules 457(f)(2) and 457(f)(3) would result in a negative proposed maximum aggregate offering price.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

____________________________________________

The information in this proxy statement/prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated  October 22, 2007

Sycamore National Bank

3209 W. Galbraith Road

Cincinnati, Ohio 45239

(513) 741-0019

______________________________________________

Notice of Special Meeting of Shareholders

To Be Held on December 6,  2007

A special meeting of shareholders of Sycamore National Bank will be held on December 6, 2007 at      3:00 p.m., Eastern Time, at 3209 W. Galbraith Road, Cincinnati, Ohio 45239.  The special meeting will be held for the purpose of considering and voting upon the following matters:

1.

To approve and adopt the Amended and Restated Affiliation Agreement, dated as of September 24, 2007, by and among LCNB Corp., Lebanon-Citizens National Bank and Sycamore National Bank, which provides for the merger of Sycamore National Bank with and into LCNB Corp.’s wholly-owned subsidiary Lebanon-Citizens National Bank (since renamed “LCNB National Bank”).  Subject to certain adjustments set forth in the Amended and Restated Affiliation Agreement, at the effective time of the merger each outstanding common share of Sycamore National Bank, $1.00 par value, will be converted into the right to receive either: (1) $33.75 in cash, or (2) 2.444 common shares, without par value, of LCNB, or a combination of cash and LCNB common shares so that one-half of all of the outstanding Sycamore shares will be exchanged for cash and one-half of all the outstanding Sycamore shares will be exchanged for LCNB common shares; and

2.

To transact such other business that may properly come before the special meeting or any adjournment or postponement of the special meeting.

The Board of Directors of Sycamore has established October 22, 2007, as the record date for the special meeting.  Only record holders of Sycamore common shares as of the close of business on that date will be entitled to receive notice of and vote at the special meeting.

A joint proxy statement/prospectus and proxy card for the special meeting are enclosed.

Your vote is important.  Even if you plan to attend the special meeting, please complete, sign and return the proxy card in the enclosed postage-paid envelope as soon as possible.

The Sycamore National Bank Board of Directors recommends that you vote FOR the approval and adoption of the Amended and restated affiliation agreement

By Order of the Board of Directors,

Cincinnati, Ohio

October 22, 2007

William A. Huddleson, Chairman

LCNB CORP.

SYCAMORE NATIONAL BANK

PROSPECTUS

PROXY STATEMENT

             for the issuance of up to

   for the Special Meeting of Shareholders

         361,826 Common Shares of

to be held on December 6, 2007

LCNB Corp.

   at 3:00 p.m.

On September 24, 2007, Sycamore National Bank (“Sycamore”), LCNB Corp. (“LCNB”), and  Lebanon-Citizens National Bank  (which has subsequently changed its name to “LCNB National Bank”)(the “Bank”) executed an amended and restated affiliation agreement that provides for the merger of Sycamore into the Bank.  For tax purposes, it is intended that the acquisition of Sycamore by LCNB will qualify as a “reorganization” under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended.

We cannot complete the merger unless the holders of at least 186,489 Sycamore common shares, which is more than two-thirds of the issued and outstanding Sycamore common shares, approve and adopt the amended and restated affiliation agreement.  The Sycamore Board of Directors has scheduled a special meeting for Sycamore shareholders to vote on the amended and restated affiliation agreement.  The date, time and place of the special meeting are as follows:

December 6, 2007

3:00 p.m.

3902 W. Galbraith Road

Cincinnati, Ohio 45239

Cincinnati, Ohio

Subject to certain adjustments set forth in the amended and restated affiliation agreement, if we complete the merger each outstanding common share of Sycamore will be converted into either (1) $33.75 in cash, or (2) 2.444 common shares of LCNB.  Shareholders will have the option to receive cash, LCNB shares, or a combination of cash and LCNB shares.  Elections will be limited by the requirement that one-half of all of the outstanding Sycamore shares be exchanged for cash and one-half of all the outstanding Sycamore shares be exchanged for stock.  Therefore, you may not receive the form of payment that you request.

LCNB shares are listed on the OTC Bulletin Board (“OTCBB”) under the symbol “LCNB.”  On October 19, 2007,  LCNB shares closed at $12.85.  Based on that price, 2.444 common shares of LCNB would be valued at $31.41.  The consideration that Sycamore shareholders will receive in exchange for their Sycamore shares may be adjusted under certain circumstances set forth in the amended and restated affiliation agreement.

This proxy statement/prospectus provides detailed information about the merger.  We encourage you to read this entire document carefully.

An investment in the common shares of LCNB involves certain risks.  For a discussion of these risks, see “Risk factors” beginning on page 8 of this document.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the LCNB shares to be issued in the merger or determined if this proxy statement/prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.  LCNB shares are not insured by the Federal Deposit Insurance Corporation or any other government agency.

This proxy statement/prospectus is dated October 22, 2007, and is first being mailed to Sycamore shareholders on or about October 22, 2007.

Additional information

This proxy statement/prospectus incorporates important business and financial information about LCNB that is not included in or delivered with this proxy statement/prospectus.  You can obtain LCNB’s documents that LCNB has filed with or furnished to the Securities and Exchange Commission but have not been included in or delivered with this proxy statement/prospectus without charge by requesting them in writing or by telephone from LCNB at the following address:

LCNB Corp.

2 N. Broadway

Lebanon, Ohio 45036

Attn: Stephen P. Wilson

(513) 932-1414

Any request for documents should be made by November 28, 2007 to ensure timely delivery of the documents prior to the special meeting.

See “Where You Can Find More Information” on page 50.

TABLE OF CONTENTS

QUESTIONS AND ANSWERS

1

Summary

3

Risk factors

8

Forward looking statements

10

Comparative stock prices

12

Selected consolidated financial data of LCNB

13

Sources of information

14

Votes required

14

Regulatory approval required

14

Tax consequences

14

The Special Meeting of Sycamore Shareholders

14

   Purpose, time and place

14

   Shares outstanding and entitled to vote; record date

15

   Votes required

15

   Voting, solicitation and revocation of proxies

15

Dissenters’ rights

16

The parties to the amended and restated affiliation agreement

17

The Merger

18

   Background and reasons for the merger

18

   Background of the merger.

18

   LCNB’s reasons for the merger

19

   Sycamore’s reasons for the merger.

21

   Opinion of Sycamore’s financial advisor

22

Summary of Proposed Merger

32

   Merger consideration

32

   Decrease in market price of LCNB shares

32

   Election procedure and Sycamore of certificates evidencing Sycamore shares

33

   Allocation of LCNB shares and cash among Sycamore shareholders

33

   The Amended and restated affiliation agreement

33

   The Merger

34

   Effective Time

34

   Conversion of Sycamore common shares

34

   Election procedures

34

   Allocation

35

   Surrender of certificates

35

   Sycamore stock options

36

   Representations and warranties

36

   Covenants and other agreements

37

   Conditions to completion of merger

37

   Termination and amendment

38

   Expenses of the merger

40

Interests of directors and officers

40

Employment Agreements

40

Release Agreements

40

Security Ownership of Certain Beneficial Owners of Sycamore

40

Beneficial Stock Ownership of Management

41

Resale of LCNB shares

42

Material federal income tax consequences

42

Accounting treatment

45

Disclosure of Commission Position on Indemnification of Securities Act Liabilities

45

Comparison of rights of holders of LCNB shares and holders of Sycamore shares

45

   Authorized stock

46

i

   Voting rights

46

   Preemptive rights

46

   Board of Directors

46

   General

46

   Nominations

46

   Removal.

47

   Supermajority voting requirement

47

   Shareholder vote required to approve business combinations with principal shareholders

48

Anti-takeover statutes

48

   Ohio Control Share Acquisition Statute

49

   Ohio Merger Moratorium Statute

49

Experts

49

Where you can find more information

50

Annex A

Amended and Restated Affiliation Agreement, dated September 24, 2007, by and among LCNB Corp., The Lebanon-Citizens National Bank and Sycamore National Bank.

Annex B

Opinion of Sandler O’Neill & Partners, L.P. dated as of October 19, 2007.

Annex C

Rights of dissenting shareholders, Title 12 USC 215a.

ii

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE
SYCAMORE SPECIAL SHAREHOLDERS MEETING

Q:  WHAT WILL HAPPEN IN THE MERGER?

A:  In the merger, Sycamore will merge with and into the Bank, a national bank, wholly-owned subsidiary of LCNB.  The existing board of directors and executive officers of the Bank will be the board of directors and executive officers of the merged company, with John Calhoun, Chief Executive Officer of Sycamore, being added as an Executive Vice President.

Q:  WHAT WILL I RECEIVE IN THE MERGER?

A:  Upon completion of the merger, each Sycamore common share will automatically be converted into $33.75 cash or 2.444 LCNB common shares.  LCNB will not issue any fractional shares in the merger; instead, Sycamore shareholders will receive cash for any fractional shares of LCNB common shares owed to them.

Q:  CAN I ELECT THE TYPE OF CONSIDERATION THAT I WILL RECEIVE IN THE MERGER?

A:  Yes.  You will be permitted to elect whether you wish to receive cash, LCNB common shares or a combination of cash and shares in exchange for your Sycamore common shares.

Q:  WILL I RECEIVE THE FORM OF CONSIDERATION I ELECT TO RECEIVE?

A:  Not necessarily.  Your election will be subject to reallocation under the procedures explained in the amended and restated affiliation agreement and this proxy statement/prospectus to ensure that the Sycamore common shares, in the aggregate, are exchanged 50% for cash and 50% for LCNB common shares.

Q:  WHEN AND WHERE WILL THE SPECIAL MEETING TAKE PLACE?

A:  The special meeting of shareholders of Sycamore National Bank will be held on December 6, 2007 at          3:00 p.m., Eastern Time, at 3209 W. Galbraith Road, Cincinnati, Ohio 45239.

Q:  WHAT MATTERS WILL BE CONSIDERED AT THE SPECIAL MEETING?

A:    Sycamore shareholders will be asked to vote to approve the amended and restated affiliation agreement and the transactions contemplated by the amended and restated affiliation agreement, as well as any additional matters that come before the special meeting.

Q:  WHAT DO I NEED TO DO NOW?

A:  After reviewing this proxy statement/prospectus, please sign and date the enclosed proxy card and return it in the enclosed postage-paid envelope as soon as possible.  By submitting your proxy card, you authorize the individuals named in the proxy card to represent you and vote your shares of Sycamore common stock at the special meeting in accordance with your instructions.  Your vote is very important.  Whether or not you plan to attend the special meeting, please sign, date and return your proxy card in the enclosed postage-paid envelope.

You also have received or shortly will be receiving an election form by which you are to select the form of consideration for which you will exchange your Sycamore common shares.  Please return the election form pursuant to the instructions included with the form as soon as possible.  By making an election and returning the form, you will not be deemed to have voted for the amended and restated affiliation agreement.  Returning the election form will not affect your dissenters’ rights.

1

Q:  WHEN SHOULD I SEND IN MY SYCAMORE COMMON STOCK CERTIFICATES?

A:  Please do not send them in with your proxy cards.  Registrar and Transfer Company, the exchange agent, will provide instructions on returning your Sycamore common share certificates within five business days of the closing of the merger.

Q:  IS MY VOTE NEEDED TO APPROVE THE AMENDED AND RESTATED AFFILIATION AGREEMENT?

A:  The affirmative vote of two-thirds of the outstanding Sycamore common shares entitled to vote at the special meeting is required to approve the amended and restated affiliation agreement.  Your failure to vote, in person or by proxy, at the special meeting or your abstention will have the same effect as if you voted “AGAINST” the approval of the amended and restated affiliation agreement.

Q:  HOW WILL MY SHARES BE VOTED IF I RETURN A BLANK PROXY CARD?

A:  If you sign, date and return your proxy card and do not indicate how you want your Sycamore common shares to be voted, your shares will be voted “FOR” the approval of the amended and restated affiliation agreement.

Q:  CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A:  Yes, you may revoke your proxy at any time before a vote is taken at the special meeting by:

•

filing a written notice of revocation with the Secretary of Sycamore, at: 3209 W. Galbraith Road, Cincinnati, Ohio 45239

•

executing and returning another proxy card with a later date; or

•

attending the special meeting and giving notice of revocation in person.

Attendance at the special meeting will not, by itself, revoke your proxy.

Q:  IF I DO NOT  FAVOR THE APPROVAL OF THE AMENDED AND RESTATED AFFILIATION AGREEMENT AND THE MERGER, WHAT ARE MY RIGHTS?

A:  You have the rights under 12 U.S.C. Section 215a to dissent from the proposed merger and to demand the value (as determined pursuant to 12 U.S.C. Section 215a) of your Sycamore common shares.  These rights are known as “dissenters’ rights.”  Please see “Dissenters’ Rights” beginning on page 16 of this proxy statement/prospectus and the text of 12 U.S.C. Section 215a attached to this proxy statement/prospectus as Annex C for additional information.

Q:  IF MY SHARES OF SYCAMORE STOCK ARE HELD IN “STREET NAME” BY MY BROKER, WILL MY BROKER VOTE MY SHARES OF SYCAMORE COMMON STOCK FOR ME?

A:  Your broker will vote your shares only if you provide instructions on how to vote.  If you do not provide your broker with instructions on how to vote your shares held in “street name,” your broker will not be permitted to vote your shares, which will have the effect of a vote against approving the amended and restated affiliation agreement.

Q:  WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A:  We expect to complete the merger in the fourth quarter of 2007; however, we cannot assure you when or if the merger will occur.  We must first obtain the approval of our shareholders at the special meeting and the necessary regulatory approvals.

2

Summary

This summary highlights selected information from this proxy statement/prospectus.  It does not contain all of the information that may be important to you.  To fully understand the merger, you should read carefully this entire document and the other documents to which we refer.  To obtain more information, see “Where you can find more information” on page 50.  Page references are included in this summary to direct you to a more complete description of topics discussed in this document.

The parties (page 17)

LCNB Corp.

2 N. Broadway

Lebanon, Ohio 45036

(513) 932-1414

LCNB Corp. (“LCNB”), an Ohio corporation formed in December, 1998, is a financial holding company headquartered in Lebanon, Ohio.  Through its subsidiaries, LCNB National Bank (the “Bank”) and Dakin Insurance Agency, Inc. (“Dakin”), LCNB is engaged in the commercial banking and insurance agency businesses.

The predecessor of LCNB, the Bank, was formed as a national banking association in 1877.  On May 19, 1999, the Bank became a wholly-owned subsidiary of LCNB.  The Bank’s main office is located in Warren County, Ohio and 21 branch offices are located in Warren, Butler, Clinton, Clermont, Montgomery and Hamilton Counties, Ohio.  In addition, the Bank operates 28 automated teller machines (“ATMs”) in its market area.

The Bank is a full service community bank offering a wide range of commercial and personal banking services.  Deposit services include checking accounts, NOW accounts, savings accounts, Christmas and vacation savings accounts, money market deposit accounts, Classic 50 accounts (a Senior Citizen program), individual retirement accounts, and certificates of deposit.  Deposits of the Bank are insured up to applicable limits by the Deposit Insurance Fund, which is administered by the Federal Deposit Insurance Corporation (the “FDIC”).

At June 30, 2007, LCNB had 183 full-time and 81 part-time employees, total assets of $540.3 million, total loans of $392.6 million, total deposits of $479.8 million, and total shareholders’ equity of $51.1 million.  LCNB common shares are traded on The OTC Bulletin Board (“OTCBB”) under the symbol “LCNB.”

Sycamore National Bank

3209 W. Galbraith Road

Cincinnati, Ohio 45239

(513) 741-0019

Sycamore National Bank ("Sycamore") is a national bank headquartered in Cincinnati, Ohio.  Sycamore was founded in 1880 as a mutual savings association and later converted to a national bank in 1991.  Sycamore operates within Colerain and Green Townships in Cincinnati, Ohio, with its main office located on W. Galbraith Road and its single branch office located on Bridgetown Road.

Sycamore is a community bank serving individuals and small businesses in the Cincinnati area.  Sycamore has a wide variety of loan and deposit products, including personal loans, mortgage loans, home equity loans,  checking accounts, money market accounts, savings accounts, certificates of deposit, and individual retirement accounts.  See also the description of Sycamore beginning on page 17.

At June 30, 2007, Sycamore had 11 full-time and 9 part-time employees, total assets of $48.5 million, total loans of $43.1 million, total deposits of $43.8 million, and total shareholders' equity of $4.5 million.

3

The merger (page 18)

The amended and restated affiliation agreement provides for the merger of Sycamore into the Bank.  The merger cannot be completed unless at least 186,489 Sycamore shares, which is more than two-thirds of the issued and outstanding Sycamore shares, are voted to approve and adopt the amended and restated affiliation agreement and the merger.  The amended and restated affiliation agreement is attached to this document as Annex A and is incorporated in this proxy statement/prospectus by reference.  We encourage you to read the amended and restated affiliation agreement carefully, because it is the legal document that governs the merger.

Merger Consideration (page 32)

Subject to certain adjustments set forth in the amended and restated affiliation agreement and described below, at the effective time of the merger each Sycamore common share will be converted into the right to receive either $33.75 in cash or 2.444 LCNB common shares.   Shareholders of Sycamore will have the option of electing how many of their Sycamore common shares to exchange for cash, and how many shares to exchange for LCNB common shares.

Under the amended and restated affiliation agreement, one-half of the total number of Sycamore common shares outstanding immediately prior to the effective time of the merger must be exchanged for cash, and one-half of the total number of Sycamore shares outstanding immediately prior to the effective time of the merger must be exchanged for LCNB shares.  If the aggregate number of shares for which cash and stock elections are made are not equal to one-half of the outstanding Sycamore shares, then the form of payment you receive may be different than what you requested.

The amended and restated affiliation agreement provides that the per share merger consideration to be received by Sycamore shareholders may be adjusted so that the exchange ratio (i.e., the number of LCNB Shares that Sycamore shareholders will receive in exchange for each LCNB share) may be increased if the average market price of a LCNB share at a specified time prior to the closing date is less than $11.05 and the decline in the market price of a LCNB share is more than a 20% decline, if any, in the SNL Bank Index.

Election procedure (page 33)

On the date on which this proxy statement/prospectus was mailed to you, Registrar and Transfer Company, the exchange agent in the transaction, mailed an election form to you that will permit you to elect the type of consideration you would prefer to receive in exchange for each Sycamore share that you own.  Your options are to:

•

elect to receive all cash,

•

elect to receive all LCNB shares,

•

elect to receive a combination of cash and LCNB shares, or

•

make no election.

All election forms must be properly completed and actually received by the exchange agent by 5:00 p.m., Eastern Time, on the third day preceding the effective time of the merger.  Please do not send your stock certificates with the election forms.

Allocation of LCNB common shares and cash among Sycamore shareholders (page 33)

Under the amended and restated affiliation agreement, one-half of the total number of Sycamore common shares outstanding at the effective time of the merger will be exchanged for cash and one-half of the total number of Sycamore common shares outstanding at the effective time of the merger will be exchanged for

4

LCNB common shares.  If the number of Sycamore common shares designated by Sycamore shareholders in election forms to be exchanged for cash consideration is less than one-half, then each Sycamore shareholder electing cash will receive cash.  The Sycamore common shares of those Sycamore shareholders who did not make an election and, if necessary, those Sycamore shareholders electing to receive LCNB common shares as consideration, will then be exchanged for cash, on a pro rata basis, so that one-half of the outstanding Sycamore common shares are exchanged for cash.  The remainder of the Sycamore common shares will be exchanged for LCNB shares.

If the number of Sycamore common shares designated by Sycamore shareholders in election forms to be exchanged for cash consideration is greater than one-half, then the cash consideration will be allocated among those Sycamore shareholders electing to receive cash on a pro rata basis so that the total number of Sycamore common shares exchanged for cash equals one-half of the number of outstanding Sycamore common shares immediately prior to the effective time of the merger.  The remainder of the Sycamore shares will be exchanged for LCNB common shares.

Special meeting of Sycamore shareholders (page 14)

Sycamore will hold a special meeting of shareholders on December 6, 2007, at 3:00 p.m., Eastern Time, at  3209 W. Galbraith Road, Cincinnati, Ohio 45239. Only holders of record of the outstanding Sycamore shares at the close of business on October 11, 2007 will be entitled to notice of, and to vote at, the special meeting and any adjournment or postponement of the special meeting.  As of such date, there were 279,733 Sycamore common shares issued and outstanding, each of which will be entitled to one vote on each matter properly submitted for vote to the shareholders at the special meeting.

At the special meeting, Sycamore shareholders will be asked to consider and vote upon the following matters:

•

to approve and adopt the amended and restated affiliation agreement, dated as of September 24, 2007, by and among LCNB Corp., The Lebanon-Citizens National Bank (subsequently renamed “LCNB National Bank”) and Sycamore National Bank, and the merger of Sycamore into LCNB National Bank; and

•

to transact such other business that may properly come before the special meeting or any adjournment or postponement of the special meeting.

Required vote (page 15)

The adoption of the amended and restated affiliation agreement and approval of the merger will require the affirmative vote of at least 186,489 Sycamore shares, which is more than two-thirds of the issued and outstanding Sycamore shares entitled to vote at the special meeting.  A quorum, consisting of the holders of a majority of the outstanding Sycamore common shares, must be present in person or by proxy at the special meeting of shareholders before any action can be taken.  Abstentions and broker non-votes will have the effect of a vote “against” the adoption and approval of the amended and restated affiliation agreement.  If you fail to return your properly executed proxy card, the effect will be the same as a vote “against” approval and adoption of the amended and restated affiliation agreement unless you are present and vote at the special meeting.

If you return your properly executed proxy card prior to the special meeting and do not revoke it prior to its use, the Sycamore common shares represented by that proxy card will be voted at the special meeting, or any adjournment or postponement of the special meeting.  The Sycamore common shares will be voted as specified on the proxy card or, in the absence of specific instructions to the contrary, will be voted “FOR” the approval and adoption of the amended and restated affiliation agreement.

5

Vote of management owned shares (page 15)

As of the record date, directors and executive officers of Sycamore and their affiliates collectively owned approximately 26% of the outstanding Sycamore shares.  The affirmative vote of at least two-thirds of the outstanding shares of Sycamore is required to approve the amended and restated affiliation agreement.  All of the directors of Sycamore, who collectively owned approximately 25% of the outstanding Sycamore shares as of the record date, entered into voting agreements with LCNB pursuant to which they agreed to vote 66,301 shares in favor of the adoption and approval of the amended and restated affiliation agreement.

Recommendation to shareholders (page 15)

The Sycamore Board of Directors believes that the merger is in the best interests of Sycamore and its shareholders and unanimously recommends that you vote “FOR” the proposal to approve and adopt the amended and restated affiliation agreement.

Conditions to completion of merger (page 37)

The completion of the merger depends upon the satisfaction of a number of conditions set forth in the amended and restated affiliation agreement, including the adoption of the amended and restated affiliation agreement and approval of the merger by Sycamore shareholders and the receipt of necessary government approvals.  LCNB, the Bank, and Sycamore have filed the applications necessary to obtain approval for the merger from the necessary governmental authorities.

Opinion of Sycamore's financial advisor (page 22)

In deciding to approve the merger, the Sycamore Board of Directors considered the opinion of its financial advisor, Sandler O’Neill & Partners, L.P. , dated September 24, 2007, that the merger consideration to be paid by LCNB to the holders of Sycamore common shares in connection with the merger pursuant to the amended and restated affiliation agreement is fair to Sycamore shareholders from a financial point of view.  The opinion, updated as of October 19, 2007, is attached as Annex B to this proxy statement/prospectus.  We encourage you to read the opinion.

Material federal income tax consequences of the merger (page 42)

Sycamore shareholders may recognize a gain or a loss upon the receipt of cash and/or LCNB shares in the merger.  The actual income tax consequences for each Sycamore shareholder may be different, and you should contact your tax advisor.

Interests of directors and officers (page 40)

Some of the directors and executive officers of Sycamore have interests in the merger that are different from, or in addition to, their interests as shareholders of Sycamore.  These interests include the following:

•

John Calhoun and John Rost have entered into employment agreements with LCNB, which provide for their employment for a certain period of time after the effective time of the merger.  These agreements are described in further detail later in this proxy statement/prospectus.

•

Sycamore has purchased directors’ and officers’ liability insurance for the directors and officers of Sycamore for a period of three years after the merger.  LCNB has also agreed to indemnify the directors, officers and employees of Sycamore for certain actions or omissions in the course of their duties as directors, officers and employees of Sycamore occurring prior to the merger.

6

The Sycamore Board of Directors was aware of these interests of the directors and officers of Sycamore and considered them, among other things, in approving the amended and restated affiliation agreement and the merger.

Resale of LCNB shares (page 42)

LCNB has registered the LCNB shares to be issued in the merger with the Securities and Exchange Commission under the Securities Act of 1933, as amended.  The LCNB shares will be freely transferable, except for LCNB shares received by persons who may be deemed to be affiliates of Sycamore.

Regulatory approvals (page 14)

LCNB has submitted an application to the Office of the Comptroller of the Currency seeking approval of the merger and has sent to the Board of Governors of the Federal Reserve System a request to waive the application requirements.  We anticipate that these regulatory authorities will approve and/or waive the application requirements.  However, there can be no assurance that all requisite approvals will be obtained or waived, that the approvals will be received on a timely basis or that the approvals will not impose conditions or requirements that would so materially reduce the economic or business benefits of the merger that, had such condition or requirement been known, neither LCNB nor Sycamore would have entered into the amended and restated affiliation agreement.

Termination and amendment of the amended and restated affiliation agreement (page 38)

LCNB and Sycamore may agree to terminate the merger at any time before it is completed, even if the Sycamore shareholders have voted to approve the merger.  The amended and restated affiliation agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger for various reasons, including a failure to get the required approvals, material adverse changes, and by mutual written consent.

In the event that the Board of Directors of Sycamore terminates the amended and restated affiliation agreement to comply with its fiduciary duties to shareholders following the receipt of a proposal for an acquisition transaction from a person or entity other than LCNB,  or Sycamore consummates or enters into an agreement relating to an acquisition transaction with any person or entity other than LCNB within 12 months after the amended and restated affiliation agreement is terminated by LCNB due to a willful breach of the amended and restated affiliation agreement by Sycamore, Sycamore will have to pay a termination fee to LCNB of $300,000.

We may amend the amended and restated affiliation agreement in writing at any time before or after the Sycamore shareholders adopt the amended and restated affiliation agreement.  If the Sycamore shareholders have already adopted the amended and restated affiliation agreement, however, we will not amend it without shareholder approval if the amendment would have a material adverse effect on the shareholders.

Dissenters’ rights (page 16)

Federal law provides Sycamore shareholders with dissenters’ rights in the merger.  This means that if you strictly comply with the procedures under federal law, you have the right to receive payment for your Sycamore common  shares based upon an independent determination of their value.  In addition to the summary of dissenters’ rights on page 16, a copy of the provisions of federal law regarding dissenters’ rights to which Sycamore shareholders are entitled is attached to this proxy statement/prospectus as Annex C.

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Risk Factors

In deciding how to vote on the amended and restated affiliation agreement, you should consider carefully all of the information contained in this document, especially the following factors.

Fluctuation in the market price of the LCNB shares may affect the value of the consideration you receive.

Subject to certain adjustments set forth in the amended and restated affiliation agreement and described below, at the effective time of the merger, each Sycamore share will be converted into the right to receive either $33.75 in cash or 2.444 LCNB shares.   On October 19, 2007, the last trading date before we printed this proxy statement/prospectus, the price of LCNB shares closed at $12.85 per share on OTCBB.  Based on that price, 2.444 LCNB shares would be valued at $31.41.

If the average market price of a LCNB share, at a specified date prior to the closing date is less than $11.05 and the decline in the market price of a LCNB share is more than a 20% decline, if any, in the SNL Bank Index during the period between August 3, 2007 and the specified date described above, then the Board of Directors of Sycamore may elect to terminate the amended and restated affiliation agreement and abandon the merger.  If the Board of Directors of Sycamore elects to terminate the amended and restated affiliation agreement, LCNB will have five days in which to elect to increase the exchange ratio so that the exchange ratio multiplied by the average market price of a LCNB share during the measuring period equals 80% of the per share cash amount.  If LCNB elects to increase the exchange ratio, then the election by the Board of Directors to terminate the amended and restated affiliation agreement will be of no further force and effect and the amended and restated affiliation agreement will remain in effect.

The market price of the LCNB shares may fall after the end of the specified date described above and before the closing of the merger.  Further, you will not receive your merger consideration until several weeks after the closing of the merger.  You will not be able to sell your LCNB stock to avoid losses resulting from any decline in the trading prices of LCNB shares during this period.

On the day the merger closes, the market price of a share of LCNB stock may be higher or lower than the market price on the date the amended and restated affiliation agreement was signed, on the date this document was mailed to you, or on the date of the special meeting of shareholders of Sycamore.  Therefore, you cannot be assured of receiving any specific market value of LCNB shares.

You may receive a form of consideration different from the form of consideration you elect

The consideration you receive in the merger is subject to the requirement that one-half of the total number of Sycamore shares outstanding immediately prior to the effective time of the merger must be exchanged for cash.  The amended and restated affiliation agreement contains proration and allocation methods to achieve this result.  If you elect to receive all cash and the available cash is oversubscribed, then you may receive a portion of the merger consideration in the form of LCNB stock. If you elect all stock and the available stock is oversubscribed, then you may receive a portion of the merger consideration in cash.  If you elect a combination of cash and LCNB stock, you may not receive the specific combination of cash and LCNB stock that you request.

8

LCNB may fail to realize the anticipated benefits of the merger.

LCNB and Sycamore may not be able to integrate their operations without encountering difficulties, including the loss of key employees and customers, the disruption of ongoing business or possible inconsistencies in standards, controls, procedures and policies.  Additionally, in determining that the merger is in the best interests of LCNB and Sycamore, each of the LCNB and the Sycamore Boards of Directors considered enhanced earnings opportunities.  There can be no assurance, however, that any enhanced earnings will result from the merger.

Changes in interest rates could reduce LCNB’s income.

LCNB’s net income depends to a great extent on the difference between the interest rates earned on interest-earning assets, such as loans and investment securities, and the interest rates paid on interest-bearing liabilities, such as deposits and borrowings.  These rates are highly sensitive to many factors that are beyond LCNB’s control, including general economic conditions and the policies of various governmental and regulatory agencies.  Changes in interest rates influence the volume of loan originations, the generation of deposits, the yield on loans and investment securities and the cost of deposits and borrowings.  Fluctuations in these areas may adversely affect LCNB.

The termination fee set forth in the amended and restated affiliation agreement may limit the opportunity for Sycamore shareholders to realize a greater price to be paid for their shares.

Sycamore will be required to pay a termination fee in the amount of $300,000 to LCNB if Sycamore terminates the amended and restated affiliation agreement due to a third party offer, or if Sycamore consummates a transaction with a third party within 12 months after LCNB terminates the agreement pursuant to Sycamore’s willful breach of the agreement.

LCNB required Sycamore to agree to these provisions as a condition to LCNB’s willingness to enter into the amended and restated affiliation agreement.  However, these provisions might discourage a third party that might have an interest in acquiring all or a significant part of Sycamore from considering or proposing such an acquisition even if it were prepared to pay consideration with a higher per share market price than the current proposed merger consideration, and the termination fee might result in a potential competing acquirer proposing to pay a lower per share price to acquire Sycamore than it might have otherwise agreed to pay.

The merger is subject to the approval of governmental entities that may impose conditions that could have an adverse effect on LCNB.

The Office of the Comptroller of the Currency and the Board of Governors of the Federal Reserve System must either approve the merger or waive approval of the merger before it may be completed.  These governmental entities may impose conditions on the completion of the merger or require changes to the terms of the merger.  Although LCNB and Sycamore do not currently expect that any such conditions or changes would be imposed, there can be no assurance that they will not be, and such conditions or changes could have the effect of delaying completion of the merger or imposing additional costs on or limiting the revenues of LCNB following the merger, any of which might have a material adverse effect on LCNB following the merger.

Sycamore directors and officers have interests in the merger that are different from, or in addition to, those of a shareholder.

Executive officers of Sycamore negotiated the terms of the amended and restated affiliation agreement with their counterparts at LCNB, and the board of directors of Sycamore approved the amended and restated affiliation agreement and is recommending that Sycamore shareholders vote for the amended and restated affiliation agreement.  In considering these facts and the other information contained in this proxy statement/prospectus, you should be aware that some of Sycamore’s executive officers and directors have financial interests in the merger that are different from, or in addition to, the interests of Sycamore common

9

shareholders.  For example, LCNB has entered into employment agreements with certain of the executive officers for a period of time following the completion of the merger.  See "Interests of Directors and Officers" beginning on page 40.

Sycamore shareholders will not control LCNB’s future operations.

Following the merger, Sycamore shareholders in the aggregate will become the owners of approximately 5.4% of the approximately 6,707,312 LCNB common shares anticipated to be outstanding following the issuance of the 341,834 LCNB common shares in the merger and 19,992 shares pursuant to the conversion of Sycamore options.  As a result, former Sycamore shareholders will not have a significant impact on the election of directors or on whether future proposals submitted to a vote of LCNB shareholders are approved or rejected.

LCNB could experience difficulties in managing its growth and effectively integrating Sycamore.

LCNB may not be able to manage its growth adequately and profitably or to integrate the operations of Sycamore effectively.  Acquiring Sycamore will involve risks commonly associated with acquisitions, including, without limitation, potential exposure to liabilities of Sycamore, difficulty  and expense of integrating the operations and personnel of Sycamore, potential disruption to the business of Sycamore and the Bank, potential diversion of the time and attention of management of these entities and impairment of relationships with, and the possible loss of, key employees and customers of these entities.

Future governmental regulation and legislation could limit LCNB’s future growth.

LCNB and the Bank are subject to extensive regulation, supervision and legislation that govern almost all aspects of the operations of LCNB and the Bank.  These laws may change from time to time and are primarily intended for the protection of consumers, depositors and deposit insurance funds.  The impact of any changes to these laws may negatively affect LCNB’s ability to expand its services and to increase the value of its business.  While we cannot predict what effect any presently contemplated or future changes in the laws or regulations or their interpretations would have on LCNB, these changes could be materially adverse to LCNB’s stockholders.

Additional risks and uncertainties could have a negative effect on LCNB’s financial performance.

Additional factors could have a negative effect on the financial performance of LCNB and its subsidiaries and the LCNB common shares.  Such factors include, without limitation, changes in general economic and financial market conditions, changes in competitive conditions, continuing consolidation in the financial services industry, new litigation or changes in existing litigation, losses, customer bankruptcy, claims and assessments.

Forward looking statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements.  Forward-looking statements include the information concerning future results of operations, cost savings and synergies of LCNB and Sycamore after the merger and those statements proceeded by, followed by or that otherwise include the terms “should,” “believe,” “expect,” “anticipate,” “intend,” “may,” “will,” “continue,” “estimate” and other expressions that indicate future events and trends.  Although LCNB and Sycamore believe, in making such statements, that their expectations are based on reasonable assumptions, these statements may be influenced by risks and uncertainties which could cause actual results and trends to be substantially different from historical results or those anticipated, depending on a variety of factors.  These risks and uncertainties include, without limitation:

•

expected cost savings from the merger may not be fully realized or realized within the expected time frame;

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•

revenues following the merger may be lower than expected or deposit withdrawals, operating costs or customer loss and business disruption following the merger may be greater than expected;

•

competition among depository and other financial services companies may increase significantly;

•

costs or difficulties related to the integration of LCNB and Sycamore may be greater than expected;

•

general economic or business conditions, such as interest rates, may be less favorable than expected;

•

adverse changes may occur in the securities market; and

•

legislation or changes in regulatory requirements may adversely affect the businesses in which LCNB is engaged.

You should understand that these factors, in addition to those discussed elsewhere in this document and in documents that have been incorporated by reference, could affect the future results of LCNB and Sycamore and could cause those results to be substantially different from those expressed in any forward-looking statements.  LCNB and Sycamore do not undertake any obligation to update any forward-looking statement to reflect events or circumstances arising after the date of this document.

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Comparative stock prices

LCNB common shares are listed on the OTCBB under the symbol “LCNB.”  Sycamore common shares are not publicly traded.

As of June 30, 2007, there were 6,345,486 LCNB common shares outstanding and held by approximately 613 holders of record.  As of October 11, 2007, there were 279,733 Sycamore common shares outstanding and held by approximately 175 holders of record.

The information presented in the following table reflects the last reported sale prices for LCNB common shares on September 24, 2007, the last trading day preceding our public announcement of the merger, and on October   , the last practicable trading day for which information was available prior to the date of this proxy statement/prospectus.  No assurance can be given as to what the market price of LCNB common shares will be if and when the merger is consummated.

We have calculated the Sycamore equivalent per share price by multiplying the last reported sale price of LCNB common shares on the dates indicated by the relevant exchange ratio calculated in accordance with the terms of the amended and restated affiliation agreement.  The applicable formulas and other assumptions used in calculating the relevant exchange ratios are described under the heading "Summary of Proposed Merger - Amended and Restated Affiliation Agreement" on page 33.

	LCNB	Exchange Ratio	Sycamore equivalent per share price

September 24, 2007	13.95	2.444	$34.09

October 19, 2007	$12.85	2.444	$31.41

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Selected consolidated financial data of LCNB

The tables below contain information regarding the financial condition and earnings of LCNB for the five years ended December 31, 2006, and the six months ended June 30, 2006 and 2007.  This information is based on information contained in LCNB’s quarterly report on Form 10-Q and annual reports on Form 10-K filed with the Securities and Exchange Commission.

SELECTED FINANCIAL DATA

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2007	2006	2006	2005	2004	2003	2002
	(Dollars in thousands, except per share data)
Income Statement:
Interest income	$15,783	14,795	30,548	27,602	25,648	27,437	30,163
Interest expense	6,694	5,638	12,233	9,032	7,368	8,680	10,670
Net interest income	9,089	9,157	18,315	18,570	18,280	18,757	19,493
Provision for loan losses	83	34	143	338	489	658	348
Net interest income after provision for loan losses	9,006	9,123	18,172	18,232	17,791	18,099	19,145
Non-interest income	4,103	4,099	8,345	7,956	7,659	6,797	5,623
Non-interest expenses	9,149	8,922	17,838	17,243	16,404	15,725	15,705
Income before income taxes	3,960	4,300	8,679	8,945	9,046	9,171	9,063
Provision for income taxes	965	1,082	2,165	2,240	2,450	2,434	2,523
Net income	$2,995	3,218	6,514	6,705	6,596	6,737	6,540

Per Share (1):
Basic earnings per share	$0.47	0.49	1.00	1.01	0.98	0.99	0.95
Diluted earnings per share	$0.47	0.49	1.00	1.01	0.98	0.99	0.95
Dividends declared per share	$0.31	0.30	0.60	0.58	0.56	0.53	0.505
Book value at period end	$8.06	7.98	7.99	7.94	7.86	7.77	7.54

Balance Sheet:
Securities	$97,982	115,303	114,474	136,686	116,495	153,901	139,049
Loans, net of unearned income	394,640	373,503	390,370	359,801	336,590	317,833	324,832
Allowance for loan losses	2,050	2,051	2,050	2,150	2,150	2,150	2,000
Total assets	540,292	546,081	548,215	539,501	522,251	523,608	506,751
Total deposits	479,846	490,910	478,615	481,475	463,900	463,033	442,220
Short-term borrowings	1,253	251	15,370	1,031	1,269	633	3,022
Long-term debt	5,000	40	-	2,073	2,137	4,197	6,253
Total shareholders’ equity	51,129	51,916	50,999	52,022	52,296	52,448	51,930

Selected Financial Ratios and Other Data:
Return on average assets	1.11%	1.20%	1.19%	1.25%	1.29%	1.31%	1.32%
Return on average equity	11.69%	12.41%	12.48%	12.80%	12.56%	12.64%	13.00%
Equity-to-assets ratio	9.46%	9.51%	9.30%	9.64%	10.01%	10.02%	10.25%
Dividend payout ratio	65.96%	61.22%	60.00%	57.43%	57.14%	53.54%	53.16%
Net interest margin, fully- taxable equivalent	3.85%	3.92%	3.84%	3.99%	4.02%	4.09%	4.39%

(1)

All per share data have been adjusted to reflect a 100% stock dividend accounted for as a stock split in 2004 and 2007.

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Sources of information

LCNB provided all information in this proxy statement/prospectus relating to it, and Sycamore provided all information in this proxy statement/prospectus relating to it.  Each party is responsible for the accuracy of its information.

You should rely only on the information which is contained in this document or to which we have referred in this document.  We have not authorized anyone to provide you with information that is different.

Votes required

Approval of the amended and restated affiliation agreement requires the holders of at least two-thirds of the outstanding Sycamore shares, or 186,489 shares, to vote in favor of the amended and restated affiliation agreement and approve the merger.  As of June 30, 2007, the directors and executive officers of Sycamore and Sycamore Bank and the affiliates of such directors and executive officers had sole or shared voting power with respect to 73,325 Sycamore shares, or 26.2% of the outstanding Sycamore shares.  The directors of Sycamore have entered into voting agreements with LCNB pursuant to which they have agreed to vote 66,301 Sycamore shares for the adoption and approval of the amended and restated affiliation agreement and the merger.

Regulatory approval required

LCNB has submitted an application to the Office of the Comptroller of the Currency seeking approval of the merger and a request for a waiver of approval from the Board of Governors of the Federal Reserve System.  We anticipate that these regulatory authorities will approve or waive the application requirements.  However, there can be no assurance that all requisite approvals and/or waivers will be obtained, that the approvals and/or waivers will be received on a timely basis, or that the approvals and/or waivers will not impose conditions or requirements that would so materially reduce the economic or business benefits of the merger that, had such condition or requirement been known, neither LCNB nor Sycamore would have entered into the amended and restated affiliation agreement.  In the event that the Office of the Comptroller of the Currency grants approval of the transaction, such approval (i) only reflects the Office of the Comptroller of the Currency's view that the combination does not contravene applicable competitive standards imposed by law and is consistent with regulatory policies relating to safety and soundness; (ii) is not an opinion that the proposed combination is financially favorable to the shareholders or that the Office of the Comptroller of the Currency has considered the adequacy of the terms of the transaction; and (iii) is not an endorsement of, or recommendation for, the combination.

Tax Consequences

Please see “Material Federal Income Tax Consequences” on page 42.

The Special Meeting of Sycamore Shareholders

Purpose, time and place

This proxy statement/prospectus is being sent to you in connection with the solicitation of proxies by the Sycamore Board of Directors for use at the special meeting to be held at 3:00 p.m., on December 6, 2007, at 3209 W. Galbraith Road, Cincinnati, Ohio 45239.  At the special meeting, shareholders will be asked to consider and vote upon the following matters:

•

to approve and adopt the Amended and Restated Affiliation Agreement, dated as of September 24, 2007, by and between LCNB Corp., Lebanon-Citizens National Bank (subsequently renamed “LCNB National Bank”) and Sycamore National Bank, which provides for the merger of Sycamore into LCNB National Bank; and

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•

to transact such other business that may properly come before the special meeting or any adjournment or postponement of the special meeting.

The Sycamore Board of Directors believes that the merger is in the best interests of Sycamore and its shareholders and unanimously recommends that you vote “FOR” the proposal to approve and adopt the amended and restated affiliation agreement.

Shares outstanding and entitled to vote; record date

Only shareholders of record on October 11, 2007, will be entitled to notice of and to vote at the special meeting of shareholders.  At the close of business on the record date, October 11, 2007, there were 279,733 Sycamore common shares issued and outstanding and entitled to vote.  The Sycamore shares were held of record by approximately 175 shareholders.  Each Sycamore share entitles the holder to one vote on all matters properly presented at the special meeting of shareholders.

Votes required

Approval of the amended and restated affiliation agreement requires the holders of at least two-thirds of the outstanding Sycamore shares, or 186,489 shares, to vote in favor of the amended and restated affiliation agreement.  As of June 30, 2007, the directors and executive officers of Sycamore and the affiliates of such directors and executive officers had sole or shared voting power with respect to 73,325 Sycamore shares, or 26.2% of the outstanding Sycamore shares.  The directors of Sycamore have entered into voting agreements with LCNB pursuant to which they have agreed to vote 66,301 Sycamore shares for the adoption and approval of the amended and restated affiliation agreement.

Each share of Sycamore is entitled to one vote on the proposal.  A quorum, consisting of the holders of a majority of the outstanding Sycamore shares, must be present in person or by proxy at the special meeting before any action can be taken.  Under federal law, only votes cast in favor of a proposal count as being voted for the proposal.  Therefore, abstentions and broker non-votes will have the effect of a vote against the adoption and approval of the amended and restated affiliation agreement.  Also, if you fail to return your properly executed proxy card, the effect will be the same as a vote “AGAINST” adoption and approval of the amended and restated affiliation agreement unless you are present and vote at the special meeting.

If you return your properly executed proxy card prior to the special meeting and do not revoke it prior to its use, the Sycamore shares represented by that proxy card will be voted at the special meeting or any adjournment of the special meeting.  The Sycamore shares will be voted as specified on the proxy card or, in the absence of specific instructions to the contrary, will be voted “FOR” the approval and adoption of the amended and restated affiliation agreement.

Voting, solicitation and revocation of proxies

A proxy card for use at the special meeting of shareholders accompanies each copy of this proxy statement/prospectus mailed to Sycamore shareholders.  This proxy is solicited by the Sycamore Board of Directors.  Whether or not you attend the special meeting, the Sycamore Board of Directors urges you to return the enclosed proxy card.  If you have executed a proxy, you may revoke it at any time before a vote is taken at the special meeting by:

*

filing a written notice of revocation with the Secretary of Sycamore, at 3209 W. Galbraith Road, Cincinnati, Ohio 45239;

*

executing and returning a later-dated proxy received by Sycamore prior to a vote being taken at the special meeting; or

*

attending the special meeting and giving notice of revocation in person.

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Your attendance at the special meeting will not, by itself, revoke your proxy.

If you are a Sycamore shareholder whose shares are not registered in your own name, you will need additional documentation from your record holder in order to vote your shares in person at the special meeting.

We do not expect any matter other than the amended and restated affiliation agreement to be brought before the Sycamore special meeting of shareholders.  If any other matters are properly brought before the special meeting for consideration, shares represented by properly executed proxies will be voted in the discretion of the persons named in the proxy card in accordance with their best judgment.

Sycamore will pay all costs incurred in connection with the solicitation of proxies on behalf of the Sycamore Board of Directors.  Proxies will be solicited by mail and may also be solicited, for no additional compensation, by officers, directors or employees of Sycamore.  Sycamore will also pay the standard charges and expenses of brokerage houses, voting trustees, banks, associations and other custodians, nominees and fiduciaries, who are record holders of Sycamore shares not beneficially owned by them, for forwarding the proxy materials to, and obtaining proxies from, the beneficial owners of Sycamore shares entitled to vote at the special meeting of shareholders.

Dissenters’ rights

General. Under national banking laws, Sycamore shareholders have the right to dissent from the merger and to obtain payment of the value of their shares of Sycamore common stock in the event the merger is completed. If you are contemplating exercising your right to dissent, we urge you to read carefully the provisions of 12 U.S.C. Section 215a of the National Bank Act, which is attached to this proxy statement/prospectus as Annex C, and consult with your legal counsel before electing or attempting to exercise these rights. A discussion of the provisions of the statute is included here. The discussion describes the steps that you must take if you want to exercise your right to dissent. You should read this summary and the full text of the law. You should send or deliver any written notice or demand required concerning your exercise of dissenters’ rights to the attention of Sycamore National Bank, John Calhoun, 3209 W. Galbraith Road, Cincinnati, Ohio 45239.

How to Be Eligible For Dissenters’ Rights. To be eligible for dissenters’ rights, you must either vote against the merger, or give written notice of your intention to claim dissenters’ rights at or prior to the Sycamore special meeting to the presiding officer of the special meeting.

Notice to Demand Payment. If the merger is consummated, within 30 days after the effective date of the merger, a shareholder eligible to exercise his or her dissenters’ rights must request payment of the value of his or her Sycamore shares from, and surrender his or her stock certificates representing Sycamore common stock to, LCNB National Bank, Attn: Stephen P. Wilson, 2 N. Broadway, Lebanon, Ohio 45036.

Failure to Comply with Notice to Demand Payment. You must take each step in the indicated order and in strict compliance with the statute to maintain and exercise your dissenters’ rights. If you fail to follow the steps, you will lose the right to dissent and you will receive the merger consideration described in this document for each share of Sycamore common stock that you hold.

How the Value of Shares is Determined. The value of the shares of any dissenting shareholder will be determined, as of the effective date of the merger, by an appraisal made by a committee of three persons. The committee will consist of one person selected by the vote of the holders of the majority of the shares whose owners are entitled to payment as a dissenter, one person selected by the board of directors of LCNB National Bank (as the surviving bank of the merger) and one person selected by the two so selected. The valuation agreed upon by any two of the three appraisers will govern.

If the value so fixed is not satisfactory to any dissenting shareholder who has requested payment, that shareholder may, within five days after being notified of the appraised value of his shares, appeal to the Office

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of the Comptroller for the Currency (“OCC”). The OCC is required to cause a reappraisal to be made, which will be final and binding (subject to judicial review in certain circumstances). If, for any reason, one or more of the appraisers is not selected as provided above within 90 days from the effective date of the merger, or if the appraisers fail to determine the value of such shares within the 90 days, the OCC is required, upon written request of any interested party, to cause an appraisal to be made that will be final and binding on all parties (subject to judicial review in certain circumstances). The expenses of the OCC in making the reappraisal or the appraisal, as the case may be, will be paid by LCNB. The ascertained value of the shares will be paid promptly to the dissenting shareholders. For more information regarding the OCC’s stock appraisal process, shareholders may contact the Office of the Comptroller for the Currency, Corporate Activity Division, 250 E Street, S.W., Washington, D.C. 20219 (Telephone: (202) 874-5000).

A shareholder will not be permitted to split his or her vote; if a shareholder intends to vote, he or she must vote all of his or her shares either for or against the merger. The discussion in this section is only a summary of the rights and obligations of dissenting shareholders and is qualified in its entirety by reference to the applicable provisions of 12 U.S.C. Section 215a, which is attached hereto as Annex C.

FAILURE TO FOLLOW THE PROCEDURES SET FORTH IN 12 U.S.C. SECTION 215a, REGARDING DISSENTERS’ RIGHTS WILL CONSTITUTE A WAIVER OF APPRAISAL RIGHTS. SHAREHOLDERS MAY WISH TO CONSULT INDEPENDENT COUNSEL BEFORE EXERCISING DISSENTERS’ RIGHTS.

The parties to the Amended and Restated Affiliation Agreement

LCNB

LCNB Corp.

2 N. Broadway

Lebanon, Ohio 45036

(513) 932-1414

LCNB Corp. (“LCNB”), an Ohio corporation formed in December, 1998, is a financial holding company headquartered in Lebanon, Ohio.  Through its subsidiaries, LCNB National Bank (the “Bank”) and Dakin Insurance Agency, Inc. (“Dakin”), LCNB is engaged in the commercial banking and insurance agency businesses.

The predecessor of LCNB, the Bank, was formed as a national banking association in 1877.  On May 19, 1999, the Bank became a wholly-owned subsidiary of LCNB.  The Bank’s main office is located in Warren County, Ohio and 21 branch offices are located in Warren, Butler, Clinton, Clermont, Montgomery, and Hamilton Counties, Ohio.  In addition, the Bank operates 28 automated teller machines (“ATMs”) in its market area.

The Bank is a full service community bank offering a wide range of commercial and personal banking services.  Deposit services include checking accounts, NOW accounts, savings accounts, Christmas and vacation savings, money market deposit accounts, Classic 50 accounts (a Senior Citizen program), individual retirement accounts, and certificates of deposit.  Deposits of the Bank are insured up to applicable limits by the Deposit Insurance Fund, which is administered by the Federal Deposit Insurance Corporation (the “FDIC”).

At June 30, 2007, LCNB had 183 full-time and 81 part-time employees, total assets of $540.3 million, total loans of $392.6 million, total deposits of $479.8 million, and total shareholders’ equity of $51.1 million.  LCNB common shares are traded on the Over The Counter Bulletin Board (“OTCBB”) under the symbol “LCNB.”

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Sycamore

Sycamore National Bank

3209 W. Galbraith Road

Cincinnati, Ohio 45239

(513) 741-0019

Sycamore is a national bank headquartered in Cincinnati, Ohio.  Sycamore was founded in 1880 as a mutual savings association and later converted to a national bank in 1991.  Sycamore operates within Colerain and Green Townships in Cincinnati, Ohio, with its main office located on W. Galbraith Road and its single branch office located on Bridgetown Road.

Sycamore is a community bank serving individuals and small businesses in the Cincinnati area.  Sycamore has a wide variety of loan and deposit products, including personal loans, mortgage loans, home equity loans, checking accounts, money market accounts, savings accounts, certificates of deposit,  individual retirement accounts, business deposit and money market accounts, business checking accounts and various business loans.

At June 30, 2007, Sycamore had 11 full-time and 9 part-time employees, total assets of $48.5 million, total loans of $43.1 million, total deposits of $43.8 million, and total shareholders' equity of $4.5 million.

The Merger

If the holders of at least two-thirds of the Sycamore shares adopt the amended and restated affiliation agreement, if the necessary regulatory approvals are received and if all conditions to the completion of the merger are satisfied or waived, the acquisition of Sycamore by LCNB will be accomplished through the merger of Sycamore with and into the Bank.

Background and reasons for the merger

Background of the merger

From time to time, the Sycamore Board of Directors has considered various strategic alternatives for Sycamore in light of, and in response to, trends in the financial institution industry.  The Sycamore Board of Directors has also been sensitive to the desire for greater investment liquidity expressed by certain shareholders from time to time.  These considerations prompted the Sycamore Board of Directors to consider whether the long-term best interest of Sycamore’s shareholders, employees and customers would best be served by remaining independent or by Sycamore affiliating with another company.

On April 5, 2007, Sycamore retained Sandler O'Neill & Partners L.P. (“Sandler O'Neill”). Sandler O'Neill's initial task was to assist the Sycamore Board of Directors in identifying a group of companies that would potentially have an interest in affiliating with Sycamore. As a result of this analysis, the Sycamore Board of Directors instructed Sandler O'Neill to initiate a process that would determine the level of interest these companies had in affiliating with Sycamore and the level of consideration each would be willing to pay.  Sandler O'Neill prepared a June 2007 Confidential Information Memorandum and distributed it to those companies identified by the Sycamore Board of Directors and Sandler O'Neill that had expressed an interest in affiliating with Sycamore.  As a result, Sandler O'Neill received five expressions of interest (setting forth certain material terms of a potential transaction) from potential acquirors of Sycamore.  Subsequently, Sandler O'Neill analyzed the expressions of interest received and presented the results of its analysis to Sycamore’s Board of Directors on June 20, 2007.

After deliberation, the Sycamore Board of Directors instructed Sandler O'Neill to pursue the expression of interest made by LCNB Corp. (“LCNB”).  In pursuing a transaction with LCNB, Sandler O'Neill was instructed by the Sycamore Board of Directors to negotiate certain aspects of the expression of interest with LCNB's investment bankers.  These negotiations resulted in a higher price than originally presented in the

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indication of interest as well as clarity of certain other proposed terms.  On June 27, 2007, Sandler O'Neill received from LCNB an updated letter of interest that reflected these changes and included a 30-day exclusivity agreement.  On June 28, 2007, in a telephonic meeting of the Sycamore Board of Directors, the board unanimously agreed to grant the 30-day exclusivity period and pursue a potential transaction with LCNB.  Reasons cited by the Sycamore Board of Directors to pursue a transaction with LCNB included a strong purchase price, complementary business cultures, potential for a partial liquidity event for Sycamore shareholders, and a belief that the pro forma entity would be a strong investment for Sycamore shareholders and a good bank for both its customers and employees.

Over the next few weeks, LCNB and Sycamore each conducted due diligence on the other and actively negotiated the terms of a definitive acquisition agreement.  On August 6, 2007, the Sycamore Board of Directors met with representatives of Sandler O'Neill and Frost Brown Todd LLC ("FBT"), Sycamore's special legal counsel, to review the terms of the proposed definitive acquisition agreement.  FBT representatives advised the Sycamore Board of Directors regarding certain legal matters related to the proposed transaction, including the fiduciary obligations of Sycamore's directors in connection with their consideration of the proposed definitive acquisition agreement.  FBT representatives also presented information about the proposed merger, including information related to LCNB and key terms related to structure, covenants, representations and warranties, and the regulatory and shareholder approvals required to complete the proposed merger.  A representative of Sandler O'Neill then presented a financial analysis of the transaction and orally advised the Sycamore Board of Directors of its opinion that, as of August 6, 2007, the amount of merger consideration to be paid by LCNB in the merger (the choice of cash and/or stock in LCNB) was fair, from a financial perspective, to the Sycamore shareholders.  At that same meeting, the Sycamore directors reviewed the proposed acquisition agreement and asked questions concerning its provisions and the proposed merger of Sycamore into LCNB National Bank.

On August 13, 2007, the Sycamore Board of Directors again met with representatives of Sandler O'Neill and FBT.  At this meeting, FBT representatives advised the Sycamore directors of certain revisions to the previous draft of the proposed acquisition agreement and reviewed with the directors the entire acquisition agreement.  A representative of Sandler O'Neill then delivered an updated financial analysis of the transaction and an updated opinion that the merger consideration to be received by the Sycamore shareholders in the proposed merger was fair from a financial point of view to Sycamore’s shareholders.  Following the Sandler O'Neill presentation, Sycamore directors asked questions of Sycamore's chairman, president, representatives of FBT and the Sandler O'Neill representatives.  Following a period of discussion and responses to director questions, upon motion duly made and seconded, the Sycamore Board of Directors unanimously approved the LCNB proposed acquisition agreement and authorized the appropriate officers of Sycamore to execute the definitive acquisition agreement.  On the afternoon of August 13, 2007, LCNB and Sycamore entered into a definitive affiliation agreement (the “affiliation agreement”).

Subsequent to the signing of the affiliation agreement, Sycamore determined that it had 2,100 more issued and outstanding common shares than it had disclosed in the affiliation agreement.  Representatives from Sandler O'Neill, Stifel Nicolaus, Sycamore and LCNB agreed that in order to keep the aggregate merger consideration level and the same as it was prior to the discovery of the additional outstanding Sycamore common shares, Sycamore and LCNB should amend and restate the affiliation agreement to lower the price per common share from $34.00 to $33.75, and the exchange ratio of LCNB common shares for Sycamore common shares from 2.462 to 2.444.  LCNB and Sycamore entered into an amended and restated affiliation agreement reflecting such changes on September 24, 2007.

LCNB’s reasons for the merger

LCNB Corp. in reaching its determination to adopt and approve the amended and restated affiliation agreement, the board of directors consulted with LCNB management, legal consultants from Dinsmore & Shohl and investment bankers from Stifel, Nicolaus & Company, Incorporated ("Stifel Nicolaus") and considered the following material factors in support of the board’s approval:

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 •

the long-term interests of LCNB and its shareholders, as well as the interests of LCNB employees, customers, creditors and the communities in which LCNB operates;

 •

information concerning the business, earnings, operations, financial condition and prospects of Sycamore, both individually and on a combined basis, including information with respect to the past earnings performance of each of LCNB and Sycamore;

 •

the opportunity for the Bank to obtain a presence in a large and attractive market;

 •

the opportunity to benefit from cost savings and other benefits of size and operating efficiencies;

 •

the prospects for LCNB to benefit, over the long term, from increased financial strength and growth;

 •

the potential accretion to LCNB earnings per share and book value per share;

 •

the opinion of Stifel Nicolaus that, as of the date of the merger agreement, the consideration to be paid in the merger was fair, from a financial point of view to LCNB's shareholders;

 •

the likelihood of completing the merger, including, in particular, obtaining regulatory approvals; and

 •

the belief that the merger should assist LCNB in maintaining its status as an independent holding company and the Bank in maintaining its status as a community bank.

The board of directors of LCNB also considered a variety of risks and other potentially negative factors in deliberations concerning the merger. In particular, the board of directors of LCNB considered:

 •

the risks associated with a fixed exchange ratio for a portion of the merger consideration, including the possibility that the value of LCNB common stock that the Sycamore shareholders receive in the merger could vary depending on the market price of LCNB’s common stock at the effective time of the merger;

 •

the costs associated with the regulatory approval process, the costs associated with calling a special meeting of the Sycamore shareholders and other merger-related costs; and

 •

the risks associated with combining the operations of Sycamore with LCNB’s existing operations, including difficulty in combining corporate, accounting, financial information and information systems.

The board of directors of LCNB did not receive a quantitative analysis of the factors listed above. However, the board of directors of LCNB concluded that the anticipated benefits of the merger outweighed the possible detriments.

This discussion is not intended to be exhaustive but includes the material information and factors considered by the LCNB board of directors in its consideration of the merger. In view of the wide variety of factors considered, the LCNB board of directors did not assign relative weights to the specific factors considered in reaching its determination. The determination was made after consideration of all of the factors as a whole. In addition, individual members of the LCNB board of directors may have given different weights to different factors.

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Sycamore’s reasons for the merger

In reaching its decision to approve the amended and restated affiliation agreement and merger and to recommend adoption of the amended and restated affiliation agreement and approval of the merger to the shareholders of Sycamore, the Sycamore Board of Directors consulted with its advisors and independently considered the amended and restated affiliation agreement and the transactions contemplated thereby.  Sycamore’s Board of Directors, in determining to recommend adoption of the amended and restated affiliation agreement and approval of the merger to Sycamore’s shareholders, considered the following factors in concluding that the merger will be beneficial to Sycamore and its shareholders:

 •

the financial terms of the merger.

 •

its familiarity with, and information provided by Sandler O'Neill and LCNB as to, the business, financial condition, results of operations, current business strategy and future prospects of LCNB;

 •

the nature of the markets in which Sycamore operates and Sycamore’s position in such markets;

 •

its understanding of the potential for a greater range of products and services that the combined bank could provide to customers;

 •

the historical prices per share and private trading activity of Sycamore common stock and the fact that the merger consideration would enable Sycamore shareholders to realize a premium over the prices at which shares of Sycamore’s common stock had previously traded and would provide Sycamore shareholders, with respect to the portion of the merger consideration comprised of LCNB common stock, a more liquid equity investment;

 •

the fact that the aggregate merger consideration represented a 2.17 multiple of Sycamore’s June 30, 2007 stated common equity and a 36.1 multiple of Sycamore’s net income for the twelve months ending June 30, 2007;

 •

the expectation that, with respect to the portion of the merger consideration comprised of LCNB common stock, the merger will qualify as a transaction of a type that is generally tax-free to Sycamore shareholders for U.S. federal income tax purposes;

 •

the treatment of Sycamore employees contemplated by the amended and restated affiliation agreement;

 •

the Board of Directors' view of the risks associated with the prospects for the business and its financial projections and growth targets, given their assessment of the current competitive landscape, including on-going community bank consolidation and a difficult and competitive financial institution environment;

 •

the opinion of Sandler O'Neill that, as of September 24, 2007 and the date of this joint proxy statement/prospectus and based upon and subject to the various assumptions and limitations set forth therein, the merger consideration to be received by Sycamore's shareholders pursuant to the amended and restated affiliation agreement was fair from a financial point of view to such shareholders.  The full text of the written opinion of Sandler O'Neill, as updated, is attached as Annex B to this prospectus/proxy statement.  Sycamore’s shareholders should read the opinion in its entirety;

 •

the fact that Sycamore, with the assistance of Sandler O'Neill, had conducted an extensive set of discussions with potential parties to a business combination that was designed to determine both interest in and valuation for such a potential transaction with Sycamore;

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 •

the fact that Sycamore and Sandler O'Neill had conducted an extensive sales process and bidding procedure that was designed to determine the highest value attainable in such a potential transaction and the merger consideration contemplated by the amended and restated affiliation agreement is greater than any amount offered under the sales process and bidding procedure conducted by Sandler O'Neill;

 •

the fact that consummation of the merger would permit the Sycamore shareholders the opportunity to participate in the future growth prospects of LCNB;

 •

the ability of Sycamore under certain circumstances set forth in the amended and restated affiliation agreement to provide non-public information to, and engage in discussions with, third parties that propose an alternative transaction; and its view that the terms of the amended and restated affiliation agreement, including the termination fee, would not preclude the Sycamore Board of Directors from evaluating an unsolicited superior proposal for an alternative transaction involving Sycamore;

 •

the risks described under "Risk Factors" beginning on page 8 of this proxy statement/prospectus;

 •

the fees and expenses associated with completing the merger; and

 •

the fact that the merger consideration and the terms and conditions of the amended and restated affiliation agreement were the result of arm’s-length negotiations between LCNB and Sycamore.

In view of the variety of factors considered in connection with its evaluation of the amended and restated affiliation agreement and the merger, the Sycamore Board of Directors considered the factors as a whole and did not find it practicable to and did not quantify or otherwise assign relative weight to the specific factors considered in reaching its determination.  In addition, individual members of the Sycamore Board of Directors may have given different weight to different factors.  The explanation of Sycamore's reasons for the proposed merger set forth above contain forward-looking statements and, therefore, should be read in light of the factors discussed under "Forward-Looking Statements" on page 10 of this proxy statement/prospectus.

Opinion of Sycamore’s financial advisor

By a letter agreement dated April 19, 2007, Sycamore retained Sandler O’Neill to act as its financial advisor in connection with a possible business combination.  Sandler O’Neill is a nationally recognized investment banking firm whose principal business specialty is financial institutions.  In the ordinary course of its investment banking business, Sandler O’Neill is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.

Sandler O'Neill acted as financial advisor to Sycamore in connection with the proposed merger and participated in certain of the negotiations leading to the affiliation agreement and the amended and restated affiliation agreement.  At the September 24, 2007 meeting at which Sycamore's board considered and approved the amended and restated affiliation agreement, Sandler O'Neill delivered to the board its oral opinion, subsequently confirmed in writing that, as of such date, the merger consideration was fair to Sycamore's shareholders from a financial point of view.  The full text of Sandler O’Neill’s opinion is attached as Annex B to this document. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Sandler O’Neill in rendering its opinion.  The description of the opinion set forth below is qualified in its entirety by reference to the opinion.  Sycamore shareholders are urged to read the entire opinion carefully in connection with their consideration of the proposed merger.

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Sandler O’Neill’s opinion speaks only as of the date of the opinion.  The opinion is directed to the Sycamore board and speaks only to the fairness from a financial point of view of the merger consideration to Sycamore shareholders.  It does not address the underlying business decision of Sycamore to engage in the merger or any other aspect of the merger and is not a recommendation to any Sycamore shareholder as to how such shareholder should vote at the special meeting with respect to the merger, the form of consideration such shareholder should elect or any other matter.

In connection with rendering its September 24, 2007 opinion, Sandler O’Neill reviewed and considered, among other things:

•

the amended and restated affiliation agreement;

•

certain financial statements and other historical financial information of Sycamore as provided by senior management of Sycamore that Sandler O’Neill deemed relevant;

•

certain publicly available financial statements and other historical financial information of LCNB that Sandler O’Neill deemed relevant;

•

internal financial projections for Sycamore for the years ending December 31, 2007 through December 31, 2010 as provided by the management of Sycamore;

•

internal financial projections for LCNB for the years December 31, 2007 through December 31, 2010 as provided by the management of  LCNB;

•

the pro forma financial impact of the Merger on LCNB, based on assumptions relating to transaction expenses, purchase accounting adjustments, cost savings and other synergies estimated by the senior management of LCNB and Sycamore;

•

the publicly reported historical price and trading activity for LCNB’s common stock, including a comparison of certain financial and stock market information for LCNB with similar publicly available information for certain other companies the securities of which are publicly traded;

•

to the extent publicly available, the financial terms of certain recent business combinations in the commercial banking industry;

•

the current market environment generally and the commercial banking environment in particular; and

•

such other information, financial studies, analyses and investigations and financial, economic and market criteria as Sandler O'Neill considered relevant.

Sandler O’Neill also discussed with certain members of senior management of Sycamore the business, financial condition, results of operations and prospects of Sycamore and held similar discussions with certain members of senior management of LCNB regarding the business, financial condition, results of operations and prospects of LCNB.

In performing its review, Sandler O’Neill relied upon the accuracy and completeness of all of the financial information, projections, estimates and other information that was available to it from public sources, that was provided by Sycamore and LCNB or their respective representatives or that was otherwise reviewed by Sandler O’Neill and assumed such accuracy and completeness for purposes of rendering its opinion.  Sandler O’Neill further relied on the assurances of management of Sycamore and LCNB that they were not aware of any facts or circumstances that would make any of such information inaccurate or misleading.  Sandler O’Neill was not asked to undertake, and did not undertake, an independent verification of any of such information and Sandler O’Neill did not assume any responsibility or liability for the accuracy or completeness thereof.  Sandler O’Neill did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets

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or the liabilities (contingent or otherwise) of Sycamore or LCNB or any of their subsidiaries, or the collectibility of any such assets, nor was Sandler O’Neill furnished with any such evaluations or appraisals.  Sandler O’Neill did not make an independent evaluation of the adequacy of the allowance for loan losses of Sycamore or LCNB, nor did Sandler O’Neill review any individual credit files relating to Sycamore or LCNB.  Sandler O’Neill assumed, with Sycamore’s consent, that the respective allowances for loan losses for both Sycamore and LCNB were adequate to cover such losses and will be adequate on a pro forma basis for the combined entity.

Sandler O’Neill’s opinion was necessarily based upon financial, economic, market and other conditions as they existed on, and could be evaluated as of, the date of its opinion.  Sandler O’Neill assumed, in all respects material to its analysis, that each party to such agreements would perform all of the material covenants required to be performed by such party under such agreements and that the conditions precedent in the amended and restated affiliation agreement had not been waived.  Sandler O’Neill also assumed that there had been no material change in Sycamore’s and LCNB’s assets, financial condition, results of operations, business or prospects since the date of the last financial statements made available to them, and that Sycamore and LCNB would remain as going concerns for all periods relevant to its analyses.  Sandler O’Neill, with Sycamore’s consent, relied on the advice Sycamore received from its legal, accounting, and tax advisors as to all legal, accounting, and tax matters relating to the amended and restated affiliation agreement and the other transactions contemplated by the amended and restated affiliation agreement.

The respective internal financial projections for Sycamore and LCNB used and relied upon by Sandler O’Neill in its analyses and the projections of transaction costs, estimates of purchase accounting adjustments, expected cost savings, and other synergies relating to the merger were reviewed with the respective senior managements of Sycamore and LCNB, and such managements confirmed to Sandler O’Neill that they reflected the best currently available estimates and judgments of such managements of the future financial performance of Sycamore and LCNB, both  respectively and related to the combined entity, and Sandler O’Neill assumed that such performances would be achieved.  Sandler O'Neill expressed no opinion as to such estimates and projections or the assumptions on which they were based.  Those estimates and projections, as well as the other estimates used by Sandler O'Neill in its analysis, were based on numerous variables and assumptions which are inherently uncertain and, accordingly, actual results could vary materially from those set forth in such projections.

Financial Analysis by Sandler O’Neill.  The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. The process, therefore, is not necessarily susceptible to a partial analysis or summary description. Sandler O'Neill believes that its analysis must be considered as a whole and that selecting portions of the factors and analyses considered without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors and analyses, could create an incomplete view of the evaluation process underlying their respective opinions.  Also, no company included in the comparative analysis described below is identical to Sycamore or LCNB and no transaction is identical to the merger. In performing its analysis, Sandler also made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of Sycamore, LCNB and Sandler O’Neill.  The analysis performed by Sandler O’Neill is not necessarily indicative of actual values or future results, both of which may be significantly more or less favorable than suggested by such analysis.  Sandler O’Neill prepared its analysis solely for purposes of rendering its opinion and provided such analysis to the Sycamore board at the board’s September 24, 2007 meeting.  Estimates on the values of companies did not purport to be appraisals or necessarily reflect the prices at which companies or their securities might actually be sold.  Such estimates are inherently subject to uncertainty and actual values may be materially different.  Accordingly, Sandler O’Neill’s analysis does not necessarily reflect the value of what LCNB’s common stock will be when issued to Sycamore’s stockholders or the price at which LCNB’s common stock may be sold at any time.

In arriving at its opinion, Sandler O’Neill did not attribute any particular weight to any analysis or factor that it considered.  Rather Sandler O’Neill made its own qualitative judgments as to the significance and relevance of each analysis and factor.  The financial analysis summarized below includes information presented

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in tabular format.  Sandler O’Neill did not form an opinion as to whether any individual analysis or factor (positive or negative) considered in isolation supported or failed to support its opinion; rather Sandler O’Neill made its determination as to the fairness of the per share consideration on the basis of its experience and professional judgment after considering the results of all the analyses taken as a whole.  Accordingly, Sandler O’Neill believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analysis and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including methodologies and assumptions underlying the analyses, could create a misleading  or incomplete view of the process underlying its analysis and opinion.  The tables alone do not constitute complete descriptions of the financial analyses presented in such tables.

At the August 13, 2007 and  the September 24, 2007 meetings of Sycamore’s board of directors, Sandler O’Neill presented certain financial analyses of the merger.  The summary below is not a complete description of the analyses underlying the opinion of Sandler O’Neill or the presentation made by Sandler O’Neill to Sycamore’s board, but is instead a summary of the material analyses performed and presented in connection with its opinion.

Summary of Proposal.  Sandler O’Neill reviewed the financial terms of the proposed transaction.  Pursuant to the amended and restated affiliation agreement, each share of Sycamore common stock issued and outstanding immediately prior to the merger will be converted into the right to receive, (i) $33.75 in cash or (ii) that number of shares of LCNB common stock at an exchange ratio of 2.444 shares of LCNB common stock for each share of Sycamore common stock determined by reference to the 20-day average closing price of LCNB as of August 3, 2007, or a combination of LCNB common stock and cash.  Based upon per-share financial information for Sycamore for the twelve months ended June 30, 2007, Sandler O’Neill calculated the following ratios:

(i) Transaction Ratios

Transaction price / Last twelve months’ earnings per share

 36.1x

Transaction price / Tangible book value per share

 217%

Tangible book premium/Core deposits (1)

14.0%

(1)

Core deposits exclude time deposits with account balances greater than $100,000, which were 13.2% of total deposits.

The aggregate transaction value was approximately $9.67 million.

Stock Trading History.  Sandler O’Neill reviewed the history of the publicly reported trading prices of LCNB’s common stock.  For the one-year and three-year period ended August 10, 2007, Sandler O’Neill compared the relative performance of LCNB’s common stock with the following:

•

the S&P 500 Index,

•

the NASDAQ Bank Index,

•

the S&P Bank Index, and

•

a “Midwest Bank” peer group (1)

During the one-year period ended August 10, 2007, the relative performances were as follows:

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(ii) LCNB's Stock Performance

Beginning Index Value

    Ending Index Value

                    August 10, 2006

     August 10, 2007

LCNB

100.00%

73.2%

S&P 500 Index

100.00

114.3

NASDAQ Bank Index

100.00

92.9

S&P Bank Index

100.00

92.9

Midwest Bank Index

100.00

96.5

During the three-year period ended August 10, 2007, the relative performances were as follows:

(iii) LCNB’s Stock Performance

Beginning Index Value

    Ending Index Value

                    August 10, 2004

     August 10, 2007

LCNB

100.00%

    73.0%

S&P 500 Index

100.00

  134.7

NASDAQ Bank Index

100.00

  105.8

S&P Bank Index

100.00

  107.2

Midwest Bank Index

100.00

    92.7

(1)

Midwest Bank Index is a weighted average (by market capitalization) composite of publicly traded comparable institutions selected by Sandler O’Neill and includes Albank Corp., BNCCORP Inc., Brotherhood Bancshares Inc., Community Central Bank Corp., DCB Financial Corp, Fentura Financial Inc., First Manitowoc Bancorp Inc., Guaranty Federal Bcshs Inc., ISB Financial Corp., Kentucky Bancshares Inc., Landmark Bancorp Inc., NB&T Financial Group Inc., NI Bancshares Corporation, Northern States Financial Corp, PSB Holdings Inc., Rurban Financial Corp. and United Bancshares Inc.

Comparable Company Analysis.  Sandler O’Neill used publicly available information to compare selected financial and market trading information for Sycamore and LCNB to various peer groups selected by Sandler O’Neill.

The “Midwest Bank” peer group for Sycamore consisted of the following companies:

Benton Financial Corp.	Michigan Community Bancorp
BNB Bancorp Inc.	Northern Star Financial Inc.
Capital Directions Inc.	Ohio State Bancshares Inc.
F & M Bancorp	Pandora Bancshares Inc.
First National Bk of Wellston	Tri-State 1st Banc Inc.
First Robinson Financial Corp.	University Bancorp Inc.
IFB Holdings Inc.	Washington Bancorp
Indiana Business Bancorp	Western Reserve Bancorp

The analysis compared publicly available financial information as of and for the most recently reported twelve-month period and market trading information as of August 10, 2007. The table below compares the data for Sycamore and the median data for the comparable peer group.

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(iv) Comparable Group Analysis
	Sycamore	Midwest Bank Peer Group Median
Total assets (in millions)	$48.6	$92.4
Tangible equity/Tangible assets	9.4%	9.2%
Last twelve months return on average assets	0.55%	0.52%
Last twelve months return on average equity	5.97%	4.64%
Price/Tangible book value per share	-	132.%
Price/Last Twelve Months earnings per share	-	18.6x
Market Capitalization (in millions)	-	$12.0

The selected comparable “Midwest Bank” peer group for LCNB consisted of the following companies:

Albank Corp.	Kentucky Bancshares Inc.
BNCCORP Inc.	Landmark Bancorp Inc.
Brotherhood Bancshares Inc.	NB&T Financial Group Inc.
Community Central Bank Corp.	NI Bancshares Corporation
DCB Financial Corp	Northern States Financial Corp
Fentura Financial Inc.	PSB Holdings Inc.
First Manitowoc Bancorp Inc.	Rurban Financial Corp.
Guaranty Federal Bcshs Inc.	United Bancshares Inc.
ISB Financial Corp.

The analysis compared publicly available financial information as of and for the most recently reported twelve-month period and market trading information as of August 10, 2007. The table below compares the data for LCNB and the median data for the comparable peer group.

(v) Comparable Group Analysis

	LCNB	Midwest Bank Peer Group Median
Total assets (in millions)	$540.3	$548.2
Tangible equity/Tangible assets	9.31%	8.91%
Last twelve months return on average assets	1.15%	0.87%
Last twelve months return on average equity	12.1%	9.3%
Price/Tangible book value per share	176.%	144.%
Price/Last Twelve Months earnings per share	14.1x	13.1x
Price/Estimated 2007 earnings per share	14.8x	15.2x
Market Capitalization (in millions)	$88.5	$64.9

Analysis of Selected Merger Transactions.  Sandler O’Neill reviewed 69 merger transactions announced from January 1, 2006 through August 10, 2007 involving Midwest banks in the United States with announced transaction values less than $50 million.

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Sandler O’Neill also reviewed 106 merger transactions announced from January 1, 2006 through August 10, 2007 involving nationwide banks in the United States with announced transaction values less than $20 million.

With respect to the Midwest and Nationwide comparable transactions, Sandler O’Neill reviewed the following multiples in the selected merger transactions:

•

transaction price at announcement to last twelve months’ reported earnings per share;

•

transaction price to tangible book value per share;

•

tangible book premium to core deposits; and

As illustrated in the following table, Sandler O’Neill compared the multiples of the proposed merger to the median multiples of the selected merger transactions.

(vi) Comparable Transaction Multiples

	LCNB/ Sycamore	Midwest Bank Multiple	Nationwide Bank Multiple

Transaction price / Last twelve months earnings per share	36.1x	25.2x	24.3x

Transaction price / Tangible book value per share	217%	199%	184%

Tangible book premium / Core deposits (1)	14.0%	12.0%	11.3%

(1)

Core deposits exclude time deposits with account balances greater than $100,000, which were 13.2% of total deposits.

Discounted Cash Flow Analysis.  Sandler O’Neill performed a discounted cash flow analysis to estimate a range of the present values of after-tax cash flows that Sycamore could provide to equity holders through 2010 on a stand-alone basis, excluding the effects related to the merger.  In performing this analysis, Sandler O’Neill used management estimates of per share net income of $0.78 for 2007, $1.05 for 2008, $1.19 for 2009 and $1.35 in 2010.  The range of values was determined by the present value of the “terminal value” of Sycamore’s common stock.  In calculating the terminal value of Sycamore common stock, Sandler O’Neill applied multiples ranging from 12x to 22x to Sycamore’s 2010 estimated earnings, along with multiples ranging from 100% to 200% of Sycamore’s 2010 estimated tangible book value, both as predicted by senior management of Sycamore.  The dividend stream and the terminal value were then discounted back using discount rates ranging from 9.0% to 15.0%, which range Sandler O’Neill viewed as appropriate for a company with Sycamore’s risk characteristics.  In addition, the net present value of Sycamore’s common stock at December 31, 2010 was calculated using the same range of price to last twelve months earnings multiples (12.0x – 22.0x) applied to a range of discounts and premiums to budget projections.  The range applied to the budgeted net income was 25% under budget to 25% over budget, using a discount rate of 11.50% to the analysis.

This analysis resulted in the following reference ranges of indicated per share values for Sycamore common stock:

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(vii) Present Value Per Share – Based on Price / Earnings; Net Present Value for Period Ending 12/31/2010

Terminal Earnings Multiple

Discount Rate	12x	14x	16x	18x	20x	22x
9.0%	$11.98	$13.93	$15.89	$17.84	$19.80	$21.75
10.0%	$11.58	$13.47	$15.35	$17.24	$19.13	$21.02
11.0%	$11.19	$13.02	$14.84	$16.67	$18.50	$20.32
12.0%	$10.83	$12.59	$14.36	$16.12	$17.89	$19.65
13.0%	$10.47	$12.18	$13.89	$15.60	$17.30	$19.01
14.0%	$10.14	$11.79	$13.44	$15.09	$16.75	$18.40
15.0%	$9.81	$11.41	$13.01	$14.61	$16.21	$17.81

(viii) Present Value Per Share – Based on Tangible Book Value; Net Present Value for Period Ending 12/31/2010

Terminal Tangible Book Multiple

Discount Rate	100%	120%	140%	160%	180%	200%
9.0%	$14.89	$17.82	$20.75	$23.68	$26.60	$29.53
10.0%	$14.39	$17.22	$20.05	$22.88	$25.71	$28.54
11.0%	$13.92	$16.65	$19.39	$22.12	$24.86	$27.59
12.0%	$13.46	$16.10	$18.75	$21.39	$24.04	$26.68
13.0%	$13.02	$15.58	$18.14	$20.69	$23.25	$25.81
14.0%	$12.60	$15.07	$17.55	$20.02	$22.50	$24.97
15.0%	$12.20	$14.59	$16.99	$19.38	$21.78	$24.17

(ix) Present Value Per Share – Based on Price / Earnings; Net Present Value for Period Ending 12/31/2010

Terminal Earnings Multiple

EPS Projection Change from Base Case	12x	14x	16x	18x	20x	22x
(25.0%)	$8.31	$9.66	$11.01	$12.35	$13.70	$15.05
(20.0%)	$8.85	$10.29	$11.73	$13.16	$14.60	$16.03
(15.0%)	$9.39	$10.92	$12.44	$13.97	$15.50	$17.02
(10.0%)	$9.93	$11.55	$13.16	$14.78	$16.39	$18.01
(5.0%)	$10.47	$12.17	$13.88	$15.59	$17.29	$19.00
0.0%	$11.01	$12.80	$14.60	$16.39	$18.19	$19.99
5.0%	$11.55	$13.43	$15.32	$17.20	$19.09	$20.97
10.0%	$12.08	$14.06	$16.03	$18.01	$19.99	$21.96
15.0%	$12.62	$14.69	$16.75	$18.82	$20.88	$22.95
20.0%	$13.16	$15.32	$17.47	$19.63	$21.78	$23.94
25.0%	$13.70	$15.95	$18.19	$20.43	$22.68	$24.92

In connection with their analyses, Sandler O’Neill considered and discussed with the Sycamore board how the present value analyses would be affected by changes in the underlying assumptions, including variations with respect to net income.  Sandler O’Neill noted that the discounted dividend stream and terminal

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value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or future results.

Sandler O’Neill also performed a discounted cash flow analysis to estimate a range of the present values of after-tax cash flows that LCNB could provide to equity holders through 2010 on a stand-alone basis, excluding the effects related to the merger.  In performing this analysis, Sandler O’Neill used management estimates of per share net income of $0.94 for 2007, $1.01 for 2008, $1.08 for 2009 and $1.16 in 2010.  The range of values was determined by the present value of the “terminal value” of LCNB’s common stock.  In calculating the terminal value of LCNB’s common stock, Sandler O’Neill applied multiples ranging from 10x to 20x to LCNB’s 2010 estimated earnings, along with multiples ranging from 100% to 225% of LCNB’s 2010 estimated tangible book value, both as predicted by senior management of LCNB.  The dividend stream and the terminal value were then discounted back using discount rates ranging from 9.0% to 15.0%, which range Sandler O’Neill viewed as appropriate for a company with LCNB’s risk characteristics.  In addition, the net present value of LCNB’s common stock at December 31, 2010 was calculated using the same range of price to last twelve months earnings multiples (10.0x – 20.0x) applied to a range of discounts and premiums to budget projections.  The range applied to the budgeted net income was 25% under budget to 25% over budget, using a discount rate of 11.50% to the analysis.

This analysis resulted in the following reference ranges of indicated per share values for LCNB common stock:

(x) Present Value Per Share – Based on Price / Earnings; Net Present Value for Period Ending 12/31/2010

Terminal Earnings Multiple

Discount Rate	10x	12x	14x	16x	18x	20x
9.0%	$10.21	$11.85	$13.49	$15.13	$16.77	$18.40
10.0%	$9.87	$11.45	$13.03	$14.61	$16.19	$17.77
11.0%	$9.55	$11.07	$12.60	$14.12	$15.64	$17.17
12.0%	$9.24	$10.71	$12.18	$13.65	$15.12	$16.59
13.0%	$8.94	$10.36	$11.78	$13.20	$14.61	$16.03
14.0%	$8.66	$10.03	$11.40	$12.76	$14.13	$15.50
15.0%	$8.38	$9.71	$11.03	$12.35	$13.67	$15.00

(xi) Present Value Per Share – Based on Tangible Book Value; Net Present Value for Period Ending 12/31/2010

Terminal Tangible Book Multiple

Discount Rate	100%	125%	150%	175%	200%	225%
9.0%	$8.76	$10.44	$12.13	$13.81	$15.50	$17.18
10.0%	$8.47	$10.10	$11.72	$13.35	$14.97	$16.60
11.0%	$8.20	$9.77	$11.33	$12.90	$14.47	$16.03
12.0%	$7.94	$9.45	$10.96	$12.47	$13.98	$15.49
13.0%	$7.68	$9.14	$10.60	$12.06	$13.52	$14.98
14.0%	$7.44	$8.85	$10.26	$11.67	$13.08	$14.48
15.0%	$7.21	$8.57	$9.93	$11.29	$12.65	$14.01

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(xii) Present Value Per Share – Based on Price / Earnings; Net Present Value for Period Ending 12/31/2010

Terminal Earnings Multiple

EPS Projection Change from Base Case	10x	12x	14x	16x	18x	20x
(25.0%)	$7.52	$8.64	$9.77	$10.89	$12.01	$13.13
(20.0%)	$7.90	$9.09	$10.29	$11.49	$12.68	$13.88
(15.0%)	$8.27	$9.54	$10.81	$12.09	$13.36	$14.63
(10.0%)	$8.64	$9.99	$11.34	$12.68	$14.03	$15.38
(5.0%)	$9.02	$10.44	$11.86	$13.28	$14.70	$16.13
0.0%	$9.39	$10.89	$12.38	$13.88	$15.38	$16.87
5.0%	$9.77	$11.34	$12.91	$14.48	$16.05	$17.62
10.0%	$10.14	$11.79	$13.43	$15.08	$16.72	$18.37
15.0%	$10.51	$12.23	$13.96	$15.68	$17.40	$19.12
20.0%	$10.89	$12.68	$14.48	$16.27	$18.07	$19.87
25.0%	$11.26	$13.13	$15.00	$16.87	$18.74	$20.61

In connection with their analyses, Sandler O’Neill considered and discussed with the LCNB board how the present value analyses would be affected by changes in the underlying assumptions, including variations with respect to net income.  Sandler O’Neill noted that the discounted dividend stream and terminal value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or future results.

Pro Forma Merger Analysis.   Sandler O’Neill analyzed certain potential pro forma effects of the merger, assuming:

•

the merger closes during the 4th quarter of 2007,

•

an exchange ratio of 2.444x,

•

unexercised stock options to purchase shares of Sycamore common stock are stocked out,

•

earnings per share projection in 2008 and 2009 for Sycamore confirmed with Sycamore management,

•

earnings per share projections in 2008 and 2009 for LCNB confirmed with LCNB management,

•

certain purchase accounting adjustments (including amortizable identifiable intangibles created in the merger), charges and transaction costs associated with the merger,

•

cost savings and other synergies are consistent with the estimates of the senior managements of Sycamore and LCNB, and

•

various financing costs associated with financing the cash consideration paid to Sycamore shareholders.

For each of the years 2008 through 2012, Sandler O’Neill compared the estimated earnings per share of LCNB common stock to the estimated earnings per share on a pro forma GAAP basis, along with the estimated tangible book value per share of LCNB common stock to the estimated tangible book value per share on a pro forma basis.

Based on the assumptions listed above, the analyses indicated that the merger would be accretive to LCNB’s projected 2008 through 2012 GAAP EPS and dilutive to LCNB’s projected 2008 through 2012 tangible book value per share.  The actual results achieved by the combined company may vary from projected results and the variations may be material.

Miscellaneous.  Sycamore has agreed to pay Sandler O’Neill a transaction fee in connection with the merger of $150,000, which is contingent and payable upon closing of the merger.  Sandler O’Neill will also receive a fee for rendering its respective opinion.  Sycamore has also agreed to reimburse certain of Sandler

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O’Neill's reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify Sandler O’Neill and its affiliates and their respective partners, directors, officers, employees, agents, and controlling persons against certain expenses and liabilities, including liabilities under the securities laws.

In the ordinary course of their respective broker and dealer businesses, Sandler O’Neill may purchase securities from and sell securities to Sycamore and LCNB and their affiliates.  Sandler O’Neill may also actively trade the debt and/or equity securities of Sycamore or LCNB or their affiliates for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities.

Summary of Proposed Merger

Merger consideration

Subject to certain adjustments set forth in the amended and restated affiliation agreement and described below, at the effective time of the merger, each Sycamore share will be converted into the right to receive either $33.75 in cash or 2.444 LCNB shares.   Shareholders of Sycamore, other than shareholders who have properly exercised dissenters’ rights, will have the option to receive all cash, all LCNB shares, or a combination of cash and LCNB shares.

Under the amended and restated affiliation agreement, one-half of the total number of Sycamore shares outstanding immediately prior to the effective time of the merger must be exchanged for cash.  If the aggregate number of shares for which cash elections are made is not equal to one-half of the outstanding Sycamore shares, then the form of payment you receive may be different than what you request.

On October 19, 2007, the last trading date before we printed this proxy statement/prospectus, LCNB shares closed at $12.85 on OTCBB.  Based on that October 19, 2007 market price, 2.444 LCNB shares would be valued at $31.41.

Based on the 279,733 Sycamore shares issued and outstanding on October 11, 2007, and assuming no adjustments are made to the exchange ratio, the total number of LCNB common shares to be issued to Sycamore shareholders would be approximately 341,834; if the 8,180 Sycamore options are exercised at the effective time, the total number of LCNB common shares would be 361,826. Based on the 6,345,486 LCNB common shares issued and outstanding on June 30, 2007 (and assuming the exercise of such options), the total number of LCNB common shares outstanding after the merger would be 6,707,312, of which approximately 5.4% would be held by former Sycamore shareholders.

LCNB will not issue fractional shares in the merger.  Each Sycamore shareholder who otherwise would be entitled to receive a fraction of a LCNB share will receive cash in an amount equal to the fractional LCNB share interest, multiplied by $13.81.

The amended and restated affiliation agreement provides that the per share merger consideration (i.e., the $33.75 cash amount and/or the exchange ratio of 2.444 LCNB shares for each Sycamore share) may be adjusted under the following circumstances:

Decrease in market price of LCNB shares.  If the average market price of a LCNB share, at a specified date prior to the closing date is less than $11.05 and the decline in the market price of a LCNB share is more than a 20% decline, if any, in the SNL Bank Index during the period between August 3, 2007 and the date set forth above, then the Board of Directors of Sycamore may elect to terminate the amended and restated affiliation agreement and abandon the merger.  If the Board of Directors of Sycamore elects to terminate the amended and restated affiliation agreement, LCNB will have five days in which to elect to increase the exchange ratio so that the exchange ratio multiplied by the average market price of a LCNB share during the measuring period equals 80% of the per share cash amount.  If LCNB elects to increase the exchange ratio, then the election by the Board of Directors to terminate the amended and restated affiliation agreement will be of no further force and effect and the amended and restated affiliation agreement will remain in effect.

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Election procedure

Registrar and Transfer Company, the exchange agent, has mailed to you on the same date that this proxy statement/prospectus was mailed to you, an election form.  Each election form will permit you to:

•

elect to receive cash in exchange for your Sycamore shares,

•

elect to receive LCNB shares in exchange for your Sycamore shares,

•

elect to receive a combination of cash and LCNB shares in exchange for your Sycamore shares, or

•

indicate that you make no election.

Your election form must be properly completed and actually received by the exchange agent by 5:00 p.m., Eastern Time, on the day designated on the election form, which will be no later than three days prior to the anticipated effective date of the merger, which is set forth on the election form.

Registrar and Transfer Company will provide to you a transmittal form and instructions for the surrender of your certificates evidencing Sycamore shares in exchange for the merger consideration within five business days after the effective time of the merger.  Until you surrender your certificates, LCNB will not pay you any cash consideration or any dividends or other distributions and your rights as a shareholder of LCNB will be suspended.  No interest will be paid or accrued on any cash constituting merger consideration or unpaid dividends and distributions, if any, payable to Sycamore shareholders.

If you have lost or misplaced your Sycamore stock certificate(s), you should immediately call John Calhoun at (513) 741-0019.  Mr.Calhoun will mail to you instructions for replacing the lost certificate(s).

Allocation of LCNB shares and cash among Sycamore shareholders

Under the amended and restated affiliation agreement, one-half of the total number of Sycamore shares outstanding at the effective time of the merger will be exchanged for cash.  If the number of Sycamore shares designated by Sycamore shareholders in the election forms to be exchanged for cash consideration is less than one-half, then each Sycamore shareholder electing cash will receive cash.  The Sycamore shares of those Sycamore shareholders who did not make an election and, if necessary, those Sycamore shareholders electing to receive LCNB shares as consideration, will then be exchanged for cash, on a pro rata basis, so that one-half of the outstanding Sycamore shares are exchanged for cash.  The remainder of the Sycamore shares will be exchanged for LCNB shares.

If the number of Sycamore shares designated by Sycamore shareholders in the election forms to be exchanged for cash consideration, which includes all dissenting shares, is greater than one-half, then the cash consideration will be allocated among those Sycamore shareholders electing to receive cash on a pro rata basis so that the total number of Sycamore shares exchanged for cash equals one-half of the number of outstanding Sycamore shares immediately prior to the effective time of the merger.  The remainder of the Sycamore shares will be exchanged for LCNB shares.

The Amended and Restated Affiliation Agreement

The following is a description of the material terms of the amended and restated affiliation agreement.  A complete copy of the amended and restated affiliation agreement is attached as Annex A to this proxy statement/prospectus and is incorporated into this proxy statement/prospectus by reference.  We encourage you to read the amended and restated affiliation agreement carefully, as it is the legal document that governs the merger.

The amended and restated affiliation agreement contains representations and warranties of LCNB and Sycamore.  The assertions embodied in those representations and warranties are qualified by information in the confidential disclosures schedules that the parties delivered in connection with the execution of the amended

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and restated affiliation agreement. In addition, certain representations and warranties were made as of  a specific date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts.  Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts or for any other purpose at the time they were made or otherwise.

The Merger

Pursuant to the terms and subject to the conditions of the amended and restated affiliation agreement, Sycamore will merge with and into the Bank, with the Bank surviving the merger and continuing as a national bank.

Effective Time

Following the satisfaction or waiver of all conditions in the amended and restated affiliation agreement, LCNB will request from the Office of the Comptroller of the Currency a certificate of merger in order to complete the merger.  We anticipate that we will complete the merger in fourth quarter of 2007.

Conversion of Sycamore common shares

Subsequent to the signing of the affiliation agreement, Sycamore determined that it had 2,100 more issued and outstanding common shares than it had disclosed in the affiliation agreement.  In order to keep the aggregate merger consideration level and the same as it was prior to the discovery of the additional outstanding Sycamore common shares, Sycamore and LCNB amended and restated the affiliation agreement to lower the price per common share from $34.00 to $33.75 and the exchange ratio of LCNB common shares for Sycamore common shares from 2.462 to 2.444.

At the effective time of the merger, each outstanding share of Sycamore common stock  will be converted into the right to receive either (a) 2.444 shares of LCNB common stock, or (b) $33.75, or some combination of cash and shares of LCNB common stock.

LCNB will not issue fractional shares of LCNB common stock.  Instead, LCNB will pay to any shareholder who would otherwise be entitled to a fractional share of LCNB common stock an amount in cash, without interest, equal to the product of the fractional LCNB common share multiplied by $13.81.

At the effective time of the merger, the Sycamore common shares will no longer be outstanding and will automatically be deemed to be cancelled and cease to exist, and the holders of Sycamore common shares will cease to be, and will have no rights as shareholders of Sycamore, other than the right to receive the merger consideration pursuant to the amended and restated affiliation agreement (and dissenters’ rights pursuant to 12 U.S.C. Section 215a of the National Bank Act, as more fully described on page 16).  If you receive LCNB common shares in the merger, you will, upon proper surrender of your Sycamore common share certificates, have the rights of a holder of LCNB shares.

Election procedures

On the same date on which this proxy statement/prospectus was mailed to you, Registrar and Transfer Company sent to you an election form which will allow you to elect how you would like to receive the merger compensation.  You will be allowed to elect to receive the compensation which you are due (a) all in cash, (b) all in LCNB common shares, (c) in a combination of cash and LCNB common shares, or (d) make no election.

If you elect to receive all cash, you will receive all cash for your Sycamore common shares, in an amount equal to $33.75 per share, subject to the allocation procedures described below.

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If you elect to receive all LCNB common shares, you will receive LCNB common shares at the exchange rate of 2.444 shares of LCNB for every Sycamore common share you own, subject to the allocation procedures described below and subject to the payment of cash in lieu of fractional LCNB common shares.

If you elect to receive a mix of cash and stock, you will receive cash in an amount equal to $33.75 per share for each share elected to be converted into cash and 2.444 LCNB common shares for each share elected to be converted into LCNB common shares.  These amounts are also subject to the allocation procedures described below and subject to the payment of cash in lieu of the issuance of fractional LCNB common shares.

If you select the “non-election box” or otherwise do not make an election as to the form of consideration you wish to receive, a presumptive election will be made on your behalf, such that you will receive 50% of the merger consideration due to you in cash and 50% of the merger consideration due to you in LCNB common shares, subject to the allocation procedures described below and subject to the payment of cash in lieu of the issuance of fractional LCNB common shares.

The deadline for submitting an election form will be the third trading day prior to the effective time of the merger.  An election will be considered to have been validly made by a holder of Sycamore common shares only if Registrar and Transfer Company receives, prior to the deadline, an election form properly completed and executed by the holder.

Allocation

Registrar and Transfer Company will allocate the merger consideration elected to be received by Sycamore common shareholders in accordance with the elections made on the election forms properly completed and returned to Registrar and Transfer Company by the deadline stated above. However, Registrar and Transfer Company will adjust the number of LCNB common shares to be given to Sycamore shareholders so that 50% of the Sycamore common shares are exchanged for LCNB common shares and 50% of the Sycamore common shares are exchanged for cash.  In order to ensure this allocation, Registrar and Transfer Company will first alter the allocations of cash and shares to be given to those who either checked the “non-election box” or did not properly complete and return their election form prior to the deadline.  In the event that additional alterations to the elections need to be made in order to achieve the necessary allocations, Registrar and Transfer Company will alter the elections of those who elected to receive stock (or stock and cash) and then those who elected to receive cash, until the allocation is set so that 50% of the Sycamore common shares are exchanged for cash and 50% of the Sycamore common shares are exchanged for LCNB common shares.

Surrender of certificates

No later than five business days after the effective time of the merger, Registrar and Transfer Company will send to each Sycamore shareholder a notice and transmittal form which will provide instructions and procedures for surrendering the Sycamore common share certificates to Registrar and Transfer Company.

Upon the surrender of a shareholder’s certificates representing Sycamore common shares, together with a notice of transmittal, such shareholder shall be entitled to receive, and Registrar and Transfer Company shall send to such shareholder, a check in the appropriate amount of cash and/or certificates for LCNB common shares in accordance with the allocation elected by the shareholder, as adjusted pursuant to the “Allocation” section set forth above.

You will not be entitled to payment of any dividends or other distributions with respect to LCNB common shares until you have followed the procedures described above for surrendering your certificates for Sycamore common shares.  After properly surrendering your Sycamore common certificates, you will be entitled to receive any dividends or other distributions with respect to LCNB common shares with a record date occurring on or after the effective time of the merger.

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If any certificate representing Sycamore common shares has been lost, stolen or destroyed, Registrar and Transfer Company will deliver the merger consideration properly payable under the amended and restated affiliation agreement with respect to such shares represented by the certificate upon receipt of an appropriate affidavit by the person claiming that the certificate has been lost, stolen or destroyed.

Sycamore stock options

Each option for a right to purchase or acquire Sycamore common shares which are outstanding and vested as of the effective time of the merger will be assumed by LCNB and will become options to purchase a number of LCNB common shares.  Each option will be exercisable for a number of LCNB shares equal to the number of Sycamore common shares for which the option was exercisable, multiplied by 2.444, and the exercise price per share for each option will be divided by 2.444.  The exercise date for the options will be the later of the effective date or January 15, 2008.  Any options that are not outstanding, vested or exercisable as of the effective time will be cancelled.

Representations and warranties

LCNB and Sycamore have each made representations and warranties in the amended and restated affiliation agreement, which include:

•

good standing and capitalization;

•

corporate power and authority to execute, deliver and perform the amended and restated affiliation agreement;

•

accuracy of financial statements;

•

absence of material changes;

•

litigation;

•

taxes;

•

loan losses;

•

absence of fees of brokers or finders;

•

legal compliance;

•

regulatory filings and regulatory actions;

•

employee benefit plans;

•

labor matters;

•

interest rate risk management;

•

investment portfolios;

•

performance of obligations;

•

receipt of fairness opinion; and

•

financial resources and regulatory ratings.

In addition, Sycamore has made representations and warranties relating to:

•

accuracy of corporate documents;

•

marketable title to properties and assets;

•

extraordinary transactions;

•

material contracts;

•

environmental matters; and

•

insurance.

The representations and warranties in the amended and restated affiliation agreement will not survive the closing of the merger.

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Covenants and other agreements

In order to facilitate the merger and the conduct of the business after the merger, LCNB and Sycamore have agreed that:

•

Sycamore will take all necessary actions to call and hold a special meeting of its shareholders;

•

Sycamore will operate generally in the ordinary course of business up to the effective time of the merger;

•

LCNB will prepare and file all necessary regulatory applications in order to complete the merger;

•

LCNB and Sycamore will cooperate in order to consummate the contemplated transactions;

•

Sycamore will grant LCNB reasonable access during normal business hours to Sycamore’s books, records and properties;

•

Sycamore and LCNB will cooperate to convert Sycamore’s systems into or to conform with LCNB’s systems and shall apportion the costs of such conversion in the event of a termination of the amended and restated affiliation agreement;

•

the Bank shall become the sponsor of the Sycamore Employee’s Savings & Profit Sharing Plan and Trust following the merger and LCNB may terminate or freeze such plans so long as the Bank maintains similar plans for its employees and the Bank makes Sycamore employees eligible under those plans;

•

LCNB will inform Sycamore of those employees it wishes to retain, and any employees who remain with LCNB will be eligible to participate in employee benefit plans substantially similar to those provided to other Bank employees;

•

LCNB will pay severance to those employees of Sycamore who are not offered employment by LCNB or the Bank, who are not otherwise covered by a severance package, and who sign and deliver a termination and release agreement;

•

the Bank shall enter into employment agreements with Mr. John Calhoun and Mr. John Rost;

•

Sycamore shall redeem all of its outstanding preferred shares prior to the effective time of the merger;

•

Sycamore shall grant LCNB access to the meetings of its board of directors;

•

Sycamore, LCNB and the Bank shall not take any actions that would adversely affect the ability of Sycamore to characterize the merger as a tax free reorganization;

•

Sycamore shall not pay any dividends until the earlier of the effective time or the termination of the amended and restated affiliation agreement;

•

the confidentiality agreement between LCNB and Sycamore shall continue in full force and effect;

•

LCNB and Sycamore shall indemnify and hold each other harmless for any misstatement or omission made by the other party in any regulatory filing;

•

LCNB and Sycamore shall agree as to the form and substance of any press release related to the amended and restated affiliation agreement;

•

LCNB and Sycamore shall bear all of their own expenses in connection with the amended and restated affiliation agreement;

•

both parties shall notify the other of any material changes or failures to satisfy a condition of the amended and restated affiliation agreement occurring before the closing date of the transaction; and

•

LCNB will honor the rights to indemnification of the directors, officers, employees, or agents of Sycamore after the closing.

Conditions to completion of merger

The respective obligations of Sycamore and LCNB to complete the merger are subject to the satisfaction of the following conditions:

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•

the approval of the amended and restated affiliation agreement must have received the required vote of the Sycamore shareholders;

•

shareholders holding enough shares to jeopardize the tax-free nature of the merger must not have exercised their dissenters rights;

•

Sycamore and LCNB must have received all necessary governmental and regulatory consents, clearances and approvals;

•

there must not be any threatened or instituted governmental action that could enjoin or prohibit the transactions contemplated by the amended and restated affiliation agreement;

•

all waiting periods necessary to close the merger must have been terminated or have expired;

•

no statute or rule making the merger illegal shall have been passed;

•

Sycamore’s counsel must have delivered an opinion to LCNB and Sycamore as to the tax-free nature of the merger; and

•

the “Continuity of Interest Test” must be met (i.e. the total value of the LCNB common shares to be issued in the merger must be at least 45% of the total merger consideration to be issued, as of the day immediately preceding the effective time).

In addition, Sycamore will not be required to complete the merger unless the following conditions are satisfied:

•

all of LCNB’s representations and warranties must be true and correct in all material respects as of the date of the amended and restated affiliation agreement and as of the closing date of the merger,

•

 LCNB must have delivered a certificate executed by the chief executive and chief financial officers of LCNB certifying the truth of such representations and warranties;

•

LCNB must have performed all of the obligations required of it under the amended and restated affiliation agreement and delivered a certificate executed by the chief executive and chief financial officer, certifying the performance of all such obligations;

•

Sycamore must have received a written fairness opinion from Sandler O'Neill;

•

LCNB must have registered the LCNB common shares to be delivered to the Sycamore shareholders receiving stock as merger consideration; and

•

LCNB’s business must not have experienced any material adverse changes since December 31, 2006.

LCNB will not be required to complete the merger unless the following conditions are also satisfied:

•

all of Sycamore’s representations and warranties must be true and correct in all material respects as of the date of the amended and restated affiliation agreement and as of the closing date of the merger, and Sycamore must have delivered a certificate executed by the chief executive and chief financial officers of Sycamore certifying the truth of such representations and warranties;

•

Sycamore must have performed all of the obligations required of it under the amended and restated affiliation agreement and delivered a certificate executed by the chief executive and chief financial officer, certifying the performance of all such obligations;

•

LCNB must have received a written fairness opinion from Stifel Nicolaus;

•

the issued and outstanding Sycamore common shares must not be greater than 289,088 (including all shares issuable pursuant to the exercise of eligible options) and the Sycamore preferred shares must have been redeemed; and

•

Sycamore’s business must not have experienced any material adverse changes since December 31, 2006.

Termination and amendment

LCNB and Sycamore may agree to terminate the merger at any time before it is completed, even if the Sycamore shareholders have voted to approve the merger.  The amended and restated affiliation agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger:

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•

By either party if:

o

the other party has made a material misrepresentation, a material breach of a warranty, or a material failure to comply with any covenant prior to the closing date and such misrepresentation, breach or failure is not cured within 30 days;

o

the continuity of interest test referenced on page 38 is not met;

o

the other party's business, assets or financial condition has experienced a material adverse change after December 31, 2006; or

o

the merger has not been consummated by March 31, 2008.

•

By Sycamore if:

o

an event happens that makes it impossible for LCNB to fulfill its obligations to close the transaction;

o

Sycamore enters into a definitive agreement with a third party for the acquisition of Sycamore on terms that are likely to result in a materially more favorable transaction than the merger with LCNB and its shareholders and other relevant constituencies; or

o

if the average market price of a LCNB share, at a specified date prior to the closing date, is less than $11.05 and the decline in the market price of a LCNB share is more a 20% decline, if any, in the SNL Bank Index during the period between August 3, 2007 and the specified date described above, then the Board of Directors of Sycamore may elect to terminate the amended and restated affiliation agreement and abandon the merger, provided that if Sycamore elects to terminate the amended and restated affiliation agreement, LCNB will have the option of increasing the exchange ratio, in which case the amended and restated affiliation agreement will remain in effect.

•

By LCNB if:

o

an event happens that makes it impossible for Sycamore to fulfill its obligations to close the transaction; or

o

the board of directors of Sycamore does not unanimously recommend, or at any time withdraws its recommendation, that Sycamore’s shareholders approve and adopt the merger and the amended and restated affiliation agreement.

The amended and restated affiliation agreement shall be deemed automatically terminated if (i) the Sycamore shareholders do not approve the agreement in the manner required by law, or (ii) a regulatory application necessary for the consummation of the transaction is finally denied or disapproved.

If the amended and restated affiliation agreement is terminated due to a misrepresentation, breach, or failure of a covenant, the breaching party is responsible for paying the reasonable expenses of the non-breaching party up to an amount of $200,000 (unless the breach was a willful breach, in which case the expenses will not be limited to $200,000).

If Sycamore terminates the amended and restated affiliation agreement due to a third party offer, or if Sycamore consummates a transaction with a third party within 12 months after LCNB terminates the agreement pursuant to Sycamore’s willful breach of the agreement, Sycamore shall pay LCNB a termination fee in an amount equal to $300,000.

If the amended and restated affiliation agreement is terminated, the amended and restated affiliation agreement will become void and have no effect, except that the provisions of the amended and restated affiliation agreement relating to confidentiality of information,  payment of expenses and the payment of the termination fee by Sycamore or LCNB, as the case may be, will survive the termination, and no party to the amended and restated affiliation agreement will be released from any liabilities or damages arising out of its breach of any provision of the amended and restated affiliation agreement.

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The amended and restated affiliation agreement may be amended in writing at any time before or after the Sycamore shareholders adopt the amended and restated affiliation agreement.  If the Sycamore shareholders have already adopted the amended and restated affiliation agreement, however, we will not amend the amended and restated affiliation agreement without their approval if the amendment would materially adversely affect the shareholders.  If necessary, Sycamore will seek approval of any such amendment at a subsequent meeting of shareholders.

Expenses of the merger

Each of LCNB and Sycamore shall pay their own expenses incurred in connection with the amended and restated affiliation agreement and the transactions contemplated by the amended and restated affiliation agreement, except that Sycamore shall be responsible for all of the costs in soliciting proxies from its shareholders and LCNB shall be responsible for all of the costs in making the regulatory filings.

Interests of directors and officers

Directors and officers of Sycamore have interests in the merger in addition to their interests solely as Sycamore shareholders.

Employment Agreements

LCNB has entered into Employment Agreements with Mr. John Rost and Mr. John Calhoun, both dated August 13, 2007, the terms of which begin upon completion of the merger.  Pursuant to these agreements, Mr. Calhoun will become an Executive Vice President of the Bank, and Mr. Rost will become a Vice President of the Bank.  The term of both agreements ends on December 31, 2009, unless the agreements are terminated earlier in accordance with their terms.  Under the terms of the agreements, Mr. Rost and Mr. Calhoun will earn salaries approximately equivalent to their respective salaries with Sycamore immediately prior to the merger.  In addition, both will be entitled to participate in the LCNB benefit plans.  In the event that LCNB terminates either Mr. Rost or Mr. Calhoun other than for cause, or Mr. Rost or Mr. Calhoun terminates his agreement for good reason (as defined in the employment agreements), Mr. Rost or Mr. Calhoun, as the case may be, will be entitled to receive severance payments equal to the amount of base salary that would have been payable to him had he remained in the employ of the Bank for the entire term of his employment agreement. In the event of termination of Mr. Rost or Mr. Calhoun for cause or the occurrence of certain other events, Mr. Rost or Mr. Calhoun, as the case may be, will be entitled to receive no additional compensation.

Release Agreements

LCNB will enter into release agreements with those Sycamore employees that are not offered positions with LCNB or the Bank, including the Chairman of the Board, William Huddleson.  These release agreements will provide for severance pay equal to two weeks of the employees’ salaries (at their rate of pay in effect at the time of termination) for each full year of continuous service with Sycamore with a minimum of four weeks and a maximum of 26 weeks paid.  These payments will be paid in a lump sum through the Bank’s regular payroll process within 20 days after the later of the termination date or the signing of the release agreements.

Security Ownership of Certain Beneficial Owners of Sycamore

The following table sets forth certain information as to those persons that Sycamore believes are beneficial owners of more than 5% of Sycamore’s outstanding common stock as of June 30, 2007.  For purposes of the table below and the tables set forth under “Beneficial Stock Ownership of Management,” a person is deemed to be the beneficial owner of any common shares (i) over which the person has or shares, directly or indirectly, voting or investment power, or (ii) of which the person has a right to acquire beneficial ownership at any time within 60 days after October 11, 2007.  “Voting power” is the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.  As of June 30, 2007, there were 279,733 shares of Sycamore common outstanding.

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Name and Address of Beneficial Owner Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
John S. Calhoun 1242 Lucerne Lane Lawrenceburg, IN 47025	22,925	8.20%
William A. Huddleson 6061 Bridgetown Road Cincinnati, OH 45030	22,178	7.93%
Robin Maas 10745 Mockernut Dr. Harrison, OH 45238	21,269	7.60%
Robert J. Stautberg 5580 Cleves Warsaw Avenue Cincinnati, OH 45238	16,832	6.02%
William F. Meyers 5143 Carriage Hill Cincinnati, OH 45248	14,600	5.22%

Beneficial Stock Ownership of Management

The following table sets forth information with respect to the shares of Sycamore common stock beneficially owned by each director of Sycamore, by certain executive officers of Sycamore, and by all directors and executive officers of Sycamore as a group as of June 30, 2007.  Except as otherwise indicated, each person shown in the table has sole voting and investment power with respect to the common shares indicated.  The titles for the individuals listed in the following table are Sycamore titles.  The business address of each director and executive officer is 3209 W. Galbraith Road, Cincinnati, Ohio 45239.

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Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
William A. Huddleson Chairman & Director	22,178	7.93%
Don Ottke Director	7,094	2.54%
William F. Stautberg Director	5,144	1.84%
John S. Calhoun President, CEO & Director	22,925	8.20%
James A. Markley Director	4,580	1.64%
Russell D. Korman Director	7,938	2.84%
John A. Rost Senior Vice President	3,466	1.24%
All Officers and Directors	73,325	26.21%

Resale of LCNB shares

LCNB has registered the LCNB shares to be issued in the merger with the Securities and Exchange Commission under the Securities Act of 1933, as amended.  The LCNB shares will be freely transferable, except for LCNB shares received by persons who may be deemed to be affiliates of Sycamore.  The term “affiliate” is defined in Rule 144 under the Securities Act and generally includes executive officers, directors, and shareholders beneficially owning 10% or more of the outstanding Sycamore shares.  Sycamore affiliates may not sell their LCNB shares, except (a) in compliance with Rule 145 or as otherwise permitted under the Securities Act or (b) pursuant to an effective registration statement under the Securities Act covering their LCNB shares.

Material federal income tax consequences

The following summarizes the material anticipated federal income tax consequences of the merger generally applicable to the shareholders of Sycamore and to LCNB and Sycamore. This summary is not intended to be a complete description of all of the federal income tax consequences of the merger. It does not address the tax consequences of the merger under any other tax laws, including applicable state, local and foreign tax laws. In addition, the following discussion may not apply with respect to certain specific categories of shareholders, including but not limited to:

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•

corporations, trusts or tax exempt organizations;

•

persons who are subject to alternative minimum tax (to the extent that tax affects the tax consequences of the merger) or are subject to the “golden parachute” provisions of the Internal Revenue Code (to the extent that tax affects the tax consequences of the merger);

•

persons who acquired Sycamore stock pursuant to stock options; or

•

persons who do not hold their shares as capital assets.

Sycamore shareholders with special particular tax circumstances or who are subject to special tax treatment are strongly urged to consult with their tax advisors regarding their individual tax consequences.

The obligation of LCNB and Sycamore to consummate the merger is conditioned on their receipt of an opinion of Sycamore’s counsel, Frost Brown Todd LLC, to the effect that the merger constitutes a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code (the “Code”). The opinion will be based on the Code, the applicable Treasury Department regulations, judicial authorities and current administrative rulings and practices as in effect on the date of the opinion, all of which are subject to change, possibly with retroactive effect, and to differing interpretations. Opinions of counsel do not bind the Internal Revenue Service (“IRS”) or the courts, either of which could take a contrary position. The parties will not seek any rulings from the IRS in connection with the merger. The tax opinion will rely on certain assumptions that customarily are made with respect to transactions of this kind and on certain representations and covenants of LCNB and Sycamore. If any such assumption, representation or covenant is inaccurate, it could adversely affect the opinion. In addition, the opinion assumes that any Sycamore shareholder that has asserted dissenters’ rights will receive, pursuant to statutory procedures, an amount per Sycamore common share that does not exceed the value of the consideration per Sycamore common share to be received pursuant to the merger.

Tax Consequences of the Merger Generally. The opinion of Frost Brown Todd LLC, counsel to Sycamore, generally will state that:

•

the merger will constitute a reorganization under Section 368(a) of the Internal Revenue Code;

•

each of LCNB and Sycamore will be a party to that reorganization within the meaning of Section 368(b) of the Internal Revenue Code;

•

no gain or loss will be recognized by LCNB or Sycamore by reason of the merger;

•

a shareholder of Sycamore receiving solely LCNB common shares in exchange for the shareholder’s Sycamore common shares (not including any cash received in lieu of a fractional share) will recognize no gain or loss for federal income tax purposes upon the receipt of such LCNB common shares;

•

a shareholder of Sycamore receiving both cash and LCNB common shares in exchange for the shareholder’s Sycamore common shares (not including any cash received in lieu of a fractional LCNB common share) will recognize gain, but not loss, for federal income tax purposes in an amount not to exceed the amount of cash received (excluding cash received in lieu of a fractional LCNB common share);

•

a shareholder of Sycamore who receives cash in lieu of a fractional LCNB common share will recognize gain or loss, as if the shareholder received the fractional share and it was then redeemed for cash in an amount equal to the amount paid by LCNB in respect of the fractional share;

•

a shareholder of Sycamore who receives solely cash in exchange for the shareholder’s Sycamore common shares (as a result of the exercise of dissenters’ rights or an all cash election) will generally recognize gain or loss as if the shareholder had received such cash as a distribution in redemption of the

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shareholder’s Sycamore common shares, subject to the provisions and limitations of Section 302 of the Code;

•

the aggregate tax basis in the LCNB common shares received by a shareholder (including any fractional share interest deemed received) generally will equal the shareholder’s aggregate tax basis in the Sycamore common shares surrendered in exchange for LCNB common shares, decreased by the amount of cash received, if any, and increased by the amount of gain recognized, if any; and

•

the holding period for LCNB common shares received in exchange for Sycamore common shares will include the period during which the shareholder held the Sycamore common shares surrendered in exchange, provided that the Sycamore common shares were held as a capital asset at the time the merger becomes effective.

Tax Consequences to Sycamore Shareholders Who Receive Only Cash.  A Sycamore shareholder who receives only cash in exchange for the shareholder’s Sycamore common shares (as a result of the shareholder’s dissent from the merger or election to receive the cash consideration for all of the shareholder’s Sycamore common shares) will recognize gain or loss as if the shareholder had received such cash as a distribution in redemption of the shareholder’s Sycamore common shares, subject to the provisions and limitations of Section 302 of the Code. Subject to those limitations, the gain or loss will be long-term capital gain or loss to the extent Sycamore common shares surrendered in the merger were held as capital assets for a period exceeding one year as of the time of the exchange. The gain or loss will be short-term capital gain or loss to the extent Sycamore common shares surrendered in the merger were held as capital assets for a period of one year or less as of the time of the exchange.

Tax Consequences to Sycamore Shareholders Who Receive Only LCNB Common Shares, Except for Cash in Lieu of Fractional Shares.  A Sycamore shareholder who receives only LCNB common shares in exchange for the shareholder’s Sycamore common shares (not including any cash received in lieu of a fractional LCNB common share) will not recognize any gain or loss on the receipt of those LCNB common shares.

Tax Consequences to Sycamore Shareholders Who Receive Cash (Other than Cash in Lieu of Fractional Shares) and LCNB Common Shares.  A Sycamore shareholder who receives cash (other than cash in lieu of a fractional share) and LCNB common shares in exchange for Sycamore common shares will recognize gain, but not loss, in an amount not to exceed the amount of cash received (excluding cash received in lieu of a fractional LCNB common share). For this purpose, a Sycamore shareholder generally must calculate gain or loss separately for each identifiable block of Sycamore common shares exchanged by the shareholder in the merger, and a loss realized on one block of Sycamore common shares may not be used by the shareholder to offset a gain realized on another block of his or her Sycamore common shares.

For purposes of determining the character of the gain recognized on account of the cash received by a Sycamore shareholder, the Sycamore shareholder will be treated as having received only LCNB common shares in exchange for the shareholder’s Sycamore common shares, and as having immediately redeemed a portion of the LCNB common shares for the cash received (excluding cash received in lieu of a fractional LCNB common share). Unless the redemption is treated as a dividend under the principles of Section 302(d) of the Code (to the extent of the shareholder’s ratable share of the undistributed earnings and profits of Sycamore), the gain will be capital gain if the Sycamore common shares are held by the shareholder as a capital asset at the time of the merger. This gain will be (a) long-term capital gain to the extent Sycamore common shares were held for a period exceeding one year at the time of the exchange, and (b) short-term capital gain to the extent Sycamore common shares were held for a period of one year or less at the time of the exchange.

Cash Received in Lieu of a Fraction of a LCNB Common Share. A shareholder of Sycamore who receives cash in lieu of a fractional LCNB common share will be treated as having received the fractional share in the merger and then as having exchanged the fractional share for cash in a redemption by LCNB subject to

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Section 302 of the Internal Revenue Code. As a result, a Sycamore shareholder will generally recognize gain or loss equal to the difference between the amount of cash received and the portion of the basis of the LCNB common shares allocable to his or her fractional interest. This gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if, as of the date of the exchange, the holding period for such shares is greater than one year.

Backup Withholding and Information Reporting. Under certain circumstances, cash payments made to a holder of Sycamore common shares pursuant to the merger may be subject to backup withholding at a rate of 28% of the cash payable to the holder, unless the holder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions. Any amounts withheld from payments to a holder under the backup withholding rules will be allowed as a refund or credit against the holder’s U.S. federal income tax liability, provided the required information is furnished to the IRS.

The federal income tax laws are complex, and a shareholder’s individual circumstances may affect the tax consequences to the shareholder. Consequently, we urge each Sycamore shareholder to consult his or her own tax advisor regarding the tax consequences, including the applicable United States federal, state, local, and foreign tax consequences, of the merger to him or her.

Accounting treatment

The merger will be treated as a purchase for accounting purposes.  Accordingly, LCNB will record the assets and liabilities of Sycamore on its books at estimated fair value.  The excess, if any, of the fair value of the liabilities assumed and consideration paid over the fair value of the assets received will be assigned to specific and unidentified intangible assets.  The resulting unidentified intangible asset will not be amortized, but will be tested for impairment as prescribed under SFAS No. 142, “Goodwill and Intangible Assets.”

Under the purchase method of accounting, the tangible and identifiable assets and liabilities of Sycamore will be recorded at estimated fair values at the time the merger is consummated.  The excess of the purchase price over the fair value of the net tangible and identifiable intangible assets will be recorded as goodwill.  The adjustments necessary to record tangible and identifiable intangible assets and liabilities at fair value will be amortized to income and expense over the estimated remaining lives of the related assets and liabilities.  Goodwill will be subject to an annual test for impairment and the amount impaired, if any, will be charged to expense at the time of impairment.

Disclosure of Commission Position on Indemnification of Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling LCNB pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Comparison of rights of holders of LCNB shares and holders of Sycamore shares

The shareholders of Sycamore who receive LCNB shares as consideration in the merger will become shareholders of LCNB at the effective time of the merger.  There are certain differences between the rights of LCNB shareholders and the rights of Sycamore shareholders arising from the distinctions between the LCNB articles of incorporation and code of regulations and the Sycamore articles of association and bylaws.  However, the rights of the holders of LCNB shares and those of holders of Sycamore shares are similar in most material aspects.

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The following is a summary of the differences, as well as certain important similarities, between the articles of incorporation and code of regulations of LCNB and the articles of association and bylaws of Sycamore.  This summary is not intended to be a complete statement of the differences affecting the rights of Sycamore shareholders, but rather describes the more significant differences affecting the rights of Sycamore shareholders and certain important similarities.  This summary is qualified in its entirety by reference to the LCNB articles of incorporation and code of regulations and the Sycamore articles of association and bylaws.

Authorized stock

The LCNB articles of incorporation authorize 8,000,000 common shares, without par value.  As of June 30, 2007, 6,345,486 LCNB shares were issued and outstanding and 758,282 LCNB shares were held in treasury by LCNB.  An additional 200,000, LCNB shares were reserved for issuance upon the exercise of stock options outstanding as of June 30, 2007.  In addition, LCNB is authorized to issue up to 1,000,000 of preferred shares, none of which have been issued or are outstanding.

The Sycamore articles of association authorize 2,000,000 common shares, $1.00 par value, and 1,000,000 preferred shares, par value $5.00 per share.  As of June 30, 2007, 279,733 Sycamore common shares were issued and outstanding and no Sycamore common shares were held in treasury by Sycamore.  Options to purchase an additional 9,355 shares of Sycamore common stock have been issued of which 8,180 will be vested as of the effective time.   Sycamore has issued and has outstanding 560 preferred shares, and Sycamore will redeem such shares prior to the effective time of the merger.

Voting rights

Each LCNB common share entitles the holder thereof to one vote for the election of directors and for all other matters submitted to the shareholders of LCNB for their consideration.  Each Sycamore common share entitles the holder thereof to one vote for all matters submitted to the shareholders of Sycamore for their consideration.  Both LCNB’s code of regulations and Sycamore’s articles of association provide that shareholders have the right to vote cumulatively in the election of directors provided that certain conditions are fulfilled.  This allows a shareholder to multiply the number of shares he or she owns by the number of directors to be elected to determine the total number of votes such shareholder may cast in the election of directors, which votes may be cast for a single candidate or distributed among two or more candidates.

Preemptive rights

Neither the shareholders of LCNB nor the shareholders of Sycamore have pre-emptive rights.

Board of Directors

General.  The articles of incorporation of LCNB provides for a classified Board of Directors and its regulations provide that the Board consist of not less than five directors nor more than 15 directors.  The LCNB Board of Directors is currently comprised of nine directors.

The Sycamore articles of association and bylaws provide for a Board of Directors consisting of not less than 5 nor more than 25 directors.  The Sycamore Board of Directors is currently comprised of six directors.

Nominations.  The LCNB code of regulations provides that shareholder nominations for election to the LCNB Board of Directors at an annual meeting of shareholders must be made in writing and must be delivered or mailed to the Secretary of LCNB on or before the 45th day prior to the first anniversary of the most recent annual meeting of shareholders held for the election of directors.  In the case of the election of directors at a special meeting of shareholders, the LCNB code of regulations provides that the written notice must be received by the Secretary no later than the seventh day following the day on which the notice of the special meeting was mailed to shareholders.

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The written notification of a proposed nominee must contain the following information:

•

the name and business or residence address of the proposed nominee;

•

a representation that the shareholder is a holder of record of stock of the Corporation, entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice;

•

a description of all arrangements pursuant to which the nomination is to be made by the shareholder; and

•

the consent of each nominee to serve as a Director, if elected and the principal occupation or employment of the proposed nominee.

Sycamore's articles of association provide that shareholder nominations for the election of directors must be made in writing and delivered or mailed to the president of Sycamore and to the Comptroller of the Currency, Washington, D.C., not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors.  If less than 21 days notice of such a meeting is given to the Sycamore shareholders, a shareholder nomination for the election of directors must be delivered or mailed to the president of Sycamore and the Comptroller of the Currency, Washington, D.C., not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed.

The written notification of a proposed nominee must contain the following information:

•

the name and address of each proposed nominee;

•

the principal occupation for each proposed nominee;

•

the total number of shares of Sycamore capital stock that will be voted for each proposed nominee;

•

the name and residence address of the notifying shareholder; and

•

the number of shares of capital stock of Sycamore owned by the notifying shareholder.

Removal.   Under the Ohio General Corporation Law, the removal of a director or directors of LCNB may only be effected for cause.

The Sycamore articles of association provide that a director may be removed by shareholders at a meeting called to remove the director for the purpose stated in the notice of such meeting, for a failure to fulfill the director's affirmative requirements for qualification as a director of a national bank, or for cause.  A director may not, however, be removed if the number of votes sufficient to elect him or her under cumulative voting is voted against his or her removal.

Supermajority voting requirement

The articles of incorporation of LCNB provide that in connection with those certain specified matters for which the Ohio General Corporation law requires the vote, consent, waiver or release of holders of shares entitling them to exercise two-thirds or any other proportion of the voting power of the corporation, such action, may be taken by the affirmative vote of a two-thirds majority of shares entitled to vote thereon, except as described in the section below, and except that to modify those provisions, the vote of a supermajority of 80% of the beneficial owners of the stock is required.

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The National Bank Act provides that the affirmative vote of shareholders owning at least two-thirds of Sycamore's capital stock outstanding is required for a merger transaction involving Sycamore.  As described below under the heading "Shareholder vote required to approve business combinations with principal shareholders," Sycamore's articles of association require a larger majority for the approval of certain transactions.

Shareholder vote required to approve business combinations with principal shareholders

The articles of incorporation of LCNB require the affirmative vote of the holders of shares entitling them to exercise at least 80% of the voting power of LCNB that are not held by a “Controlling Shareholder,” to approve certain “Business Combinations.”  A “Controlling Shareholder” is any shareholder who beneficially owns shares entitling the shareholder to exercise 10% or more of the voting power of LCNB in the election of directors.  A “Business Combination is defined to include:

•

a merger or consolidation with or into any other corporation;

•

a sale, lease, exchange or other disposition of the assets of LCNB to another person or entity;

•

the issuance or transfer of any securities of LCNB to any other person or entity in exchange for assets or securities; or

•

the issuance or transfer of any securities of LCNB to any other person or other entity for cash.

Similarly, Sycamore’s articles of association require the affirmative vote of the holders of not less than 80% of the outstanding shares of Sycamore capital stock entitled to vote in the election of directors ("voting stock") for the approval or authorization of any "Business Combination" with a "Principal Shareholder."  A "Principal Shareholder" is defined in Sycamore's articles of association to mean any shareholder that, together with its "Affiliates" (as defined in Rule 12b-2 of the Securities Exchange Act of 1934), beneficially owns 10% or more of Sycamore's voting stock.  A "Business Combination" is defined in Sycamore's articles of association to include:

•

a merger, reorganization, or consolidation of Sycamore with a Principal Shareholder;

•

any sale, lease, exchange, mortgage, pledge, transfer, or other disposition of all or substantially all of Sycamore's assets to a Principal Shareholder;

•

any sale, lease, exchange, or other transfer of assets to Sycamore by a Principal Shareholder in exchange for Sycamore's voting stock;

•

the adoption of a plan of liquidation or dissolution of Sycamore if there exists a Principal Shareholder; and

•

any reclassification of securities, recapitalization, or other transaction if there exists a Principal Shareholder and such reclassification, recapitalization or other transaction would decrease the number of holders of outstanding Sycamore voting stock.

The shareholder vote requirements described above do not apply, however, if a majority of the Board of Directors approves of the Business Combination.

Anti-takeover statutes

Certain state laws make a change in control of LCNB more difficult, even if desired by the holders of the majority of the LCNB shares.  Provided below is a summary of the Ohio anti-takeover statutes.

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Ohio Control Share Acquisition Statute.  The Ohio Revised Code provides in Section 1701.831 that specified notice and informational filings and special shareholder meetings and voting procedures must occur before consummation of a proposed “control share acquisition.”  A control share acquisition is defined as any acquisition of an issuer’s shares that would entitle the acquirer to exercise or direct the voting power of the issuer in the election of directors within any of the following ranges:

•

one-fifth or more, but less than one-third, of the voting power;

•

one-third or more, but less than a majority, of the voting power; or

•

a majority or more of the voting power.

Assuming compliance with the notice and information filing requirements, the proposed control share acquisition may take place only if, at a duly convened special meeting of shareholders, the acquisition is approved by both a majority of the voting power of the issuer represented at the meeting and a majority of the voting power remaining after excluding the combined voting power of the intended acquirer and the directors and officers of the issuer.  The control share acquisition statute does not apply to a corporation whose articles of incorporation or regulations so provide.  LCNB has not opted out of the application of the control share acquisition statute.

Ohio Merger Moratorium Statute.  Chapter 1704 of the Ohio Revised Code prohibits specified business combinations and transactions between an “issuing public corporation” and an “interested shareholder” for at least three years after the interested shareholder attains 10% ownership, unless the board of directors of the issuing public corporation approves the transaction before the interested shareholder attains 10% ownership.  An interested shareholder is a person who owns 10% or more of the shares of the corporation.  An issuing public corporation is defined as an Ohio corporation with 50 or more shareholders that has its principal place of business, principal executive offices, or substantial assets within the State of Ohio, and as to which no close corporation agreement exists.  Examples of transactions regulated by the merger moratorium provisions include mergers, consolidations, voluntary dissolutions, the disposition of assets and the transfer of shares.  After the three-year period, a moratorium transaction may take place provided that certain conditions are satisfied, including that:

•

the board of directors approves the transaction;

•

the transaction is approved by the holders of shares with at least two-thirds of the voting power of the corporation (or a different proportion set forth in the articles of incorporation), including at least a majority of the outstanding shares after excluding shares controlled by the interested shareholder; or

•

the business combination results in shareholders, other than the interested shareholder, receiving a fair price plus interest for their shares, as determined in accordance with the statute.

Although the merger moratorium provisions may apply, a corporation may elect not to be covered by the merger moratorium provisions, or subsequently elect to be covered, with an appropriate amendment to its articles of incorporation.  LCNB has not opted out of the Ohio merger moratorium statute.

Experts

The consolidated financial statements, report of management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of LCNB included in LCNB’s Annual Report on Form 10-K for the year ended December 31, 2006, have been audited by J.D. Cloud & Co., L.L.P., an independent registered public accounting firm, as set forth in their report thereon included in such Annual Report and incorporated into this document by reference.  Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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With respect to the unaudited consolidated interim financial information for the periods ended June 30, 2007 and 2006 and the periods ended March 31, 2007 and 2006, incorporated by reference in this document, the independent registered public accounting firm has reported that they have applied limited procedures in accordance with professional standards for a review of such information.  However, their separate reports included in the company’s quarterly reports on Form 10-Q for the quarters ended June 30, 2007 and March 31, 2007, and incorporated by reference herein, state that they did not audit and they do not express opinions on that consolidated interim financial information.  Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied.  The accountants are not subject to the liability provisions of section 11 of the Securities Act of 1993 for their reports on the unaudited interim financial information because each report is not a “report” or a “part” of the registration statement prepared or certified by the independent registered public accounting firm within the meaning of sections 7 and 11 of the act.

Where you can find more information

LCNB has filed with the Securities and Exchange Commission a Registration Statement on Form S-4 under the Securities Act for the LCNB shares to be issued to Sycamore shareholders in the merger.  This proxy statement/prospectus is a part of the Registration Statement on Form S-4.  The rules and regulations of the Securities and Exchange Commission permit us to omit from this document information, exhibits and undertakings that are contained in the Registration Statement on Form S-4.

In addition, LCNB files reports, proxy statements and other information with the Securities and Exchange Commission under the Exchange Act.  You can read and copy the Registration Statement and its exhibits, as well as the reports, proxy statements and other information filed with the Securities and Exchange Commission by LCNB, at the following location:

Securities and Exchange Commission’s Public Reference Room

450 Fifth Street, N.W.

Washington, D.C. 20549

Please call the Securities and Exchange Commission for more information on the operation of the Public Reference Room at 1-800-SEC-0330.  LCNB is an electronic filer, and the Securities and Exchange Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission at the following Web address: (http://www.sec.gov).  Reports of LCNB can also be found on LCNB’s website (http://www.lcnb.com).

The Securities and Exchange Commission allows us to “incorporate by reference” into this proxy statement/prospectus, which means that the companies can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission.  The information incorporated by reference is considered to be part of this proxy statement/prospectus, except for any information superseded by information contained in later-filed documents incorporated by reference in this proxy statement/prospectus.  You should read the information relating to the companies contained in this proxy statement/prospectus and the information in the documents incorporated by reference.

This document incorporates by reference the description of LCNB common stock contained in LCNB’s registration statement on Form S-4 filed on January 21, 1999, including any amendment or reports filed for the purpose of updating such description, the documents listed below that LCNB has previously filed with the Securities and Exchange Commission and any future filings made by it with the Securities and Exchange Commission before the special meeting of shareholders under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

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Commission Filings (File No. 000-26121)	Period/Date
Annual Report on Form 10-K	Year ended December 31, 2006
Quarterly Reports on Form 10-Q	Quarters ended March 31 and June 30, 2007
Current Reports on Form 8-K	Filed/furnished on January 23, April 10, April 18, July 17, August 14, and October 16, 2007
Definitive Proxy Statement for the 2007 Annual Meeting of Shareholders of LCNB	Filed on March 9, 2007

You can receive the documents incorporated by reference (without exhibits, unless the exhibits are specifically incorporated by reference into this proxy statement/prospectus) without charge by calling or writing one of the following persons:

LCNB Corp. 2 N. Broadway Lebanon, Ohio 45036 Attention: Stephen P. Wilson (513) 932-1414

Please request documents by November 28, 2007.  You may also obtain copies of the documents from the Securities and Exchange Commission through its website at the address provided above.

Following the merger, LCNB will continue to be regulated by the information, reporting and proxy statement requirements of the Securities Exchange Act of 1934, as amended.

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ANNEX A

AMENDED AND RESTATED AFFILIATION AGREEMENT

This Amended and Restated Affiliation Agreement (“Agreement”) dated as of September 24, 2007 is entered into by and among LCNB Corp., a corporation organized and existing under the corporation laws of the State of Ohio with its principal office located in Lebanon, Ohio (“LCNB”), The Lebanon-Citizens National Bank, a national bank chartered under the laws of the United States and a wholly-owned subsidiary of LCNB (“Bank”), and Sycamore National Bank, a national bank chartered under the law of the United States with its principal office located in Cincinnati, Ohio (“Sycamore”).

W I T N E S S E T H :

WHEREAS, LCNB, Bank and Sycamore entered into that certain Affiliation Agreement dated as of August 13, 2007 (the “Initial Agreement”);

WHEREAS, to correct certain clerical errors within the Initial Agreement, LCNB, Bank and Sycamore desire to amend and restate the Initial Agreement in its entirety;

WHEREAS, LCNB is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and LCNB and Sycamore desire to effect a merger under the authority and provisions of the laws of the United States pursuant to which at the Effective Time (as herein defined in Article IX) Sycamore will be merged into Bank, with Bank to be and become the surviving corporation (the “Merger”);

WHEREAS, Sycamore is a national bank organized and existing under the laws of the United States and is authorized to issue 2,000,000 shares of common stock, $1.00 par value (“Sycamore Common”), of which 279,733 shares are issued and outstanding as of the date hereof, exclusive of treasury shares, and is authorized to issue 1,000,000 shares of 7.5% non-cumulative perpetual preferred stock $5.00 par value (“Sycamore Preferred”), of which 560 shares are issued and outstanding as of the date hereof (with a book value of $500.00 per share), exclusive of treasury shares;

WHEREAS, under the terms of this Agreement, each of the issued and outstanding shares of Sycamore Common issued and outstanding immediately prior to the Effective Time will, at the Effective Time, be canceled and extinguished and in substitution therefor such Sycamore Common will, at the Effective Time, be converted into cash and/or common shares, without par value, of LCNB (“LCNB Common”), and fractional shares into cash, all as more fully provided in this Agreement;

WHEREAS, under the terms of this Agreement, each of the issued and outstanding shares of Sycamore Preferred will be redeemed by Sycamore at book value, plus accrued dividends, if any, immediately prior to the Effective Time;

WHEREAS, the respective boards of directors of LCNB, the Bank and Sycamore have approved the Affiliation Agreement and merger of Sycamore into the Bank substantially on the terms and conditions contained in this Agreement; and

WHEREAS, the parties hereto intend that the Merger be treated as a reorganization described in Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

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NOW, THEREFORE, in consideration of the mutual covenants herein contained, LCNB and Sycamore agree together as follows:

ARTICLE I
MODE OF EFFECTUATING CONVERSION OF SHARES

1.1

Transaction and Merger.  Upon the terms and conditions set forth in this Agreement, LCNB and Sycamore shall affiliate, whereby LCNB shall purchase all of the outstanding Sycamore Common for the Merger Consideration, as defined herein, and at the Effective Time.  Upon the terms and conditions set forth in the Agreement, Sycamore shall be merged with and into Bank.

1.2

Effect of Merger on LCNB Common.  At the Effective Time, all of the shares of LCNB Common that are issued and outstanding or held by LCNB as treasury shares immediately prior to the Effective Time will remain unchanged and will remain outstanding or as treasury shares, as the case may be, of LCNB. Any stock options, subscription rights, warrants or other securities outstanding immediately prior to the Effective Time, entitling the holders to subscribe for the purchase of any shares of the capital stock of LCNB, will remain unchanged and will remain outstanding, with the holders thereof entitled to subscribe for, purchase or convert their securities into the number of shares of LCNB Common to which they are entitled under the terms of the governing documents.

1.3

Consideration and Share Exchange.

1.3.1

Consideration.  At the Effective Time, each of the shares of Sycamore Common that is issued and outstanding immediately prior to the Effective Time will, when the Merger becomes effective, be converted by virtue of the Merger and without further action, into the right to receive 2.444 shares (which represents $33.75 divided by $13.81, which is the 20-day average closing price ending on August 3, 2007, subject to rounding) of LCNB Common (the “Merger Stock Component”), or cash in lieu thereof for fractional shares, if any, or $33.75 in cash (the “Merger Cash Component”) (the Merger Stock Component, cash in lieu of fractional shares and the Merger Cash Component together comprise the “Merger Consideration”), subject to the termination provisions set forth in Article VII below.  The effect of the Merger Consideration shall be that the Merger Stock Component will be paid with respect to 50% of the shares of Sycamore Common and the Merger Cash Component will be paid with respect to 50% of the shares of Sycamore Common. The amount of cash payable with respect to any fractional share of LCNB Common shall be determined by multiplying the fractional part of such share by $13.81.  At the Effective Time, all shares of Sycamore Common held in treasury will be canceled and terminated and will not be converted into the right to receive the Merger Consideration.

1.3.2

On or before the Closing Date (as defined herein), LCNB shall deposit, or shall cause to be deposited, with the Exchange Agent (as defined below), which shall hold in trust for the benefit of the holders of Sycamore Common entitled thereto pursuant to the terms of this Agreement, certificates representing LCNB Common and an estimated amount of cash to be paid pursuant to Section 1.3.1 in exchange for the outstanding shares of Sycamore Common to which holders of Sycamore Common shall be entitled at the Effective Time.  LCNB shall make available directly or indirectly to the Exchange Agent, from time to time as needed, cash sufficient to pay cash in lieu of fractional shares of Sycamore Common.  The Exchange Agent shall invest any cash portion of the Merger Consideration as directed by LCNB, provided that such investments shall be invested solely in federal obligations and in agreements to repurchase federal obligations that are at least 100% collateralized by federal obligations marked to market on a daily basis. Any interest and other income resulting from such investments shall promptly be paid to LCNB.

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1.3.3

LCNB, or the Exchange Agent, shall deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of Sycamore Common such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder or any provision of applicable law. To the extent that amounts are so deducted and withheld by LCNB or the Exchange Agent, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Sycamore Common in respect to which such deduction and withholding were made by LCNB or the Exchange Agent.

1.3.4

On the Mailing Date (as defined below), Registrar and Transfer Company, as Exchange Agent, will send to each holder of Sycamore Common as of the record date for eligibility to vote on the Merger an election form in form and substance agreed to by LCNB and Sycamore (the “Election Form”).  The “Mailing Date” shall be the date on which proxy materials relating to the Merger are mailed to holders of Sycamore Common.  LCNB shall make available Election Forms as may be reasonably requested by all persons who become holders of Sycamore Common after the record date for eligibility to vote on the Merger and prior to the Election Deadline (as defined herein), and Sycamore shall provide to LCNB all information reasonably necessary for LCNB to perform its obligations as specified herein.  The Election Form shall permit the holders of Sycamore Common either (i) to elect to receive LCNB Common with respect to all such holder’s Sycamore Common, (ii) to elect to receive cash with respect to all such holder’s Sycamore Common, (iii) to elect to receive LCNB Common with respect to part of such holder’s Sycamore Common and cash with respect the remainder of such holder’s Sycamore Common, or (iv) to indicate that such holder has no preference as to the receipt of cash or LCNB Common in exchange for such holder’s Sycamore Common (“Non-Election”).  Holders of record of shares of Sycamore Common who hold such shares as nominees, trustees or in other representative capacities (“Representative”) may submit multiple Election Forms, provided that such Representative certifies that each such Election Form covers all the shares of Sycamore Common held by that Representative for a particular beneficial owner.  Shares of Sycamore Common with respect to which the holder has elected to receive cash are hereinafter referred to as “Cash Election Shares,” shares of Sycamore Common with respect to which the holder has elected to receive LCNB Common are hereinafter referred to as “Stock Election Shares” and shares of Sycamore Common with respect to which the holder has made a Non-Election are hereinafter referred to as “No Election Shares.”  No Election Shares shall be deemed to be 50% Cash Election Shares and 50% Stock Election Shares.  An election to receive LCNB Common, cash or any combination thereof shall have been properly made only if the Exchange Agent actually shall have received a properly completed Election Form by the Election Deadline.

1.3.5

Election Deadline.  For purposes of this Agreement, “Election Deadline” shall mean 5:00 p.m., Eastern Time, on the third business day immediately preceding the Effective Time.  An Election Form may be revoked or changed by written notice to the Exchange Agent only if such notice is actually received by the Exchange Agent prior to the Election Deadline.  Election Forms shall be automatically revoked without any action by the holders of Sycamore Common if this Agreement is terminated.

1.3.6

Allocation of LCNB Common and Cash.  The Exchange Agent shall allocate among the holders of Sycamore Common the rights to receive LCNB Common, cash or a combination thereof in accordance with the elections made in the Elections Forms; provided, however, in the event the aggregate number of Stock Election Shares is greater than or less than 50% of the number of shares of Sycamore Common outstanding at the Effective Time, then the Exchange Agent shall adjust (increase or decrease) the number of shares of LCNB Common allocated to each holder of Sycamore Common in accordance with the adjustment procedures set forth below such that the Merger Stock

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Component is paid with respect to 50% of the shares of Sycamore Common and the Merger Cash Component is paid with respect to 50% of the shares of Sycamore Common:

First, proportionately among the holders of No Election Shares to the fullest extent possible, including, if necessary, allocating only LCNB Common or only cash to the No Election Shares;

Second, if necessary, proportionately among the holders of Stock Election Shares; and

Finally, if necessary, proportionately among the holders of Cash Election Shares.

1.3.7

Assumption of Options.  At the Effective Time, subject to the termination provisions set forth in Article VII below, and subject to certain changes in the option agreements to comply with Section 409A of the Code and the undertaking in Section 2.16.16 hereof, each award, option, or other right to purchase or acquire shares of Sycamore Common pursuant to stock options (“Sycamore Rights”) granted by Sycamore under the Sycamore National Bank Stock Option Plan (the “Stock Plan”), which is outstanding, vested and exercisable at the Effective Time, shall be assumed by LCNB and become options to purchase (or receive cash equal to the difference between the then-exercise price of such option and the then-value of the LCNB Common which would be issued upon exercise thereof) that number of shares of LCNB Common equal to the number of Sycamore Common then subject to the option, multiplied by 2.444, and, upon such assumption, the exercise price per share for each such option shall be divided by that same number, so that, as of the Effective Time, the difference between the exercise price and the value of LCNB Common that would be received upon exercise shall be equal to that same difference with respect to shares of Sycamore Common immediately prior to the Effective Time, all generally in conformity with the requirements of Section 424 of the Code, even though such options are not qualified as incentive stock options.  The exercise date of each such option shall be, prior to the Effective Time, designated as the later of the Effective Time or January 15, 2008.  Any Sycamore Rights under the Stock Plan that are not outstanding, vested or yet exercisable at the Effective Time shall be cancelled as of the Effective Time.

1.4

Effect of Merger on Sycamore Common.  At the Effective Time, all of the shares of Sycamore Common, whether issued or unissued (including treasury shares), will be canceled and extinguished and the holders of certificates for shares thereof shall cease to have any rights as shareholders of Sycamore, except as aforesaid, their sole rights as shareholders shall pertain to the LCNB Common, cash and cash in lieu of fractional shares, if any (as described above), into which their Sycamore Common  shall have been converted by virtue of the Merger.

1.5

Exchange Procedure.  After the Effective Time, each holder of a certificate or certificates for shares of Sycamore Common, upon surrender of the same duly transmitted to Registrar and Transfer Company, as Exchange Agent (or in lieu of surrendering such certificates in the case of lost, stolen, destroyed or mislaid certificates, upon execution of such documentation as may be reasonably required by Registrar and Transfer Company), shall be entitled to receive in exchange therefor a certificate or certificates representing the number of whole shares of LCNB Common into which such holder’s shares of Sycamore Common shall have been converted by the Merger and/or cash and cash in lieu of fractional shares in accordance with Section 1.3 of this Agreement.  On the Closing Date, LCNB shall have available for delivery to the holders of Sycamore Common, and as soon as practicable after the Effective Time, but no later than five business days thereafter, the Exchange Agent will send to each holder of record of Sycamore Common at the Effective Time, a notice and transmittal form, which shall be in customary form and reasonably acceptable to Sycamore, advising such shareholder of the effectiveness of the Merger and the procedures for surrendering to the

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Exchange Agent outstanding certificates formerly evidencing shares of Sycamore Common in exchange for the Merger Consideration. Until so surrendered, each outstanding certificate that prior to the Effective Time represented shares of Sycamore Common shall be deemed for all corporate purposes to evidence ownership of the number of full shares of LCNB Common into which the same shall have been converted and/or cash; provided, however, that dividends or distributions otherwise payable with respect to shares of LCNB Common into which Sycamore Common shall have been so converted shall be paid with respect to such shares only when the certificate or certificates evidencing shares of Sycamore Common shall have been so surrendered (or in lieu of surrendering such certificates in the case of lost, stolen, destroyed or mislaid certificates, upon execution of such documentation as may be reasonably required by Exchange Agent) and thereupon any such dividends and distributions shall be paid, without interest, to the holder entitled thereto; subject, however, to the operation of any applicable escheat or similar laws relating to unclaimed funds.

1.6

Consummation of the Merger.  When all necessary documents have been filed and recorded with the Office of the Comptroller of the Currency in accordance with the laws of the United States, and the Merger becomes effective, the separate existence of Sycamore shall cease and Sycamore shall be merged with and into Bank (which will be the “Surviving Corporation”), and which shall continue its corporate existence under the laws of the United States under the name “LCNB National Bank.”  Prior to the Effective Time, LCNB will effect an amendment to the Articles of Association of the Bank to change the name of the Bank to “LCNB National Bank” and will cause the Bank to notify the office of the Comptroller of the Currency of the name change in accordance with applicable federal law.

1.7

Charter of Surviving Corporation.  The Articles of Association of Bank, in effect as of the Effective Time, shall be the Articles of Association of the Surviving Corporation, until further amended as provided by law.

1.8

Boards of Directors and Officers.  The directors and officers of the Surviving Corporation shall be the same as the directors and officers of Bank as of the Effective Time to serve until such time as their successors are duly elected and qualified in accordance with the charter and bylaws of the Surviving Corporation and the laws of the United States.

1.9

Bylaws of Surviving Corporation.  The Bylaws of Bank at the Effective Time shall be the bylaws of the Surviving Corporation, until amended as provided therein and in accordance with law.

1.10

Legal Effect of Merger.  At the Effective Time, the effect of the Merger shall be as provided by the applicable provisions of the laws of the United States. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time: the separate existence of Sycamore shall cease; Bank shall possess all assets and property of every description, and every interest therein, wherever located; and the rights, privileges, immunities, powers, franchises and authority, of a public as well as a private nature, of each of Bank and Sycamore, and all obligations owing by or due each of Bank and Sycamore shall be vested in, and become the obligations of, Bank, without further act or deed.

1.11

Cooperation.  From time to time as and when requested by the Surviving Corporation, or by its successors or assigns, the officers and directors of Sycamore in office at the Effective Time shall execute and deliver such instruments and shall take or cause to be taken such further or other action as shall be necessary in order to vest or perfect in the Surviving Corporation or to confirm of record or otherwise, title to, and possession of, all the assets, property, interests, rights, privileges,

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immunities, powers, franchises and authority of Sycamore and otherwise to carry out the purposes of this Agreement.

1.12

Filing of Merger Documents.  This Agreement, and all other agreements, documents, instruments and certificates relating hereto or to the Merger, shall be filed with the appropriate governmental authorities in accordance with the requirements of the laws of the United States.

1.13

Dissenters Rights.  Holders of Sycamore Common shall be entitled to relief as dissenting shareholders pursuant to 12 U.S.C. Section 215a.   Holders of Sycamore Common who exercise dissenters rights shall be treated as receiving a portion of the Merger Cash Component in exchange for their shares of Sycamore Common.

1.14

Anti-Dilution Provisions.  In the event LCNB changes (or establishes a record date for changing) the number of shares of LCNB Common issued and outstanding between the date hereof and the Effective Time as a result of a stock split, stock dividend, recapitalization, reclassification, split up, combination, exchange of shares, readjustment or similar transaction with respect to the outstanding shares of LCNB Common and the record date therefore shall be prior to the Effective Time, the shares of LCNB Common to be issued to the holders of Sycamore Common as part of the Merger Consideration and the Merger Stock Component shall be proportionately adjusted.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF SYCAMORE

Sycamore represents and warrants to LCNB and Bank that as of the date hereof or as of the indicated date, as appropriate, and except as otherwise disclosed in the Sycamore Disclosure Schedules (the “Sycamore Schedules”) hereto delivered by Sycamore to LCNB and Bank in connection with the execution of this Agreement:

2.1

Good Standing; Capitalization.  Sycamore (i) is duly incorporated, validly existing and in good standing as a national bank under the laws of the United States; (ii) is duly authorized to conduct the business in which it is engaged; (iii) has 2,000,000 shares of Sycamore Common authorized and has 1,000,000 shares of Sycamore Preferred authorized pursuant to its Articles of Association, which together are the total number of shares Sycamore is authorized to have outstanding; (iv) has no outstanding securities of any kind, nor any outstanding options, warrants or other rights entitling another person to acquire any securities of Sycamore of any kind, other than (a) 279,733 shares of Sycamore Common, which presently are duly issued and outstanding and fully paid and non-assessable, (b) 560 shares of Sycamore Preferred, which presently are duly issued and outstanding and fully paid and non-assessable and (c) options to purchase a total of 9,355 shares of Sycamore Common issued pursuant to the Stock Plan, of which 8,180 are, or will be at the Effective Time, vested, which were granted to and are currently held by the employees, officers and directors (and their heirs and assigns) of Sycamore.

2.2

Corporate Authority; Binding Obligation.

2.2.1

The Board of Directors of Sycamore, by resolution adopted by the unanimous vote of all directors present at a meeting duly called and held in accordance with applicable law, have duly approved this Agreement, and have directed that this Agreement be submitted to a vote of Sycamore’s shareholders at the annual or a special meeting of the shareholders to be called for that purpose, all in accordance with and as required by law and in accordance with the Articles of Association and Bylaws of Sycamore.

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2.2.2

Sycamore has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder subject to certain required regulatory and shareholder approvals. The Agreement, when executed and delivered, will have been duly authorized and will constitute the valid and binding obligation of Sycamore, enforceable in accordance with its terms, except to the extent that (i) enforceability thereof may be limited by insolvency, reorganization, liquidation, bankruptcy, readjustment of debt or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the availability of certain remedies may be precluded by general principles of equity, subject, however, to the receipt of requisite regulatory approvals and the approval of Sycamore’s shareholders.

2.2.3

Except as disclosed in the Sycamore Schedules, neither the execution of this Agreement, nor the consummation of the transactions contemplated hereby, (i) conflicts with, results in a breach of, violates or constitutes a default under, Sycamore’s Articles of Association or Bylaws or, to Sycamore’s knowledge, any federal, state or local law, statute, ordinance, rule, regulation or court or administrative order, or any agreement, arrangement, or commitment, to which Sycamore is subject or bound; (ii) to the knowledge of Sycamore results in the creation of or gives any person the right to create any material lien, charge, encumbrance, or security agreement or any other material rights of others or other material adverse interest upon any material right, property or asset belonging to Sycamore; (iii) terminates or gives any person the right to terminate, amend, abandon, or refuse to perform any material agreement, arrangement or commitment to which Sycamore is a party or by which Sycamore’s rights, properties or assets are subject or bound; or (iv) accelerates or modifies, or gives any party thereto the right to accelerate or modify, the time within which, or the terms according to which, Sycamore is to perform any duties or obligations or receive any rights or benefits under any material agreements, arrangements or commitments. For purposes of subparagraphs (iii) and (iv) immediately preceding, material agreements, arrangements or commitments exclude agreements, arrangements or commitments having a term expiring less than six months from the date of this Agreement or which do not require the expenditure of more than $5,000 over the term of the agreement, arrangement or commitment (but shall include all agreements, arrangements or commitments pursuant to which credit has been extended by Sycamore).

2.3

Corporate Documents.  Complete and accurate copies of the Articles of Association, and all amendments thereto, and Bylaws of Sycamore in force as of the date hereof have been delivered to LCNB.

2.4

Financial Statements.  Sycamore has previously furnished to LCNB its unaudited balance sheet and statement of operations as of March 31, 2007, and audited balance sheets and statements of operation for the years ended December 31, 2006, December 31, 2005 and December 31, 2004, together with the opinions of its independent certified public accountants associated therewith (the “Sycamore Financial Statements”).  Sycamore also has previously furnished to LCNB its Call Reports as filed with the Federal Deposit Insurance Corporation (FDIC) as of March 31, 2007 and December 31, 2006. The Sycamore Financial Statements fairly present the consolidated financial condition of Sycamore as of the date thereof, and for the years or periods covered thereby are in conformity with generally accepted accounting principles, consistently applied (except as stated therein and except for the omission of notes to unaudited statements and year-end adjustments to interim results). There are no known liabilities, obligations or indebtedness of Sycamore required to be disclosed in the Sycamore Financial Statements other than the liabilities, obligations or indebtedness disclosed in such financial statements (including footnotes). Sycamore shall continue to furnish such financial information for subsequent monthly periods, to the extent available, and quarterly periods to LCNB as soon as practicable until the Closing Date (as defined herein), and such financial information shall be included in the definition of “Sycamore Financial Statements” for purposes of this Agreement.

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2.5

Marketable Title.  Except as disclosed in the Sycamore Schedules, Sycamore has good and marketable title to all of the material properties and assets reflected in its balance sheet as of March 31, 2007, and which are still owned by Sycamore, and Sycamore has good and marketable title to all material properties and assets acquired by it after such date and still owned by it, subject to (i) any liens and encumbrances that do not materially adversely impair the use of the property, (ii) statutory liens for taxes not yet due and payable, and (iii) minor defects and irregularities in title that do not materially adversely impair the use of the property.

2.6

Absence of Material Changes.  Since March 31, 2007 to the date hereof, there have been no material adverse changes in the financial condition, operations or business of Sycamore on a consolidated or separate basis; and Sycamore is not aware of any events which have occurred since March 31, 2007 to the date hereof which reasonably can be expected to result in any material adverse change in the financial condition, operations or business of Sycamore.

2.7

Absence of Litigation.  There is no litigation nor actions, suits, proceedings, investigations or assessments of any kind pending or, to the knowledge of Sycamore, threatened against Sycamore which reasonably can be expected to result in any material adverse change in the financial condition, operations or business of Sycamore.

2.8

Extraordinary Transactions.  Since March 31, 2007 to the date hereof, Sycamore has been operated in the ordinary course of business, has not made any changes in its respective capital or corporate structures, nor any material changes in its methods of business operations and has not provided any increases in employee salaries or benefits other than in the ordinary course of business. Except as disclosed in the Sycamore Schedules, since March 31, 2007 to the date hereof, Sycamore has not declared or paid any dividends nor made any distributions of any other kind to its shareholders.

2.9

Taxes.  Sycamore has timely filed all material federal, state and local tax returns required to be filed (after giving effect to all extensions) by it, and has paid or provided for all material tax liabilities shown to be due thereon or which have been assessed against it. All tax returns filed by Sycamore through the date hereof constitute complete and accurate representations of the tax liabilities of Sycamore for such years and accurately set forth all items (to the extent required to be included or reflected in such returns) relevant to its future tax liabilities, including the tax basis of its properties and assets in all material respects.

For purposes of this Section, the term “taxes” shall include all income, franchise, gross receipts, real and personal property, real property transfer and gains, wage, employment and sales taxes.  As of the date of this Agreement, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of Sycamore and no claim has been made by any authority in a jurisdiction where Sycamore does not file tax returns that Sycamore is subject to taxation in that jurisdiction.  All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to Sycamore have been paid in full or adequate provision has been made for any such taxes on Sycamore’s balance sheet (in accordance with GAAP).  Sycamore has not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect.  Sycamore has withheld and paid all material taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party, and Sycamore has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements.  Sycamore has not (i) made an election under Section 341(f) of the Code, (ii) issued or assumed any obligation under Section 279 of the Code, any high yield discount obligation as described in Section 163(i) of the Code or any registration-required obligation within the meaning of Section

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163(f)(2) of the Code that is not in registered form or (iii) been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

2.10

Contracts.  Except as disclosed in the Sycamore Schedules, Sycamore is not a party to (i) any written employment contracts or written contracts of any other kind with any of its officers, directors or employees or (ii) any material contract, lease or agreement of any other kind which is not assignable as a result of the Merger provided for herein without the consent of another party, except for contracts, leases or agreements which do not have terms extending beyond six months from the date of this Agreement or contracts, leases or agreements which do not require a total expenditure over the term of the contract, lease or agreement of more than $5,000 thereunder.

2.11

Loan Losses.  Except as disclosed in the Sycamore Schedules, since March 31, 2007 to the date hereof, Sycamore has not incurred any unusual or extraordinary loan losses which are material and in light of Sycamore’s historical loan loss experience and its management’s analysis of the quality and performance of the loan portfolios, as of March 31, 2007, its reserve for loan losses was adequate to absorb all known and reasonably anticipated losses as of such date.

2.12

Absence of Fees.  Except for dealings with and obligations to Sandler O’Neill & Partners L.P., Sycamore (i) has not, directly or indirectly, dealt with any broker or finder in connection with this transaction and (ii) has neither incurred nor will it incur any obligation for any broker’s or finder’s fee or commission in connection with the transactions provided for in this Agreement.

2.13

Legal Compliance.  Except as disclosed in the Sycamore Schedules, to the knowledge of Sycamore, neither Sycamore nor any employee, officer or director has knowingly engaged in any activity or omitted to take any action which, in any material way, has resulted or could result in the violation of, or material failure to comply with the regulatory requirements of (i) any local, state or federal law (including without limitation the Bank Secrecy Act, the Community Reinvestment Act, applicable consumer protection and disclosure laws and regulations, including without limitation, Truth in Lending, Truth in Savings and similar disclosure laws and regulations, and equal employment and employment discrimination laws and regulations) or (ii) any regulation, order, injunction or decree of any court or governmental body, the violation of the foregoing subclauses which could reasonably be expected to have a material adverse effect on the financial condition, operations or business of Sycamore. Except as disclosed in the Sycamore Schedules, Sycamore possesses all licenses, franchises, permits and other governmental authorizations necessary for the continued conduct of its business without material interference or interruption.

2.14

Material Information.  To the knowledge of Sycamore, neither this Agreement nor any report, statement, list, certificate or other information furnished by Sycamore to LCNB or its agents in connection with this Agreement or any of the transactions contemplated hereby contains an untrue statement of material fact or omits or shall omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

2.15

Environmental Matters.

(a)  As used in this Agreement, “Environmental Laws” means all local, state and federal environmental, health and safety laws and regulations in all jurisdictions in which the parties hereto have done business or owned property, including, without limitation, the Federal Resource Conservation and Recovery Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act, the Federal Clean Water Act, the Federal Clean Air Act, and the Federal Occupational Safety and Health Act.

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(b)  To Sycamore’s knowledge, neither the conduct nor operation of Sycamore nor any condition of any property owned by Sycamore within the past ten (10) years and used in its business operations or the condition of the property owned by Sycamore in the past ten (10) years but not used in its business operations violate or violated Environmental Laws or, except as described in the Sycamore Schedules, to Sycamore’s knowledge contained or contains any underground storage tank, and to Sycamore’s knowledge no condition or event has occurred with respect to it or any such property that, with notice or the passage of time, or both, would constitute a violation of Environmental Laws or obligate Sycamore to remedy, stabilize, neutralize or otherwise alter the environmental condition of any such property.  Sycamore has not received any notice from any person or entity that Sycamore or the operation of any facilities or any property owned by Sycamore is or was in violation of any Environmental Laws or that Sycamore is responsible for the cleanup of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on or beneath any such property.  All permits required of Sycamore for its operation on any properties owned or leased by it have been obtained and to its knowledge, Sycamore is in compliance with the terms, conditions and provisions of such permits.

2.16

Employee Plans.

2.16.1

Identification.  The Sycamore Schedules contain a complete and accurate list of all employee benefit plans (within the meaning of Section 3(3) of ERISA), stock purchase, stock option, severance, retention, change-in-control, fringe benefit, termination, supplemental retirement, collective bargaining, bonus, performance awards, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements relating to the employees of Sycamore, whether or not subject to ERISA (including any funding mechanism now in effect or required in the future as a result of the transactions contemplated in this Agreement or otherwise), sponsored, maintained or participated in by Sycamore or to which Sycamore contributes (or have an obligation to contribute) on behalf of their current or former employees (or their beneficiaries or dependents) and all employee benefit plans previously sponsored or contributed to on behalf of their employees within the last five years (the “Benefit Plans”). Sycamore has provided to LCNB copies of all plan documents, determination letters, pending determination letter applications, trust instruments, insurance contracts, administrative services contracts, annual reports and all schedules thereto, actuarial valuations, summary plan descriptions, summaries of material modifications, administrative forms and other documents that constitute a part of or are incident to the administration of the Benefit Plans.  In addition, Sycamore has provided to LCNB a written description of all existing practices engaged in by Sycamore or its subsidiaries that constitute Benefit Plans.  Except as set forth in the Sycamore Schedules and subject to the requirements of the Code and ERISA, each of the Benefit Plans can be terminated or amended at will by Sycamore with no penalty, acceleration of vesting or required payment.  No unwritten amendment exists with respect to any Benefit Plan.

2.16.2

Administration.  To Sycamore’s knowledge, each Benefit Plan has been administered and maintained in material compliance with its terms and with all applicable Laws.  Sycamore has made all necessary filings, reports and disclosures with respect to all applicable Benefit Plans.

2.16.3

Examinations.  Sycamore has not received any notice that any Benefit Plan is currently the subject of an audit, investigation, enforcement action or other similar proceeding conducted by any state or federal government authority or court and to Sycamore’s knowledge, no such audit, investigation, action or proceeding is threatened.

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2.16.4

Prohibited Transactions.  Except as set forth on the Sycamore Schedules, no prohibited transactions (within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA) have occurred with respect to any Benefit Plan, and Sycamore has not engaged in any nonexempt prohibited transaction.  The transactions contemplated by this Agreement are consistent with ERISA, including the fiduciary duty rules under ERISA, and do not constitute a non-exempt prohibited transaction under ERISA and the Code.

2.16.5

Claims and Litigation.  No pending or to Sycamore’s knowledge, threatened, claims, suits or other proceedings exist with respect to any Benefit Plan or employment agreement other than routine benefit claims filed by participants or beneficiaries.  No assets of Sycamore nor any member of a controlled group of businesses (within the meaning of Section 414(n)(6)(B) of the Code) in which Sycamore is a member (a “Controlled Group”) are subject to a lien with respect to any Benefit Plan under applicable provisions of the Code and ERISA.

2.16.6

Qualification.  Each Benefit Plan intended to qualify under Section 401(a) of the Code is and, since its inception, has been so qualified and a determination letter, opinion notification, or advisory letter has been issued by the IRS to the effect that each such Benefit Plan is so qualified as of the dates of such determination letters, opinions or advisory letters and that each trust forming a part of any such Benefit Plan is exempt from tax pursuant to Section 501(a) of the Code and to Sycamore's knowledge, no circumstances exist which would adversely affect such qualification or exemption.  No Benefit Plan is funded by a trust described in Section 501(c)(9) of the Code.

2.16.7

Funding Status.  All payments required by any Benefit Plan or by any agreement or by law (including, without limitation, all contributions, insurance premiums and inter-company charges) with respect to all periods through the Closing Date shall have been made or accrued prior to the Closing (on a pro-rata basis where such payments are otherwise discretionary at year end).  Sycamore does not have any unfunded or under-funded liabilities pursuant to any Benefit Plan that is not intended to be qualified under Section 402(a) of the Code, except as otherwise reflected in the Sycamore Financial Statements.

2.16.8

Excise Taxes.  Neither Sycamore nor any member of a Controlled Group has any liability, direct or indirect, to pay excise taxes with respect to any Benefit Plan under applicable provisions of the Code or ERISA.

2.16.9

Multiemployer Plans.  Neither Sycamore nor any member of a Controlled Group is or ever has been obligated to contribute to a multiemployer plan within the meaning of Section 3(37) of ERISA and during the last six years has not incurred any withdrawal liability.

2.16.10

 PBGC.  None of the Benefit Plans is subject to the requirements of Section 302 or Title IV of ERISA or Section 412 of the Code.

2.16.11

 Retirees.  Except as set forth in the Sycamore Schedules, Sycamore does not have any obligation or commitment to provide medical, dental, life or other welfare insurance benefits to or on behalf of any of its employees who may retire or terminate employment or any of its former employees who have retired or terminated employment except as may be required pursuant to the continuation of coverage provisions of Section 4980B of the Code and Sections 601 through 608 of ERISA.

2.16.12

No Commitments.  Except as set forth in the Sycamore Schedule, there is no plan or commitment, whether legally binding or not, to establish any new Benefit Plan, to enter into any employment agreement or to modify or to terminate any Benefit Plan or employment agreement

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(except to the extent required by law or as required by this Agreement), nor has any intention to do any of the foregoing been communicated to any employee of Sycamore.

2.16.13

 No Acceleration.  Except as set forth in the Sycamore Schedule, the execution of, and performance of the transactions contemplated by this Agreement will not (either alone or in conjunction with another event, such as a termination of employment or other services) (i) result in any additional payment by Sycamore (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting (other than vesting and payment of accrued benefits under any Benefit Plan intended to qualify under Section 401(a) of the Code, if such plans are terminated), but solely to the extent such vesting or distribution is required in connection with a termination or partial termination of any such plan within the meaning of Section 411(d)(3) of the Code, increase in benefits or an obligation to fund benefits with respect to any employee of Sycamore, or (ii) result in the triggering or imposition of any restrictions or limitations on the right of Sycamore or Purchaser to amend or terminate any Benefit Plan.

2.16.14

 COBRA.  With respect to each Benefit Plan that provides healthcare coverage, Sycamore has substantially complied with (a) the applicable healthcare continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), and the applicable COBRA regulations and (b) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations thereunder.  Neither Sycamore nor its subsidiaries have incurred any material liability (other than for continuation coverage as required by COBRA) under Sections 4980B or 4980C of the Code.

2.16.15

 Change in Control Agreements.  The Sycamore Schedules set forth a true, complete and accurate list of all bonuses, payments or other obligations that Sycamore owes to its officers, directors, and employees that will be triggered by, or result from, the execution of the Agreement or the consummation of the transactions contemplated in this Agreement, including, without limitation, any “stay” or “retention” bonuses, any bonuses or payments as a result of a change in control of Sycamore, or any acceleration of any options, rights or other benefits as a result of the transactions contemplated in this Agreement (collectively, the “Change in Control Payments”).  There is no contract, plan or arrangement covering any individual that, individually or collectively, could give rise to the payment by Sycamore of any amount that would be characterized as an “excess parachute payment” (within the meaning of Section 280G(b)(1) of the Code), would not be deductible by LCNB or Sycamore by reason of Section 280G of the Code, or would constitute compensation in excess of the limitations set forth in Section 162(m) of the Code.

2.16.16

 Section 409A Compliance.

Each Benefit Plan that is a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) now complies with, or can and will be amended before December 31, 2007 to comply with, and has been operated and administered in compliance with, the applicable requirements of Section 409A of the Code, including any regulations promulgated in proposed or final form and guidance issued thereunder from the period beginning January 1, 2005 through the date hereof or, to the extent amounts were deferred and vested (as defined under Section 409A) in taxable years beginning before January 1, 2005, the plan under which the deferral is made has not been materially modified since October 2, 2004.

2.17

Labor Matters.  Sycamore is not or has not ever been a party to, or is not or has not ever been bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization with respect to its employees, nor is Sycamore the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel Sycamore to bargain with any labor organization as to wages and conditions of employment, nor is there any strike, other labor dispute or organizational effort involving Sycamore pending or

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threatened.  Sycamore is in material compliance with applicable laws regarding employment of employees and retention of independent contractors and is in material compliance with applicable employment tax laws.

2.18

Intentionally left blank.

2.19

Absence of Regulatory Actions.  Except as disclosed in the Sycamore Schedules, Sycamore is not a party to any cease and desist order, written agreement or memorandum of understanding with, or any commitment letter or similar undertaking to, or is subject to any action, proceeding, order or directive by, or is a recipient of any extraordinary supervisory letter from any federal or state governmental authority charged with the supervision or regulation of depository institutions or depository institution holding companies or engaged in the insurance of bank and/or savings and loan deposits (“Government Regulators”), or has adopted any board resolutions at the request of Government Regulators, nor has it been advised by Government Regulators that any of them is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such action, proceeding, order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

2.20

No Undisclosed Liabilities.  Sycamore does not have any liability, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit or proceeding, hearing, charge, complaint, claim or demand against Sycamore giving rise to any such liability) required in accordance with GAAP to be reflected in the balance sheet of Sycamore or the notes thereto, except (i) for liabilities set forth or reserved against in the Sycamore Financial Statements, (ii) for normal fluctuations in the amount of the liabilities referred to in clause (i) above or other liabilities occurring in the ordinary course of business of Sycamore since the date of the most recent balance sheet included in the Sycamore Financial Statements, which such fluctuations in the aggregate are not material to Sycamore (iii) liabilities relating to the possible sale of Sycamore or other transactions contemplated by this Agreement, and (iv) as may be disclosed in the Sycamore Schedules.

2.21

Insurance.  Sycamore has previously delivered to LCNB a list and a brief description of all insurance policies currently in force with respect to Sycamore.  All premiums due on such policies have been paid, and such policies will continue to remain in force through the Effective Time.  Sycamore has also previously delivered to LCNB a description of all claims  currently pending under such insurance policies, together with a list of all other claims which have been filed during the last three (3) years and a description of the disposition thereof.

2.22

Interest Rate Risk Management.  All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements were entered into (i) in accordance with prudent banking practices and all material applicable laws, rules, regulations and regulatory policies and (ii) with counter-parties reasonably believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of Sycamore and to its knowledge the counter-parties thereto, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles), and are in full force and effect (except to the extent that they have been fully performed or terminated) in all respects material to Sycamore. Neither Sycamore nor to its knowledge any counter-party thereto is in breach of any of its respective obligations under any such agreement or arrangement.

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2.23

Investment Portfolios.  The investment portfolios of Sycamore consist of securities in marketable form. Except as disclosed in the Sycamore Schedules, since March 31, 2007 to the date hereof, Sycamore has not incurred any unusual or extraordinary losses in its investment portfolio, and, except for matters of general application to the banking industry (including, but not limited to, changes in laws or regulations or generally accepted accounting principles) or for events relating to the business environment in general, including market fluctuations and changes in interest rates, the management of Sycamore is not aware of any events which are reasonably certain to occur in the future and which reasonably can be expected to result in any material adverse change in the quality or performance of Sycamore’s investment portfolio.

2.24

Indemnification.  There are no actions, suits, claims, proceedings, investigations or assessments of any kind pending or, to the knowledge of Sycamore, threatened against any of the directors or officers of Sycamore in their capacities as such, which reasonably could be expected to result in any material adverse change in the financial condition, operations or business of Sycamore, and no director or officer of Sycamore currently is being indemnified or seeking to be indemnified by Sycamore pursuant to applicable law or Sycamore’s Articles of Association or Bylaws.

2.25

Performance of Obligations.  There is no agreement to which Sycamore is a party which (i) prohibits or restricts Sycamore’s ability to perform its obligations under this Agreement, or its ability to consummate the transactions contemplated hereby, (ii) would have the effect of invalidating or voiding this Agreement, or any provisions hereof, or (iii) would subject LCNB or Bank to any impediment or condition in connection with the exercise of any of LCNB’s or Bank’s rights under this Agreement.

2.26

No Delay.  As of the date hereof, Sycamore is not aware of the existence of any factor that would materially delay or materially hinder issuance of any of the required regulatory approvals necessary to consummate the Merger or the other transactions contemplated hereby.

2.27

Shareholder Approval; Fairness Opinion.  The affirmative vote of two-thirds of the outstanding shares of Sycamore Common entitled to vote on this Agreement is the only vote of the shareholders of Sycamore required for approval of the Agreement and the consummation of the Merger and the related transactions contemplated hereby.  Sycamore has received the opinion of Sandler O’Neill & Partners, L.P., to the effect that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to Sycamore shareholders.

2.28

Survival of Representations and Warranties.  All representations and warranties contained in this Article II shall expire at the Effective Time, and, thereafter, neither Sycamore nor any officer or director of Sycamore shall have any liability or obligations with respect thereto.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF LCNB

LCNB and Bank, where applicable, represent and warrant to Sycamore that as of the date hereof or as of the indicated date, as appropriate and as otherwise disclosed in the LCNB Disclosure Schedules (the “LCNB Schedules”) hereto delivered by LCNB to Sycamore in connection with this Agreement:

3.1

Good Standing; Capitalization.

3.1.1

LCNB (i) is duly incorporated, validly existing and in good standing as a corporation under the corporation laws of the State of Ohio, and is a registered bank holding company under the Bank Holding Company Act of 1956, as amended; (ii) is duly authorized to conduct the

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business in which it is engaged; (iii) pursuant to LCNB’s Articles of Incorporation, as amended, is authorized to have outstanding 8,000,000 common shares, no par value; (iv) as of the close of business on March 31, 2007, (a) has 6,369,436 shares of LCNB Common issued and outstanding and 734,332 shares held in its treasury; and (b) does not have outstanding any stock options, subscription rights, warrants or other securities entitling the holders to subscribe for or purchase any shares of its capital stock other than options to purchase LCNB Common granted and to be granted to employees, officers and directors under its stock option plans, which at March 31, 2007, had 200,000 shares of LCNB Common reserved for issuance in connection with outstanding options granted under its stock option plans and (v) owns of record and beneficially free and clear of all liens and encumbrances, all of the outstanding shares of the capital stock of Lebanon Citizens National Bank and all of the outstanding shares of the capital stock of Dakin Insurance Agency (“Dakin”) (collectively, Bank and Dakin may be referred to herein as “LCNB Subsidiaries”). Other than Bank and Dakin, LCNB has no other direct or indirect subsidiaries.

3.1.2

Bank (i) is duly incorporated, validly existing and in good standing as a national bank under the laws of the United States; (ii) is duly authorized to conduct the business in which it is engaged; (iii) has 1,000 shares of common stock (“Bank Common”) authorized pursuant to its Articles of Association, which is the total number of shares Bank is authorized to have outstanding; (iv) has no outstanding securities of any kind, nor any outstanding options, warrants or other rights entitling another person to acquire any securities of Bank of any kind, other than 1,000 shares of Bank Common, which presently are duly issued and outstanding and fully paid and non-assessable, and beneficially owned by LCNB.

3.1.3

The LCNB Subsidiaries are each duly incorporated, validly existing and in good standing as a national bank and Ohio corporation, respectively, and each has all requisite power and authority to conduct the business as now conducted by it; and neither of the LCNB Subsidiaries have any outstanding securities of any kind, nor any outstanding options, warrants or other rights entitling another person to acquire any securities of either of the LCNB Subsidiaries.

3.2

Corporate Authority; Binding Obligation.

3.2.1

The Boards of Directors of LCNB and Bank, by resolution adopted by the unanimous vote of all Directors present at a meeting duly called and held in accordance with applicable law, have duly approved this Agreement, including LCNB reserving for issuance to Sycamore shareholders in accordance with this Agreement, a sufficient number of shares of LCNB Common.

3.2.2

LCNB and Bank, each have the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder subject to certain required regulatory approvals. This Agreement, when executed and delivered, will have been duly authorized and will constitute the valid and binding obligation of LCNB and Bank, enforceable in accordance with its terms, except to the extent that (i) enforceability thereof may be limited by insolvency, reorganization, liquidation, bankruptcy, readjustment of debt or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the availability of certain remedies may be precluded by general principles of equity, subject, however, to the receipt of requisite regulatory approvals and the approval of the LCNB shareholders.

3.2.3

Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby, (i) conflicts with, results in a breach of, violates or constitutes a default under LCNB’s Articles of Incorporation or Regulations or Bank’s Articles of Association or bylaws; or, to the knowledge of LCNB, any federal, foreign, state or local law, statute, ordinance, rule,

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regulation or court or administrative order, or any agreement, arrangement, or commitment to which LCNB or the LCNB Subsidiaries is subject or bound; (ii) to the knowledge of LCNB or Bank, results in the creation of or gives any person the right to create any material lien, charge, encumbrance, security agreement or any other material rights of others or other material adverse interest upon any material right, property or asset belonging to LCNB or Bank or (iii) terminates or gives any person the right to terminate, amend, abandon, or refuse to perform any material agreement, arrangement or commitment to which LCNB or Bank is a party or by which LCNB’s or Bank’s rights, properties or assets are subject or bound; or (iv) accelerates or modifies, or gives any party thereto the right to accelerate or modify, the time within which, or the terms according to which, LCNB or Bank is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangements or commitments.

3.3

Financial Statements.  LCNB has furnished to Sycamore its audited consolidated financial statements for the years ended December 31, 2006 and December 31, 2005, together with the opinions of its independent public accountants associated therewith (the “LCNB Financial Statements”). Such consolidated financial statements fairly present the consolidated financial condition and results of operation of LCNB as of their respective dates and for the respective periods covered thereby in conformity with generally accepted accounting principles consistently followed throughout the periods covered thereby. Neither LCNB nor the LCNB Subsidiaries have any material liabilities, obligations or indebtedness required to be disclosed in such financial statements so furnished other than the liabilities, obligations and indebtedness disclosed in such financial statements (including footnotes). LCNB has furnished Sycamore with unaudited consolidated financial statements as of March 31, 2007 and for the three (3) month period then ended and shall continue to furnish information for subsequent calendar quarter periods to Sycamore as soon as such subsequent quarterly statements become publicly available until the Closing Date.

3.4

Absence of Material Changes.  Except for events relating to the business environment in general: (i) since March 31, 2007 to the date hereof, there have been no material adverse changes in the consolidated financial condition, operations or business of LCNB; (ii) LCNB is not aware of any events which have occurred since March 31, 2007, which reasonably can be expected to result in any material adverse change in the consolidated financial condition, operations or business of LCNB; and (iii) since March 31, 2007 to the date hereof, there have been no material changes in the methods of business operations of LCNB and LCNB subsidiaries.

3.5

Absence of Litigation.  There is no litigation nor actions, suits, proceedings, investigations or assessments of any kind pending or to the knowledge of LCNB threatened against LCNB or LCNB Subsidiaries, which reasonably can be expected to result in any material adverse change in the consolidated financial condition, operations or business of LCNB or LCNB Subsidiaries.

3.6

Taxes.  LCNB and the LCNB Subsidiaries have timely filed all material federal, state and local tax returns required to be filed (after giving effect to all extensions) by them, respectively, and have paid or provided for all material tax liabilities shown to be due thereon or which have been assessed against them, respectively.  All tax returns filed by LCNB or the LCNB Subsidiaries through the date hereof constitute complete and accurate representations of the tax liabilities of LCNB and the LCNB Subsidiaries for such years and accurately set forth all items (to the extent required to be included or reflected in such returns) relevant to its future tax liabilities, including the tax basis of its properties and assets in all material respects.

For purposes of this Section 3.6, the term “taxes” shall include all income, franchise, gross receipts, real and personal property, real property transfer and gains, wage and employment taxes.  As of the date of this Agreement, there is no audit examination, deficiency assessment, tax investigation

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or refund litigation with respect to any taxes of LCNB or the LCNB Subsidiaries, and no claim has been made by any authority in a jurisdiction where LCNB or the LCNB Subsidiaries do not file tax returns that LCNB or the LCNB Subsidiaries are subject to taxation in that jurisdiction.  All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to LCNB or the LCNB Subsidiaries have been paid in full or adequate provision has been made for any such taxes on LCNB’s balance sheet (in accordance with GAAP).  LCNB and the LCNB Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect.  LCNB and the LCNB Subsidiaries have withheld and paid all material taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party, and LCNB and the LCNB Subsidiaries have timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code and similar  applicable state and local information reporting requirements.  Neither LCNB nor the LCNB Subsidiaries (i) have made an election under Section 341(f) of the Code, (ii) have issued or assumed any obligation under Section 279 of the Code, any high yield discount obligation as described in Section 163(i) of the Code or any registration-required obligation within the meaning of Section 163(f)(2) of the Code that is not in registered form or (iii) are or have been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

3.7

Loan Losses.  Since March 31, 2007 to the date hereof, Bank has not incurred any unusual or extraordinary loan losses which would be material to LCNB on a consolidated basis; and to the knowledge and belief of LCNB, and in the light of Bank’s historical loan loss experience and their management’s analysis of the quality and performance of their respective loan portfolios, as of March 31, 2007, their consolidated reserves for loan losses are adequate to absorb all known and reasonably anticipated losses as of such date.

3.8

Absence of Fees.  Except for dealings with and obligations to Stifel, Nicolaus & Company, Incorporated, LCNB has not, directly or indirectly, dealt with any broker or finder in connection with this transaction and has not incurred and will not incur any obligation for any broker’s or finder’s fee or commission in connection with the transactions provided for in this Agreement.

3.9

Legal Compliance.  To the knowledge of LCNB, neither LCNB, the LCNB Subsidiaries, nor any employee, officer or director of any of them has knowingly engaged in any activity or omitted to take any action which, in any material way, has resulted or could result in the violation of or material failure to comply with the regulatory requirements of (i) any local, state or federal law (including without limitation the Bank Secrecy Act, the Community Reinvestment Act, applicable consumer protection and disclosure laws and regulations, including without limitation, Truth in Lending, Truth in Savings and similar disclosure laws and regulations, and equal employment and employment discrimination laws and regulations) or (ii) any regulation, order, injunction or decree of any court or governmental body, the violation of either of which could reasonably be expected to have a material adverse effect on the financial condition of LCNB and its subsidiaries taken as a whole. LCNB and the LCNB Subsidiaries possess all licenses, franchise, permits and other governmental authorizations necessary for the continued conduct of their businesses without material interference or interruption.

3.10

Material Information.

3.10.1

To the knowledge of LCNB, neither this Agreement nor any report, statement, list, certificate or other information furnished by LCNB to Sycamore or Sycamore’s agents in connection with this Agreement or any of the transactions contemplated hereby contains an untrue statement of a material fact or omits or shall omit to state a material fact necessary to make the

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statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

3.10.2

True and complete copies of the following documents have been filed by LCNB with the SEC:

3.10.2.1

LCNB’s Annual Report on Form 10-K for the year ended  December 31, 2006 and Quarterly Reports on Form 10-Q for the Quarter ended March 31, 2007;

3.10.2.2

any Current Report on Form 8-K with respect to any event occurring after March 31, 2007 and prior to the date of this Agreement;

3.10.2.3

any report filed by LCNB to amend or modify any of the reports described above; and

3.10.2.4

all proxy statements prepared in connection with meetings of LCNB’s shareholders held subsequent to December 31, 2006.

The information set forth in the documents described in this Section 3.10.2 (including all exhibits thereto and all documents incorporated therein by reference) did not, (a) as of the dates on which such reports were filed with the SEC, contain any untrue statement of a material fact, omit any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, or omit any material exhibit required to be filed therewith and (b) as of the date hereof, except to the extent statements therein have been modified or amended by subsequent filings, such reports do not contain any untrue statement of a material fact, omit any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, or omit any material exhibit required to be filed therewith. Prior to the date hereof no event has occurred subsequent to March 31, 2007 which LCNB is required to describe in a Current Report on Form 8-K other than the Current Reports heretofore furnished by LCNB to Sycamore. LCNB timely shall furnish Sycamore with copies of all reports filed by LCNB with the SEC subsequent to the date of this Agreement and until the Closing Date.

3.11

Employee Plans.

3.11.1

“LCNB Compensation and Benefit Plans,” collectively, means all bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, severance, welfare and fringe benefit plans, employment or severance agreements and all similar practices, policies and arrangements maintained or contributed to (currently or within the last five years), by LCNB or the LCNB Subsidiaries and in which any employee or former employee (the “LCNB Employees”) of LCNB or the LCNB Subsidiaries participates or to which any such Porter Employees are parties.

3.11.2

Each LCNB Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, or any regulations or rules promulgated thereunder, and all filings, disclosures  and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made. Each LCNB Compensation and Benefit Plan which is a pension plan and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter (including a determination that the related trust under such LCNB Compensation and Benefit Plan is exempt from tax under Section 501(a) of the

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Code) or opinion letter, as applicable, from the IRS, and LCNB is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no material pending or, to the knowledge of LCNB, threatened, legal action, suit or claim relating to the LCNB Compensation and Benefit Plans other than routine claims for benefits thereunder. Neither LCNB nor any of the LCNB Subsidiaries has engaged in a transaction, or omitted to take any action, with respect to any LCNB Compensation and Benefit Plan that would reasonably be expected to subject LCNB or any of the LCNB Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA, assuming for purposes of Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof.  LCNB or the LCNB Subsidiaries, as appropriate, have made a timely top-hat filing under Title I of ERISA with respect to all nonqualified deferred compensation arrangements to which any LCNB Employee is a party.

3.11.3

All contributions required to be made under the terms of any LCNB Compensation and Benefit Plan have been timely made in cash or have been reflected on the LCNB Financial Statements as of December 31, 2006.  No pension plan of LCNB or the LCNB Subsidiaries has an “accumulated funding deficiency” (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA.

3.11.4

Neither LCNB nor any of the LCNB Subsidiaries maintains any LCNB Compensation and Benefit Plans covering foreign Employees.

3.11.5

Each LCNB Compensation and Benefit Plan that is or has ever been a “nonqualified deferred compensation plan” within the meaning of Code Section 409A and associated Treasury Department guidance, including IRS Notice 2005-1 and Proposed Treasury Regulations Sections 1.409A-1 et seq. (collectively, “409A”) has been operated, notwithstanding any terms to the contrary, in good faith compliance with 409A, to the extent required under 409A.

3.12

Labor Matters.  Neither LCNB nor the LCNB Subsidiaries are or have ever been a party to, or are or have ever been bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization with respect to its employees, nor are LCNB or the LCNB Subsidiaries the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel LCNB or the LCNB Subsidiaries to bargain with any labor organization as to wages and conditions of employment, nor is there any strike, other labor dispute or organizational effort involving LCNB or the LCNB Subsidiaries pending or, to LCNB’s knowledge, threatened.  LCNB and the LCNB Subsidiaries are in compliance with applicable laws regarding employment of employees and retention of independent contractors and are in compliance with applicable employment tax laws.

3.13

Intentionally left blank.

3.14

Absence of Regulatory Actions.  Neither LCNB nor the Bank are a party to any cease and desist order, written agreement or memorandum of understanding with, or any commitment letter or similar undertaking to, or is subject to any action, proceeding, order or directive by, or is a recipient of any extraordinary supervisory letter from any Government Regulators, or has adopted any board resolutions at the request of any Government Regulator, nor has it been advised by any Government Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such action, proceeding, order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

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3.15

Interest Rate Risk Management.  All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for LCNB’s  own account, or for the account of Bank or its customers, were entered into (i) in accordance with prudent banking practices and all material applicable laws, rules, regulations and regulatory policies and (ii) with counter-parties reasonably believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of LCNB or Bank and to their knowledge the counter-parties thereto, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles), and are in full force and effect (except to the extent that they have been fully performed or terminated) in all respects material to LCNB. Neither LCNB nor Bank, nor to their knowledge any counter-party thereto is, in any respect material to LCNB on a consolidated basis, in breach of any of its obligations under any such agreement or arrangement.

3.16

Investment Portfolios.  The investment portfolios of LCNB and Bank consist of securities in marketable form. Since March 31, 2007 to the date hereof, LCNB and Bank, on a consolidated basis, have not incurred any unusual or extraordinary losses in their respective investment portfolios, and, except for events relating to the business environment in general, including market fluctuations, the management of LCNB is not aware of any events which are reasonably certain to occur in the future and which reasonably can be expected to result in any material adverse change in the quality or performance of the investment portfolios of LCNB and the Bank on a consolidated basis.

3.17

Indemnification.  There are no actions, suits, claims, proceedings, investigations or assessments of any kind pending or, to the knowledge of LCNB, threatened against any of the directors or officers of LCNB or the LCNB Subsidiaries in their capacities as such, which reasonably could be expected to result in any material adverse change in the consolidated financial condition, operations or business of LCNB, and no director or officer of LCNB or the LCNB Subsidiaries currently is being indemnified or seeking to be indemnified by either LCNB or the LCNB Subsidiaries pursuant to applicable law or LCNB’s Articles of Incorporation or Regulations or the LCNB Subsidiaries’ respective corporate governance documents.

3.18

Performance of Obligations.  There is no agreement to which LCNB or Bank is a party which (i) prohibits or restricts LCNB’s or Bank’s ability to perform its obligations under this Agreement, or its ability to consummate the transactions contemplated hereby, (ii) would have the effect of invalidating or voiding this Agreement, or any provisions hereof, or (iii) would subject Sycamore to any impediment or condition in connection with the exercise of any of Sycamore’s rights under this Agreement.

3.19

No Delay.  As of the date hereof, LCNB is not aware of the existence of any factor that would materially delay or materially hinder issuance of any of the required regulatory approvals necessary to consummate the Merger or the other transactions contemplated hereby.

3.20

Fairness Opinion.  LCNB has received the opinion of Stifel, Nicolaus & Company, Incorporated to the effect that, as of a date reasonably proximate to the date of this Agreement, and subject to the qualifications and assumptions contained therein, the Merger Consideration to be paid by LCNB to the holders of Sycamore Common (other than dissenting shareholders) in connection with the Merger pursuant to this Agreement, is fair to LCNB from a financial point of view.

3.21

Fully Paid, Non-Assessable Shares.  All shares of LCNB Common to be received by the shareholders of Sycamore as a result of the Merger pursuant to the terms of this Agreement shall

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be, upon transfer or issuance, validly issued, fully paid and non-assessable, and will not, upon such transfer or issuance, be subject to the preemptive rights of any shareholder of LCNB.

3.22

Financial Resources; Ratings.  At the date hereof and on the Closing Date, LCNB has, and will have readily available to it in connection with the Merger, an amount of cash equal to the aggregate Merger Cash Component.  As of the date hereof and as of the Closing Date, LCNB and Bank are and will be “well-capitalized” under applicable regulatory definitions and Bank’s examination rating under CRA is and will be “satisfactory” or better.

3.23

Survival of Representations and Warranties.  All representations and warranties contained in this Article III shall expire at the Effective Time, and thereafter, neither LCNB, Bank nor any officer or director of LCNB or Bank shall have any further liability or obligation with respect thereto, except for any misrepresentations, breaches of warranties or violations of covenants that were made with intent to defraud.

ARTICLE IV
OBLIGATIONS, COVENANTS AND COOPERATION

4.1

Sycamore Shareholder’s Meeting.  Sycamore, in consultation with LCNB, will take all actions necessary to call and hold an annual or a special meeting of Sycamore’s shareholders as soon as practicable after the LCNB registration statement relating to this transaction has been declared effective by the Securities and Exchange Commission (the “SEC”) and under all applicable state securities laws for the purpose of approving and adopting this Agreement and any other documents or actions necessary to the consummation of the Merger provided for herein pursuant to law. The Board of Directors of Sycamore shall inform the shareholders of Sycamore in the proxy materials relating to the annual or special meeting that all Directors of Sycamore have provided to LCNB a written agreement of their intent to vote all shares of Sycamore Common which they own of record in favor of approving this Agreement and any such other necessary documents or actions, in substantially the form attached to this Agreement as Appendix A, and all Directors will recommend approval of this Agreement to the other shareholders of Sycamore, subject only to such Directors’ fiduciary obligations, and will use their commercially reasonable efforts to obtain the necessary approvals by the shareholders of this Agreement and the transactions contemplated hereby.

4.2

Sycamore Ordinary Course of Business.   From the date of this Agreement until the Effective Time, Sycamore will be operated in the ordinary course of business and will not, without prior consultation with LCNB, (i) except for the redemption and cancellation of the Sycamore Preferred pursuant to Section 4.12, make any changes in its capital or corporate structures; (ii) issue any additional shares of Sycamore Common or Sycamore Preferred other than pursuant to the exercise of options granted prior to the date hereof; (iii) issue any other equity securities, other than pursuant to the exercise of options granted prior to the date hereof; (iv) issue as borrower any long term debt or convertible or other securities of any kind, or right to acquire any of its securities; (v) make any material changes in its method of business operations; (vi) make, enter into any agreement to make, or become obligated to make, any capital expenditures in excess of $10,000, (vii) make, enter into or renew any agreement for services to be provided to Sycamore or permit the automatic renewal of any such agreement, other than the agreements identified in the Sycamore Schedules which are specifically identified in such Sycamore Schedules as agreements which Sycamore intends to renew, except any agreement for services having a term of not more than three months or requiring the expenditure of not more than $10,000 (for this purpose the phrase “permit the automatic renewal” includes the failure to send a notice of termination of such contract if such failure would constitute a renewal), (viii) sell or otherwise dispose of any real property or personal property; or (ix) except as identified in the Sycamore Schedules, pay or agree to pay salary increases, bonuses or Benefit Plan matching

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contributions.  Sycamore shall not be permitted, without the approval of LCNB, to change or otherwise amend any Benefit Plans other than as required by law or as contemplated herein.

4.3

Affiliates.  Not later than the 15th day prior to the mailing of Sycamore’s proxy statement with respect to the Merger, Sycamore shall deliver to LCNB a list of each person that, to the best of Sycamore’s knowledge, is or is reasonably likely to be, as of the date of the annual or special meeting called to approve the Merger, deemed an “affiliate” of it as that term is used in Rule 145 under the Securities Act of 1933, as amended, or SEC Accounting Series Releases 130 and 135 (the “Sycamore Affiliates”). Sycamore shall use its commercially reasonable efforts to cause each Sycamore Affiliate to execute and deliver to LCNB on or before the mailing of such proxy statement an agreement in the form of Appendix B hereto.

4.4

Regulatory Applications.

4.4.1

LCNB will prepare and cause to be filed at its expense such applications and other documents with the Board of Governors of the Federal Reserve System and the Office of the Comptroller of the Currency and any other governmental agencies as are required to secure the requisite approval of such agencies for the consummation of the transactions provided for in this Agreement, and the parties shall cooperate in the preparation of an appropriate registration statement, including the prospectus, proxy statement, and such other documents necessary to comply with all federal and state securities laws relating to shareholder approval of this transaction and the registration and issuance of the shares of LCNB Common to be issued to the shareholders of Sycamore in this transaction (the expenses thereof, other than accounting, legal, investment banking, financial consulting and associated expenses of Sycamore to be paid by LCNB), and any other laws applicable to the transactions provided for in this Agreement. LCNB shall use all reasonable efforts to file all such applications as promptly as practicable after the execution of this Agreement to secure all such approvals.  Sycamore agrees that it will, as promptly as practicable after request and at its own expense, provide LCNB with all information and documents concerning Sycamore, as shall be required in connection with preparing such applications, registration statements and other documents and in connection with securing such approvals. Prior to filing any such applications or other documents with the applicable governmental agencies, LCNB shall provide copies thereof to Sycamore and a reasonable opportunity to comment.

4.4.2

Supplementing Section 4.4.1, LCNB will prepare and file a Registration Statement on Form S-4 under the Securities Act of 1933 with the Securities and Exchange Commission (the “Registration Statement”) to register a sufficient number of shares of LCNB Common which the shareholders of Sycamore will receive pursuant to Section 1.3 at the Effective Time.  LCNB will use its best efforts to cause such Registration Statement to become effective.  LCNB and Sycamore agree that none of the information supplied or to be supplied by each of them for inclusion or incorporation by reference in (i) the Registration Statement, including the proxy statement and prospectus (the “Proxy Statement/Prospectus”) constituting a part thereof, will, at the time the Registration Statement becomes effective under the Securities Act of 1933, or (ii) the Proxy Statement/Prospectus and any amendment or supplement thereto will, at the date of mailing to shareholders and at the times of the meeting of shareholders of Sycamore to be held in connection with the Merger, in either case contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.5

Cooperation.  Each of the parties hereto agrees to use its commercially reasonable efforts and to cooperate with the other party in all reasonable respects in order to carry out and consummate the transactions contemplated by this Agreement at the earliest practicable time

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including, without limitation, the filing of applications, notices and other documents with, and obtaining approval from, appropriate governmental regulatory agencies.

4.6

Access.  Sycamore agrees to permit LCNB, its officers, employees, accountants, agents and attorneys, upon reasonable advance notice to have reasonable access during business hours to its books, records and properties, for the purpose of preparing for the Closing and the subsequent conversion necessary to effect the Merger.

4.7

Cooperation on Conversion of Systems.  Sycamore agrees to commence immediately after the date of this Agreement (and continue until Closing is completed) using its commercially reasonable efforts to ensure an orderly transfer of information, processes, systems and data to LCNB and to otherwise assist LCNB in facilitating the conversion of all Sycamore’s systems into or to conform with, LCNB’s systems; so that at the Effective Time, the systems of Sycamore are convertible to LCNB’s systems to the fullest extent reasonably possible without actually converting them prior to the Effective Time. The parties acknowledge that such conversion shall not actually occur until after the Effective Time.  In the event this Agreement is terminated prior to the Effective Time, (i) in the event that it is terminated pursuant to Section 7.1.1(a), the breaching party shall bear the cost of the conversion of the parties through the date of this Agreement (which cost shall be included for purposes of calculating any amounts required to be paid pursuant to Section 7.4.1); (ii) in the event that it is terminated pursuant to Section 7.1.7 or 7.1.8, Sycamore shall bear the cost of the conversion of the parties through the date of this Agreement; (iii) in the event that it is terminated pursuant to Sections 7.1.1(b), 7.1.3, 7.1.9,  or 7.2.2 of this Agreement, LCNB shall bear the cost of conversion of the parties through the date of termination of this Agreement; and (iv) in the event that it is terminated by either party pursuant to Sections 7.1.2, 7.1.4, 7.1.5, 7.1.6 or 7.2.1 of this Agreement, each of LCNB and Sycamore shall bear one half the cost of the conversion of the parties through the date of termination of this Agreement.

4.8

Sycamore Employee Plans.

4.8.1

Sycamore National Bank Employees Savings & Profit Sharing Plan and Trust.  Following the Merger, the Bank shall become the sponsor of the Sycamore National Bank Employees Savings & Profit Sharing Plan and Trust (the “Sycamore 401(k) Plan”) as the successor entity to Sycamore.  Subject to the other provisions of this Section 4.8, all former Sycamore employees employed by LCNB or Bank shall continue to be eligible to participate in the Sycamore 401(k) Plan following the Closing Date.

4.8.2

Sycamore Benefit Plans.  Except for Sycamore Benefit Plans designated on Schedule 2.16.1 as not unilaterally terminable, and subject to contractual notice requirements, LCNB shall have full discretion to provide that some or all of the Sycamore Benefit Plans will be frozen, terminated, or both as of the Effective Time or such subsequent date as selected by LCNB; provided, however, that, to the extent such plans are frozen or terminated, and the Bank maintains a similar such plan for its employees, the Bank will make Sycamore employees eligible thereunder, without a gap in coverage as provided in Section 4.9.2.

4.9

Employment Issues.

4.9.1

Prior to the Closing Date, LCNB will meet with and/or interview all existing employees of Sycamore, and will, in its sole discretion, determine which such employees it desires to retain, and in what capacity, subsequent to the consummation of the Merger.  Any employees who LCNB determines to retain after the consummation of the Merger, unless otherwise expressly agreed

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in writing between LCNB and/or Bank or required by a written employment agreement disclosed on the Sycamore Schedules, and the retained employee, shall be employees at-will under Ohio law.

4.9.2

As of the Effective Time, LCNB shall provide that employees of Sycamore who remain employed after the Merger shall be eligible to participate in employee benefit plans which are substantially similar to the benefits provided to other Bank employees, except for the Bank's defined benefit plan.  For purposes hereof, LCNB shall be entitled in LCNB’s discretion to either continue any and/or all of the Sycamore Benefit Plans or shall alternatively provide that employees of Sycamore who remain employed after the Merger shall be entitled to participate in any and/or all of Bank’s employee benefit plans, except for the Bank's defined benefit plan, to the extent that they are eligible pursuant to the terms of such plans with full credit for years of service with Sycamore for eligibility and vesting under such plans, waiver of any pre-existing medical conditions, and credit for any deductibles and co-pay amounts paid prior to the Effective Time. Neither LCNB nor Bank shall provide health benefits to any current or former directors or retirees of Sycamore after the Effective Time except to the extent required by COBRA or other applicable law.

4.9.3

As of the Effective Time, those full time employees of Sycamore (a) who are not offered employment by LCNB or Bank; (b) who are not otherwise covered by a Sycamore severance package; and (c) who sign and deliver a termination and release agreement in the form attached hereto as Appendix C shall be entitled to severance pay. Those individuals entitled to severance pay shall be entitled to receive benefits equal to two weeks of salary, at their rate of pay in effect at the time of termination, for each full year of continuous service with a minimum of four weeks and a maximum of 26 weeks paid, which shall be paid in a lump sum through Bank's regular payroll process within 20 days after the later of the date of such termination or the date the termination and release agreement is signed, provided it is not revoked in accordance with its terms.  Nothing in this Section shall be deemed to limit or modify LCNB's, Bank's or Sycamore's at will employment policy.

4.10

Employment Agreements.  Bank shall enter into employment agreements with each of Mr. John Calhoun and Mr. John Rost(the “Employment Agreements”).

4.11

Sycamore Rights.  At the date of this Agreement, the number of shares subject to Sycamore Rights shall not exceed 9,755.  From the date of this Agreement to the Effective Time, Sycamore shall not grant any additional Sycamore Rights.

4.12

Sycamore Preferred.  Prior to the Effective Time, Sycamore shall redeem for cash all the outstanding shares of Sycamore Preferred in accordance with its Articles of Association, Bylaws and applicable law at a redemption price equal to $500.00 per share, plus accrued dividends, if any.  At the Effective Time, all of the shares of Sycamore Preferred, whether issued or unissued (including any held as treasury shares), shall be cancelled and extinguished and any holder of certificates for shares of Sycamore Preferred shall cease to have any rights as a shareholder of Sycamore.

4.13

Sycamore Board Meetings.  From and after the date of this Agreement and through the Effective Time, Sycamore shall permit LCNB to attend those meetings of the Sycamore Board of Directors, and all committees thereof, each as determined by the Sycamore Board of Directors, in its sole discretion, to involve matters relating to the general business operations of Sycamore and the conversion of such operations upon consummation of the transactions contemplated by this Agreement.  Sycamore shall give LCNB at least five (5) business days’ prior notice of any meeting which the Sycamore Board of Directors has determined LCNB shall be entitled to attend.  Sycamore shall promptly provide LCNB with an accurate and complete copy of all minutes of such meetings.

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4.14

Tax Treatment.  Each of LCNB, Bank and Sycamore agrees not to take any actions subsequent to the date of this Agreement that would adversely affect the ability of Sycamore and its shareholders to characterize the Merger as a tax-free reorganization under Section 368(a) of the Code, and each of LCNB, Bank and Sycamore agrees to take such action as may be reasonably required, if such action may be reasonably taken to reverse the impact of any past actions, that would adversely impact the ability for the Merger to be characterized as a tax-free reorganization under Section 368(a) of the Code.

4.15

Tax Opinion.  LCNB and Sycamore agree that Sycamore shall bear the cost of the legal opinion of Sycamore’s counsel provided for in Section 5.1.7 and that the fee paid to Sycamore’s counsel for such opinion shall be reasonable and customary.

4.16

Sycamore Dividends.  Sycamore agrees that it shall not pay any dividends on the Sycamore Common from the date hereof until the earlier of the Effective Time or termination of this Agreement pursuant to Article VII.

ARTICLE V
CONDITIONS PRECEDENT TO CLOSING

5.1

Conditions to the Obligations of Each of the Parties.  The obligation of each of the parties hereto to consummate the transactions provided for herein is subject to the fulfillment on or prior to the Effective Time of each of the following conditions:

5.1.1

The shareholders of Sycamore shall have duly approved and adopted this Agreement in accordance with and as required by law and in accordance with Sycamore’s corporate governing documents.

5.1.2

Shareholders holding enough shares to jeopardize the tax-free nature of the Merger shall not have exercised their dissenters rights and demanded the fair cash value of shares pursuant to 12 U.S.C. Section 215a.

5.1.3

All necessary governmental and regulatory orders, consents, clearances and approvals and requirements shall have been secured and satisfied for the consummation of such transactions, including without limitation, those of the Federal Reserve System, the Office of the Comptroller of the Currency and the Securities and Exchange Commission to the extent required.

5.1.4

Prior to or at the Effective Time, no material investigation by any state or federal agency shall have been threatened or instituted seeking to enjoin or prohibit, or enjoining or prohibiting, the transactions contemplated hereby and no material governmental action or proceeding shall have been threatened or instituted before any court or government body or authority, seeking to enjoin or prohibit, or enjoining or prohibiting, the transactions contemplated hereby other than investigations, actions and proceedings which have been withdrawn prior to or at the Effective Time without material adverse effect to LCNB or Sycamore and other than regularly scheduled regulatory examinations.

5.1.5

Any waiting period mandated by law in respect of the final approval by any applicable Government Regulators of the transactions contemplated herein shall have expired.

5.1.6

No statute, rule or regulation shall have been enacted, entered, promulgated, interpreted, applied or enforced by any governmental authority which prohibits, restricts or makes illegal consummation of the Merger or any other transactions contemplated by this Agreement.

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5.1.7

LCNB and Sycamore shall have received the written opinion of Sycamore’s legal counsel, dated the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code. In rendering its opinion, Sycamore’s legal counsel will require and rely upon customary representations contained in letters from LCNB and Sycamore that Sycamore’s legal counsel reasonably deems relevant. Sycamore's legal counsel shall not issue such tax opinion if the Continuity of Interest Test described in Section 5.1.8 is not satisfied.

5.1.8

The total value of the shares of LCNB Common issued in the Merger, based upon the closing sales price of LCNB Common as reported on The OTC Bulletin Board Market (excluding sales prices of LCNB Common during extended-hours trading) on the day immediately preceding the Effective Time (the “Continuity of Interest Date”), shall be not less than 45% of the sum of the total Merger Consideration issued in the Merger plus any cash distributed by Sycamore in the redemption of the Sycamore Preferred (the “Continuity of Interest Test”).  If the Continuity of Interest Test would not otherwise be satisfied, LCNB may issue additional shares of LCNB Common sufficient to satisfy the Continuity of Interest Test and must immediately notify Sycamore of such issuance on the Continuity of Interest Date.  Any such additional shares of LCNB Common shall be considered part of the Merger Consideration and shall be valued based upon the closing sales price of LCNB Common on the Continuity of Interest Date as provided in this Section 5.1.8 and shall be registered pursuant to the Registration Statement.

5.2

Conditions to the Obligations of LCNB.  The obligation of LCNB to consummate the transactions provided for herein is subject to the fulfillment at or prior to the Effective Time of each of the following conditions unless waived by LCNB in a writing delivered to Sycamore which specifically refers to the condition or conditions being waived:

5.2.1

All of the representations and warranties of Sycamore set forth in Article II of this Agreement shall be true and correct in all material respects as of the date of this Agreement and at and as of the Closing Date (as hereinafter defined) as if each such representation and warranty was given on and as of the Closing Date, except for (i) any such representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date, and (ii) inaccuracies of representations and warranties which would not have, or would not reasonably be expected to have, a material adverse effect on the financial condition, business or operations of Sycamore taken as a whole.

5.2.2

Sycamore shall have performed all of the obligations required of it under the terms of this Agreement in all material respects.

5.2.3

LCNB shall have received from Stifel, Nicolaus & Company, Incorporated a written fairness opinion to the effect that, as of a date reasonably proximate to the date of this Agreement and subject to the qualifications and assumptions contained therein, the Merger Consideration to be paid by LCNB to the holders of Sycamore Common (other than dissenting shareholders) in connection with the Merger pursuant to this Agreement is fair to LCNB, from a financial point of view, and a supplemental, or “bring-down”, written fairness opinion confirming its original opinion as of a date reasonably proximate to the date of the proxy statement for the Sycamore meeting of shareholders held to approve the Merger.

5.2.4

The receipt of a certificate from Sycamore, executed by the chief executive officer and president, dated the Closing Date, certifying to the knowledge of the chief executive officer

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and president that: (i) all of the representations and warranties set forth in Article II hereof were true and correct as of the date of this Agreement and as of the Closing Date in all material respects, except for any such representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date; and (ii) Sycamore has met and fully complied in all material respects with all of the obligations required of Sycamore under the terms of this Agreement.

5.2.5

The total issued and outstanding shares of Sycamore Common shall not exceed 289,088 shares, including all shares issuable pursuant to the exercise of eligible options to purchase Sycamore Common, and there shall be no issued and outstanding shares of Sycamore Preferred.

5.2.6

There shall not have been any material adverse changes since December 31, 2006 in the business, operations, condition (financial or otherwise), property or prospects of Sycamore; provided, however, that none of the following shall be considered in determining whether a material adverse change has occurred (i) changes in laws, rules or regulations or generally accepted accounting principles or regulatory accounting requirements or interpretations thereof that apply to both LCNB and Sycamore, (ii) actions and omissions of Sycamore taken with the prior written consent of LCNB in contemplation of the transactions contemplated hereby, (iii) direct effects of this Agreement on the operating performance of Sycamore, including reasonable expenses incurred by the parties in consummating the transactions contemplated by this Agreement, (iv) changes resulting from the announcements of transactions contemplated by this Agreement, (v) changes in general political or economic conditions in the United States of America; and (vi) changes resulting from payments made by Sycamore as set forth in Schedule 4.2.

5.3

Conditions to the Obligations of Sycamore.  The obligation of Sycamore to consummate the transactions provided for herein is subject to the fulfillment at or prior to the Effective Time of each of the following conditions unless waived by Sycamore in a writing delivered to LCNB which specifically refers to the condition or conditions being waived:

5.3.1

All of the representations and warranties of LCNB set forth in Article III of this Agreement shall be true and correct in all material respects as of the date of this Agreement and at and as of the Closing Date as if each such representation and warranty was given on and as of the Closing Date, except for any such representations and warranties made as of  a specified date, which shall be true and correct in all material respects as of such date.

5.3.2

LCNB shall have performed all of the obligations required of it under the terms of this Agreement in all material respects.

5.3.3

Sycamore shall have received from Sandler O’Neill & Partners, L.P. written fairness opinions to the effect that the Merger Consideration is fair to the holders of Sycamore Common from a financial point of view as of the date of this Agreement and also as of the date of the proxy statement for the Sycamore meeting of shareholders held to approve the Merger.

5.3.4

The receipt of a certificate from LCNB, executed by its chief executive officer and chief financial officer, dated the Closing Date, certifying to each such officer’s knowledge that: (i)  all of the representations and warranties set forth in Article III hereof were true and correct as of the date of this Agreement and as of the Closing Date in all material respects, except for any such representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date; and, (ii) LCNB has met and fully complied in all material respects with all of the obligations required of it under the terms of this Agreement.

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5.3.5

LCNB shall have registered its shares of common stock to be issued to the Sycamore shareholders hereunder with the SEC pursuant to the Securities Act of 1933, as amended, and with all applicable state securities authorities. The registration statement with respect thereto shall have been declared effective by the SEC and all applicable state securities authorities and no stop order shall have been issued.

5.3.6

There shall not have been any material adverse changes since December 31, 2006 in the business, operations, condition (financial or otherwise), property or prospects of LCNB or the Bank; provided, however, that none of the following shall be considered in determining whether a material adverse change has occurred (i) changes in laws, rules or regulations or generally accepted accounting principles or regulatory accounting requirements or interpretations thereof that apply to both LCNB and Sycamore, (ii) actions and omissions of LCNB taken with the prior written consent of Sycamore in contemplation of the transactions contemplated hereby, (iii) direct effects of this Agreement on the operating performance of LCNB, including reasonable expenses incurred by the parties in consummating the transactions contemplated by this Agreement, (iv) changes resulting from the announcements of transactions contemplated by this Agreement, and (v) changes in general political or economic conditions in the United States of America.

ARTICLE VI
ADDITIONAL COVENANTS

6.1

Confidentiality.  LCNB and Sycamore agree that the non-disclosure/confidentiality agreement entered into on May 31, 2007 shall continue in full force and effect.

6.2

Indemnification.  LCNB and Sycamore shall each indemnify and hold the other harmless for any claim, liability or expense (including reasonable attorneys’ fees) arising from a misstatement or omission in the applications submitted to regulatory agencies for approval of the transaction contemplated by this Agreement relating to the indemnifying party which is based or made in reliance upon any representation, warranty, or covenant of such party in this Agreement or any certification, document, or other information furnished or to be furnished by such party pursuant to this Agreement. From and after Closing Date, this subsection shall be of no further force or effect.

6.3

Press Releases.  LCNB and Sycamore shall agree with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby and thereby, and shall consult with each other as to the form and substance of other public disclosures related thereto, provided, however, that nothing contained herein shall prohibit either party from making any disclosure which its counsel deems required by law.

6.4

Expenses.  Each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by this Agreement, including, without limitation, fees, costs and expenses of its own financial consultants, investment bankers, accountants and counsel.  The expenses of printing and mailing the prospectus/proxy statement to its shareholders shall be paid by Sycamore.  LCNB will bear the costs and expenses associated with the regulatory applications.

6.5

Material Changes.

6.5.1

Between the date hereof and the Closing Date, Sycamore shall promptly advise LCNB in writing of any fact that, if existing or known at the date hereof, would have been required to be set forth or disclosed in or pursuant to this Agreement or of any fact that, if existing or known at the date hereof, would have made any of the representations contained herein untrue to any material extent, and which in each case, would be likely to have a material adverse effect on Sycamore.

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6.5.2

Between the date hereof and the Closing Date, LCNB shall promptly advise Sycamore in writing of any fact that, if existing or known at the date hereof, would have been required to be set forth or disclosed in or pursuant to this Agreement or of any fact that, if existing or known at the date hereof, would have made any of the representations contained herein untrue to any material extent, and which in each case, would be likely to have a material adverse effect on LCNB and its subsidiaries, taken as a whole.

6.6

Notification of Failure to Satisfy Condition.  Each party hereto will promptly notify the other party in writing of the occurrence of any event which will or may result in the failure to satisfy any material condition precedent set forth in this Agreement. Between the date of this Agreement and the Closing Date, each party hereto will notify the other of the satisfaction of such material conditions precedent as they occur.

6.7

Indemnification;  Directors’ and Officers’ Insurance.

6.7.1

LCNB agrees that the Surviving Corporation shall honor after the Effective Time all rights to indemnification now existing in favor of any director, officer, employee or agent of Sycamore (“Indemnified Party” and collectively, the “Indemnified Parties”) as provided in their respective Articles of Association, Bylaws or in any agreement between an Indemnified Party and Sycamore, and such indemnification obligations shall survive the Merger and shall continue in full force and effect for a period of three years from the Effective Time; provided, that, in the event any claim or claims are asserted or made within such three-year period, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims.

6.7.2

LCNB agrees that Sycamore may obtain prior to the Effective Time, or the Surviving Corporation shall, after the Effective Time, cause to be maintained in effect for not less than three years from the Effective Time for the benefit of all current and former directors, officers, employees and agents of Sycamore and any of its Subsidiaries the current policies of the directors’ and officers’ liability insurance maintained by Sycamore; provided, that, the Surviving Corporation may substitute therefor other policies not less advantageous (other than to a de minimus extent) to the beneficiaries of the current policies and provided that such substitution shall not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time; and provided, further, that the Surviving Corporation shall not be required to pay aggregated premiums for the three-year period in excess of 200% of Sycamore’s current annual premium for its directors’ and officers’ liability insurance, and, if the Surviving Corporation is unable to obtain the insurance required by this Section 6.7.2, it shall obtain as much comparable insurance as possible for premiums equal to such maximum amount.

6.7.3

In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in either such case, the proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 6.7.

6.7.4

The Surviving Corporation shall pay all reasonable expenses, including attorneys’ fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 6.7, subject to the limitation of applicable laws.

6.7.5

The provisions of this Section 6.7 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

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ARTICLE VII
TERMINATION

7.1

Termination Conditions.  This Agreement may be terminated at any time prior to the Effective Time by written notice delivered by LCNB to Sycamore or by Sycamore to LCNB in the following instances:

7.1.1

By LCNB or Sycamore, if (a) there has been to the extent contemplated herein, a material misrepresentation, a material breach of warranty or a material failure to comply with any covenant on the part of the other party with respect to the representations, warranties, and covenants set forth herein and such misrepresentation, breach or failure to comply has not been cured (if capable of cure) within thirty (30) days after receipt of written notice, provided, the party in default shall have no right to terminate for its own default or (b) the Continuity of Interest Test has not been met under Section 5.1.8 after giving effect to any additional shares of LCNB Common issued by LCNB as provided herein.

7.1.2

By LCNB or Sycamore, in each case taken as a whole, if the business or assets or financial condition of the other party shall have materially and adversely changed from that in existence on December 31, 2006, other than any such change resulting from any (i) change in laws, rules or regulation or generally accepted accounting principles or regulatory accounting requirements or interpretations thereof that apply to both LCNB and Sycamore, (ii) actions and omissions of LCNB or Sycamore taken with the prior written consent of the other in contemplation of the transactions contemplated hereby, (iii) direct effects of this Agreement on the operating performance of LCNB or Sycamore, including reasonable expenses incurred by the parties in consummating the transactions contemplated by this Agreement, (iv) changes resulting from the announcements of transactions contemplated by this Agreement, (v) changes in general political or economic conditions in the United States of America, and (vi) changes resulting from payments made by Sycamore as set forth in Schedule 4.2.

7.1.3

By LCNB or Sycamore, if the merger transaction contemplated herein has not been consummated by March 31, 2008, provided the terminating party is not in material breach or default of any representation, warranty or covenant contained herein on the date of such termination.

7.1.4

By the mutual written agreement of LCNB and Sycamore.

7.1.5

By LCNB if any event occurs which renders impossible of satisfaction in any material respect one or more of the conditions to the obligations of LCNB to effect the Merger set forth in Sections 5.1 or 5.2 herein and non-compliance is not waived by LCNB.

7.1.6

By Sycamore if any event occurs which renders impossible of satisfaction in any material respect one or more of the conditions of the obligations of Sycamore to effect the Merger as set forth in Sections 5.1 and 5.3 herein and non-compliance is not waived by Sycamore.

7.1.7

By LCNB, if the Board of Directors of Sycamore does not unanimously publicly recommend in the Proxy Statement that Sycamore’s shareholders approve and adopt the Merger and this Agreement or if, after recommending in the proxy that shareholders approve and adopt this Agreement, the Board of Directors of Sycamore shall have withdrawn, modified or amended such recommendation in any respect materially adverse to LCNB.

7.1.8

By Sycamore, if, without breaching Article VIII, Sycamore shall enter into a definitive agreement with a third party providing for an acquisition proposal on terms determined in good faith by the Sycamore board, after consulting with and considering the advice of Sycamore’s

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outside counsel and financial advisor, to constitute a Superior Proposal; provided that the right to terminate this Agreement under this Section shall not be available to Sycamore unless it delivers to LCNB (a) written notice of Sycamore’s intention to terminate at least five days prior to termination and during those five days uses its best efforts to negotiate with LCNB to make such adjustments in the terms and conditions of this Agreement that would enable Sycamore to proceed with the transactions contemplated herein; and (b) simultaneously with such termination, the Termination Fee referred to in Section 7.4.2. For purposes of this Section “Superior Proposal” means an acquisition proposal made by a third party after the date hereof which, in the good faith judgment of the Board of Directors of Sycamore receiving the acquisition proposal, taking into account the various legal, financial and regulatory aspects of the proposal and the person making such proposal, (i) if accepted, is significantly more likely than not to be consummated, and (ii) if consummated, is reasonably likely to result in a materially more favorable transaction than the Merger to Sycamore and its shareholders and other relevant constituencies.

7.1.9

By Sycamore, if its Board of Directors so determines by a majority vote of the members of its entire Board, at any time during the five (5) business day period commencing on the Determination Date, such termination to be effective on the 30th day following such Determination Date (“Effective Termination Date”), if both of the following conditions are satisfied:

7.1.9.1

 The LCNB Market Value on the Determination Date is down 20% from the Initial LCNB Market Value (which is $13.81); and

7.1.9.2

  The number obtained by dividing the LCNB Market Value on the Determination Date by the Initial LCNB Market Value (“LCNB Ratio”) shall be less than the Index Ratio minus 0.20; subject, however, to the following three sentences.  If Sycamore elects to exercise its termination right pursuant to this Section, it shall give prompt written notice thereof to LCNB.  During the five business day period commencing with its receipt of such notice, LCNB shall have the option of increasing the Exchange Ratio (the "Adjusted Ratio") such that the Merger Stock Component shall be valued at the lesser of (i) the product of the LCNB Ratio and the Initial LCNB Market Value multiplied by the Adjusted Ratio or (ii) the product obtained by multiplying the Index Ratio by the Initial LCNB Market Value multiplied by the Adjusted Ratio. If within such five business day period, LCNB delivers written notice to Sycamore that it intends to proceed with the Merger by paying such additional consideration, as contemplated by the preceding sentence, then no termination shall have occurred pursuant to this Section and this Agreement shall remain in full force and effect in accordance with its terms (except that the Merger Consideration shall have been so modified).

7.1.9.3

 For purposes of this Section, the following terms shall have the meanings indicated below:

a)

“Determination Date” means the first day after that is the latest of (i) the day of expiration of the last waiting period with respect to any of the required regulatory approvals, (ii) the day on which the last of the required regulatory approvals is obtained, and (iii) the day on which the required Sycamore shareholder’s approval is obtained.

b)

“Final Index Price” means the closing value of the SNL Bank Index on a given date.

c)

“LCNB Market Value on the Determination Date” shall be the average of the daily closing sales prices of a share of LCNB Common Stock as reported on the Stock Exchange for the ten consecutive trading days immediately preceding the Determination Date.

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d)

“Initial LCNB Market Value” equals $13.81, adjusted as indicated in the last sentence of this Section.

e)

“Initial Index Price” means the closing value of the SNL Bank Index as of August 3, 2007.

f)

“Index Ratio” shall be the Final Index Price divided by the Initial Index Price.

7.1.9.4

 If LCNB declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the date of this Agreement and the Determination Date, the price for the LCNB Common shall be appropriately adjusted for the purposes of applying this Section.

7.2

Failure to Approve.

7.2.1

If Sycamore shareholders, acting at a meeting held for the purpose of voting upon this Agreement, fail to approve such agreement in the manner required by law, then this Agreement shall be deemed to be automatically terminated.

7.2.2.

  If any regulatory application filed pursuant to Section 4.4 hereof should be finally denied or disapproved by the respective regulatory authority, this Agreement thereupon shall be deemed terminated and canceled.  However, it is understood that a request for additional information or understanding by LCNB or Sycamore, as a condition for approval, shall not be deemed a denial or disapproval so long as LCNB or Sycamore diligently provides the requested information or, in its reasonable direction, accepts such undertaking.

7.3

Survival of Certain Provisions.  Upon termination as provided in this Article, this Agreement, except for the provisions of Section 6.1 hereof, shall be void and of no further force or effect, and, except as provided in Section 6.4 hereof, neither party hereto not in material breach or default of its representations, warranties and covenants hereunder shall have any liability of any kind to the other party including but not limited to liability for expenses incurred by the other party in connection with this transaction.

7.4

Termination Fees.

7.4.1

If this Agreement is terminated at such time that this Agreement is terminable pursuant to Section 7.1.1(a), then the breaching party shall promptly (but no later than five business days after receipt of notice from the non-breaching party) pay to the non-breaching party in cash an amount equal to all documented out-of-pocket expenses and fees incurred by the non-breaching party (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors arising out of, in connection with or related to the Merger or the transactions contemplated by this Agreement) not in excess of $200,000; provided, however, that, if this Agreement is terminated by a party as a result of a willful breach by the other party, the non-breaching party may pursue any remedies available to it at law or in equity and shall, in addition to its documented out-of-pocket expenses and fees (which shall be paid as specified above and shall not be limited to $200,000, be entitled to recover such additional amounts as such non-breaching party may be entitled to receive at law or in equity.

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7.4.2

If Sycamore terminates this Agreement pursuant to Section 7.1.8 or if Sycamore consummates a Superior Proposal within 12 months after termination by LCNB pursuant to Sycamore’s conduct after the date hereof causing a willful breach under Section 7.1.1(a), provided such Superior Proposal existed prior to termination, Sycamore shall (no later than five business days after receipt of notice from LCNB) pay LCNB, in addition to any other amounts payable by Sycamore pursuant to this Agreement, cash in an amount equal to $300,000 (the “Termination Fee”).

ARTICLE VIII
DISCUSSION WITH OTHERS; OTHER OFFERS

8.1

  Sycamore shall not, and Sycamore shall direct and use its best efforts to cause its officers, directors, employees, agents and representatives (including, without limitation, any attorney, accountant, investment banker or other advisor retained by it) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or proposals with respect to or engage in any negotiations or discussions with, or furnish any confidential information or data to, any person or entity relating to an Acquisition Proposal (as defined herein).  Sycamore and its officers, directors, employees, agents and representatives shall immediately cease any existing discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal.  For purposes of this Agreement, an “Acquisition Proposal” means any inquiries or proposals for a merger, consolidation, share exchange or similar transaction involving Sycamore where Sycamore will not be the surviving entity, or for the acquisition of the stock or all or substantially all of the assets or business of Sycamore, other than the transactions contemplated by this Agreement.

8.2

Notwithstanding the provisions of Section 8.1, if, after the date of this Agreement, Sycamore’s board of directors (the “Sycamore Board”) receives an Acquisition Proposal (which Acquisition Proposal in the good faith judgment of the Sycamore Board, after consultation with its outside financial and legal counsel, is or reasonably is expected to be a Superior Proposal) from any person or entity, then (i) Sycamore, the Sycamore Board and any attorney, accountant, investment bank or other advisor retained by Sycamore may, directly or indirectly, provide access to or furnish or cause to be furnished information concerning the business, properties or assets of Sycamore to such person or entity, and (ii) Sycamore or the Sycamore Board and any attorney, accountant, investment bank or other advisor retained by Sycamore may participate in and engage in discussions and negotiations with such person or entity regarding such Acquisition Proposal.

8.3

Sycamore agrees that it will notify LCNB immediately if any inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of its representatives in connection with an Acquisition Proposal, including actions it intends to take with respect to such matters.

ARTICLE IX
CLOSING AND EFFECTIVE TIME

The consummation of the transactions contemplated by this Agreement shall take place at a closing to be held at the offices of LCNB on a date no more than ten days following the date that all of the conditions precedent to closing set forth in Article V hereof, including the waiting period required by any banking or bank holding company regulatory agency after its approval of the Merger is issued before the transaction may be consummated, have been fully met or effectively waived (the “Closing Date”). The Merger shall become effective at the close of business on the Closing Date or as otherwise provided by applicable law or order (the “Effective Time”). By mutual agreement of the parties, the closing may be held at any other time or place or on any other date and the effectiveness of the Merger (and the Effective Time) may be changed by such mutual agreement. None of the representations,

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warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for agreements of the parties which by their terms are intended to be performed after the Effective Time.

ARTICLE X
GENERAL

10.1

Notices.  All notices, requests, consents, and demands under this Agreement shall be in writing and shall be sufficient in all respects if delivered in person or mailed by certified mail, return receipt requested, with postage prepaid, or by confirmed air courier, and addressed:

If to Sycamore:

John Calhoun

President and CEO

Sycamore National Bank

3209 Galbraith Road

Cincinnati, Ohio  45239

Fax:  513.741.0019

With copies to:

William A. Huddleson, Esq.

Huddleson & Montgomery, L.P.A.

6061 Bridgetown Road

Cincinnati, Ohio 45248

Fax:  513.574.8887

and

R. James Straus, Esq.

Frost Brown Todd LLC

400 West Market Street, 32nd Floor

Louisville, KY  40202

Fax:  502.581.1087

If to LCNB:

Stephen P. Wilson

President and CEO

LCNB Corp.

2 N. Broadway

Lebanon, Ohio  45036

Fax:  513.933.5262

With a copy to:

Susan B. Zaunbrecher, Esq.

Dinsmore & Shohl LLP

1900 Chemed Center

255 East Fifth Street

Cincinnati, Ohio 45202

fax:  513.977.8141

Such notices shall be deemed to be received when delivered in person, by facsimile or three business days after deposit in the mail by certified mail, return receipt requested with postage prepaid. If sent by confirmed air courier, such notice shall be deemed to be given upon the earlier to occur of

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the date upon which it is actually received by the addressee or the business day upon which delivery is made at such address as confirmed by the air courier (or if the date of such confirmed delivery is not a business day, the next succeeding business day). If mailed, such notice shall be sent by certified mail, postage pre-paid, return receipt requested.

10.2

Entire Agreement.  This Agreement, together with the written instruments specifically referred to herein, constitute the entire agreement between the parties with regard to the transactions contemplated herein and supersede any prior agreements, whether oral or in writing. This Agreement may be hereafter amended only by a written instrument executed by each of the parties pursuant to Section 10.3 hereof.

10.3

Amendment.  This Agreement may be amended, modified or supplemented by the written agreement of Sycamore, LCNB, and Bank upon the authorization of each company’s respective Board of Directors at any time before or after approval of the Merger and this Agreement by the shareholders of Sycamore, but after any such approval by the shareholders of Sycamore no amendment shall be made (without further shareholder approval) which changes in any manner adverse to such shareholders the consideration to be provided to such shareholders pursuant to this Agreement.

10.4

Governing Law and Assignment.  This Agreement was made in the State of Ohio and shall be interpreted under the laws of the United States and the State of Ohio. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns but except as specifically set forth herein none of the provisions hereof shall be binding upon and inure to the benefit of any other person, firm or corporation whomsoever. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or transferred by operation of law or otherwise by any party hereto without the prior written consent of the other party hereto.

10.5

Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original for all purposes but such counterparts taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Affiliation Agreement as of the date hereinabove set forth.

LCNB CORP.

By:____________________________________

Stephen P. Wilson

President and CEO

LEBANON CITIZENS NATIONAL BANK

By:____________________________________

Stephen P. Wilson

President and CEO

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SYCAMORE NATIONAL BANK

By:____________________________________

Its:____________________________________

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APPENDIX A

AGREEMENT OF DIRECTORS

OF

SYCAMORE NATIONAL BANK

Each of the undersigned, being all of the Directors of Sycamore National Bank (“Sycamore”) having voted as such a director for the approval and adoption of that certain Affiliation Agreement dated ________________, 2007, (the “Agreement”) by and among LCNB Corp. (“LCNB”), Lebanon Citizens National Bank (“Bank”) and Sycamore whereby LCNB will acquire all of the shares of Sycamore for $33.75 per share in cash, or 2.444 shares of LCNB Common, or a combination of cash and LCNB Common, pursuant to a statutory merger of Bank and Sycamore, with Bank surviving (the “Merger”) in consideration of the benefits to be derived from the consummation of such Merger and in consideration of the mutual agreements made herein, and in order to induce LCNB to execute and deliver the Agreement to Sycamore and to proceed with the consummation of the Merger and to incur the expenses required in connection therewith, and hereby irrevocably covenants and agrees with one another and with each of the parties to such Agreement that the undersigned, until such time as the Merger has been consummated or the Agreement has been duly terminated (which will cause the automatic termination of this Agreement of Directors) in accordance with the provisions thereof:

(a) will support the consummation of the Merger and, subject to fulfilling their fiduciary duties as defined and provided in the Agreement, will recommend the Merger for approval and adoption by the shareholders of Sycamore;

(b) will vote all of his or her shares of common stock of Sycamore (“Sycamore Shares”) now or hereafter beneficially owned by him or her, in person or by proxy, at any meeting of the shareholders of Sycamore or adjournments thereof, in favor of the approval and adoption of the Agreement; and

(c) will not transfer any shares of Sycamore, or any right or option with respect thereto or any interest therein, without first obtaining from the transferee thereof and furnishing to LCNB a written agreement of such transferee substantially to the effect of the agreements herein made and in form and substance acceptable to LCNB.

The undersigned represents and warrants that he or she (except to the extent indicated on the signature page hereto) is the sole record and beneficial owner of (and has sole rights to vote and to dispose of) the number of shares of Sycamore Shares indicated beside his or her signature below.

This Agreement may be executed in one or more counterparts, each of which shall constitute one and the same agreement.

A1-37

EXECUTED AND DELIVERED as of  ______________________, 2007.

____________________________________	(__________ shares)
____________________________________

____________________________________	(__________ shares)
____________________________________

____________________________________	(__________ shares)
____________________________________

____________________________________	(__________ shares)
____________________________________

____________________________________	(__________ shares)
____________________________________

____________________________________	(__________ shares)
____________________________________

____________________________________	(__________ shares)
____________________________________

____________________________________	(__________ shares)
____________________________________

____________________________________	(__________ shares)
____________________________________

____________________________________	(__________ shares)
____________________________________

A1-38

APPENDIX B

CERTIFICATE OF AFFILIATE

The undersigned affiliate of Sycamore (the “Affiliate”) hereby represents and warrants that the Affiliate will not sell, assign or transfer any LCNB Common received by the Affiliate as a result of the transaction contemplated by the Affiliation Agreement dated as of __________, 2007 between LCNB Bancorp, Inc. (“LCNB”) and Sycamore, except pursuant to (i) registration under the Securities Act of 1933, (ii) a transaction permitted by Rule 145 under the Act, or (iii) a transaction in which, in the opinion of counsel satisfactory to LCNB, the LCNB Common are not required to be registered under the Act.

IN WITNESS WHEREOF, the undersigned hereby executes this Certificate as of the         day of                          , 2007.

____________________________________

(Affiliate Name)

A1-39

APPENDIX C

TERMINATION AND RELEASE AGREEMENT

THIS TERMINATION AND RELEASE AGREEMENT (the “Agreement”) is made and entered into by and between LEBANON CITIZENS NATIONAL BANK (“LCNB”) and _____________________________ (“Employee”) (collectively, the “Parties”).

The Parties agree as follows:

1.

LCNB, for itself and its predecessor, Sycamore National Bank (“Sycamore”), has made a determination not to retain Employee after ________________, 2007.

2.

In consideration of the agreements and promises made by Employee in this Agreement, LCNB shall pay to Employee the sum of $ ___________________, less usual and customary withholding and deductions. LCNB shall have no other continued liability to Employee for any compensation, bonuses, or benefits of employment, other than any benefits which accrued and became vested on or before the effective date of Employee’s termination, under any employee medical or dental benefit plan of LCNB or Sycamore, or any employee pension benefit plan of LCNB or Sycamore, but which, under the applicable plan document, are not payable until after such effective date.

3.

Employee specifically agrees that LCNB has complied with all of its notification requirements under COBRA, and LCNB confirms Employee may elect COBRA continuation coverage by timely returning the appropriate election form and making the necessary premium payment.

4.

In consideration of the agreements and promises made by LCNB in this Agreement, Employee hereby RELEASES AND FOREVER DISCHARGES LCNB and its affiliates, and their respective owners, officers, directors, agents, attorneys, and employees, from any and all claims, demands, liabilities, actions, or causes of action which Employee had, has, or may have on account of, arising out of, or related to:  Employee’s employment with LCNB or Sycamore or the termination of Employee’s employment, including, without limitation, any and all claims, demands, liabilities, actions, or causes of action arising under the federal Fair Labor Standards Act of 1938, the federal Civil Rights Act of 1964, the federal Age Discrimination in Employment Act of 1967, the federal Americans with Disabilities Act of 1990, the common law of the State of Ohio, the laws of the State of Ohio governing employment discrimination and civil rights, any and all other statutes of the State of Ohio, and any and all other federal, state, or local laws; and all other matters occurring prior to the date of this Agreement.

5.

This Agreement is made and entered into solely for the purpose of terminating Employee’s employment with LCNB on an amicable and certain basis and does not in any way constitute, and shall not be construed to constitute, an admission of liability of any sort on the part of either of the Parties.

6.

Employee recognizes and agrees that all non-public information, documents and records relating to the business of LCNB and its affiliates (the “Confidential Information”) and all other information and property of LCNB and its affiliates, whether or not constituting Confidential Information, which are obtained, received or created by the Employee is and shall remain the sole and exclusive property of LCNB, shall be held by the Employee subject to the custody and control of LCNB, and shall be delivered and surrendered by the Employee to LCNB immediately upon termination of the Employee’s employment.

A1-40

7.

Employee agrees and promises that the Employee will not at any time, directly or indirectly, disclose or use, on the Employee’s own behalf or on behalf of any third party, any Confidential Information of LCNB or any of its affiliates.

8.

Employee promises and agrees that Employee will not at any time make false, disparaging or uncomplimentary remarks about LCNB or its employees or affiliates.

9.

Employee agrees, for a period of ___ months following the date of this Agreement, that Employee will not, directly or indirectly, for himself/herself or any third party, solicit or  attempt to solicit any of LCNB’s customers, clients or employees, or otherwise engage in any activity intended to disrupt, impair, harm or terminate the relationship between LCNB and any of its customers, clients or employees.

10.

Each of the agreements and promises contained in this Agreement shall be binding upon, and shall inure to the benefit of, the heirs, executors, administrators, agents, and successors in interest to each of the Parties.

11.

This Agreement represents the entire agreement between the Parties, and fully supersedes any and all prior agreements or understandings between the Parties pertaining to the subject matter of this Agreement.

12.

Each provision and covenant of this Agreement is severable. If any court or other governmental body of competent jurisdiction shall conclude that any provision or individual covenant of this Agreement is invalid or unenforceable, such provision or individual covenant shall be deemed ineffective to the extent of such unenforceability without invalidating the remaining provisions and covenants of this Agreement.

13.

This Agreement shall be interpreted in accordance with the laws of the State of Ohio without regard to conflict of law principles.

14.

Employee expressly agrees and acknowledges as follows:  that Employee understands the terms and conditions of this Agreement; that Employee has knowingly and voluntarily entered into this Agreement; that Employee has been advised in writing to consult an attorney in connection with reviewing and entering into this Agreement; that Employee has been advised in writing that Employee may take as long as 21 days to review and consider this Agreement before signing it;  and that this Agreement, when signed by LCNB and Employee, shall be legally binding upon the Parties, as well as upon their heirs, assigns, executors, administrators, agents, and successors in interest.

15.

Employee may revoke this Agreement by giving written notice to LCNB of such revocation at any time prior to 7 days following the date this Agreement is signed by the Parties, and this Agreement shall not become effective or enforceable until the end of such seven day revocation period.

IN WITNESS WHEREFORE, intending to be legally bound to each and all of the terms of this Termination and Release Agreement, the Parties hereby execute this Agreement this ____ day of ___________, 200__.

CAUTION:

LEBANON CITIZENS NATIONAL BANK
READ BEFORE SIGNING

________________________________

By:___________________________

“Employee”

Its:___________________________

A1-41

ANNEX B

[Sandler O'Neill Fairness Opinion]

See Exhibit 99.2 attached

A2-1

ANNEX C

12 USCS § 215a

§ 215a

Mergers of national banks or State banks into national banks

(a)

Approval of Comptroller, board and shareholders; amended and restated affiliation agreement; notice; capital stock; liability of receiving association.   One or more national banking associations or one or more State banks, with the approval of the Comptroller, under an agreement not inconsistent with this Act [ et seq.], may merge into a national banking association located within the same State, under the charter of the receiving association. The amended and restated affiliation agreement shall--

(1)

be agreed upon in writing by a majority of the board of directors of each association or State bank participating in the plan of merger;

(2)

be ratified and confirmed by the affirmative vote of the shareholders of each such association or State bank owning at least two-thirds of its capital stock outstanding, or by a greater proportion of such capital stock in the case of a State bank if the laws of the State where it is organized so require, at a meeting to be held on the call of the directors, after publishing notice of the time, place, and object of the meeting for four consecutive weeks in a newspaper of general circulation published in the place where the association or State bank is located, or, if there is no such newspaper, then in the newspaper of general circulation published nearest thereto, and after sending such notice to each shareholder of record by certified or registered mail at least ten days prior to the meeting, except to those shareholders who specifically waive notice, but any additional notice shall be given to the shareholders of such State bank which may be required by the laws of the State where it is organized. Publication of notice may be waived, in cases where the Comptroller determines that an emergency exists justifying such waiver, by unanimous action of the shareholders of the association or State bank;

(3)

specify the amount of the capital stock of the receiving association, which shall not be less than that required under existing law for the organization of a national bank in the place in which it is located and which will be outstanding upon completion of the merger, the amount of stock (if any) to be allocated, and cash (if any) to be paid, to the shareholders of the association or State bank being merged into the receiving association; and

(4)

provide that the receiving association shall be liable for all liabilities of the association or State bank being merged into the receiving association.

(b)

Dissenting shareholders.   If a merger shall be voted for at the called meetings by the necessary majorities of the shareholders of each association or State bank participating in the plan of merger, and thereafter the merger shall be approved by the Comptroller, any shareholder of any association or State bank to be merged into the receiving association who has voted against such merger at the meeting of the association or bank of which he is a stockholder, or has given notice in writing at or prior to such meeting to the presiding officer that he dissents from the plan of merger, shall be entitled to receive the value of the shares so held by him when such merger shall be approved by the Comptroller upon written request made to the receiving association at any time before thirty days after the date of consummation of the merger, accompanied by the surrender of his stock certificates.

(c)

Valuation of shares.   The value of the shares of any dissenting shareholder shall be ascertained, as of the effective date of the merger, by an appraisal made by a committee of three persons, composed of (1) one selected by the vote of the holders of the majority of the stock, the owners of which are entitled to payment in cash; (2) one selected by the directors of the receiving association; and (3) one selected by the two so selected. The valuation agreed upon by any two of the three appraisers shall govern. If the value so fixed shall not be satisfactory to any dissenting shareholder who has requested payment, that shareholder may, within five days after being notified of the appraised value of his shares, appeal to the Comptroller, who shall cause a reappraisal to be made which shall be final and binding as to the value of the shares of the appellant.

(d)

Application to shareholders of merging associations: Appraisal by Comptroller; expenses of receiving association; sale and resale of shares; State appraisal and merger law.   If, within ninety days from the date of consummation of the merger, for any reason one or more of the appraisers is not selected as herein provided, or the appraisers fail to determine the value of such shares, the Comptroller shall upon written request of any

A3-1

interested party cause an appraisal to be made which shall be final and binding on all parties. The expenses of the Comptroller in making the reappraisal or the appraisal, as the case may be, shall be paid by the receiving association. The value of the shares ascertained shall be promptly paid to the dissenting shareholders by the receiving association. The shares of stock of the receiving association which would have been delivered to such dissenting shareholders had they not requested payment shall be sold by the receiving association at an advertised public auction, and the receiving association shall have the right to purchase any of such shares at such public auction, if it is the highest bidder therefor, for the purpose of reselling such shares within thirty days thereafter to such person or persons and at such price not less than par as its board of directors by resolution may determine. If the shares are sold at public auction at a price greater than the amount paid to the dissenting shareholders, the excess in such sale price shall be paid to such dissenting shareholders. The appraisal of such shares of stock in any State bank shall be determined in the manner prescribed by the law of the State in such cases, rather than as provided in this section, if such provision is made in the State law; and no such merger shall be in contravention of the law of the State under which such bank is incorporated. The provisions of this subsection shall apply only to shareholders of (and stock owned by them in) a bank or association being merged into the receiving association.

(e)

Status of receiving association; property rights and interests vested and held as fiduciary.   The corporate existence of each of the merging banks or banking associations participating in such merger shall be merged into and continued in the receiving association and such receiving association shall be deemed to be the same corporation as each bank or banking association participating in the merger. All rights, franchises, and interests of the individual merging banks or banking associations in and to every type of property (real, personal, and mixed) and choses in action shall be transferred to and vested in the receiving association by virtue of such merger without any deed or other transfer. The receiving association, upon the merger and without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises, and interests, including appointments, designations, and nominations, and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver, and committee of estates of lunatics, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises, and interests were held or enjoyed by any one of the merging banks or banking associations at the time of the merger, subject to the conditions hereinafter provided.

(f)

Removal as fiduciary; discrimination.   Where any merging bank or banking association, at the time of the merger, was acting under appointment of any court as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver or committee of estates of lunatics, or in any other fiduciary capacity, the receiving association shall be subject to removal by a court of competent jurisdiction in the same manner and to the same extent as was such merging bank or banking association prior to the merger. Nothing contained in this section shall be considered to impair in any manner the right of any court to remove the receiving association and to appoint in lieu thereof a substitute trustee, executor, or other fiduciary, except that such right shall not be exercised in such a manner as to discriminate against national banking associations, nor shall any receiving association be removed solely because of the fact that it is a national banking association.

(g)

Issuance of stock by receiving association; preemptive rights.   Stock of the receiving association may be issued as provided by the terms of the amended and restated affiliation agreement, free from any preemptive rights of the shareholders of the respective merging banks.

A3-2

PART II

INFORMATION NOT INCLUDED IN PROSPECTUS

Item 20.

Indemnification of Directors and Officers.

(a)

Ohio General Corporation Law

Division (E) of Section 1701.13 of the Ohio Revised Code addresses indemnification by an Ohio corporation and provides as follows:

(E) (1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

   (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

      (a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

      (b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

   (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

   (4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:

      (a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;

      (b) If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

      (c) By the shareholders;

      (d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.

      Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

   (5) (a) Unless at the time of a director’s act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to , expenses, including attorney’s fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

         (i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

         (ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

      (b) Expenses, including attorney’s fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

   (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

   (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

   (8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

   (9) As used in division (E) of this section, “corporation” includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

(b)

Code of Regulations of LCNB

The Code of Regulations of LCNB contains the following provisions with respect to the indemnification of directors and officers:

Article VII - Indemnification

The Corporation shall indemnify each director and each officer of the Corporation, and each person employed by the Corporation who serves at the written request of the Chairman or President of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, non-profit or for profit, partnership, joint venture, trust or other enterprise, to the full extent permitted by Ohio law.  The term “officer” as used in this Article VII shall include the Chairman of the Board, the President, each Vice President, the Treasurer, the Secretary, the Controller, the Auditor, the Counsel and any other person who is specifically designated as an “officer” within the operation of this Article VII by action of the Board of Directors.  The Corporation may indemnify assistant officers, employees and others by action of the Board of Directors to the extent permitted by Ohio law.

(c)

Insurance

LCNB has purchased insurance coverage under policies that insure directors and officers against certain liabilities that might be incurred by them in their capacities as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling LCNB pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 21.

Exhibits and Financial Statements Schedules

(a)

Exhibits

 See Index to Exhibits below.

(b)

Financial Statement Schedules

All schedules for which provision is made in the applicable accounting regulations of the Commission are not required under related instructions or are inapplicable and, therefore, have been omitted.

(c)

Reports, Opinions or Appraisals

The opinion of Sandler O'Neill & Partners, L.P. (included as Annex B to the proxy statement/prospectus that is Part I of this registration statement).

Item 22.

Undertakings

(a)

1.

The undersigned registrant hereby undertakes:

(a)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Act”);

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b)

That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

4.

The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

5.

The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph 4 immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

6.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b)

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means.  This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c)

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to Form S-4 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on October 19, 2007.

LCNB CORP.

By _/s/ Stephen P. Wilson__________________

Stephen P. Wilson, President and Chairman

of Board of Directors

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to Form S-4 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Date	Capacity
/s/ Stephen P. Wilson Stephen P. Wilson	October 19, 2007	President and Chairman (Principal Executive Officer)
/s/ Steve P. Foster Steve P. Foster	October 19, 2007	Director, Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ David S. Beckett David S. Beckett	October 19, 2007	Director
/s/ Rick L. Blossom Rick L. Blossom	October 19, 2007	Director
/s/ Spencer S. Cropper Spencer S. Cropper	October 19, 2007	Director
/s/ William H. Kaufman William H. Kaufman	October 19, 2007	Director
/s/ George L. Leasure George L. Leasure	October 19, 2007	Director
/s/ Joseph W. Schwarz Joseph W. Schwarz	October 19, 2007	Director
/s/ Kathleen Porter Stolle Kathleen Porter Stolle	October 19, 2007	Director

LCNB FINANCIAL CORP.

Registration Statement on Form S-4

INDEX TO EXHIBITS

Exhibit No.	Description
2

Amended and restated affiliation agreement dated September 24, 2007 by and among LCNB Corp., Lebanon-Citizens National Bank and Sycamore National Bank (included as Annex A to the proxy statement/prospectus that is Part I of this registration statement)(schedules to which have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

3.1	Articles of Incorporation of LCNB Corp. (incorporated herein by reference to Form 10-Q for the quarterly period ended March 31, 2005, Exhibit 3(i)).
3.2	Code of Regulations of LCNB Corp. (incorporated herein by reference to Form 10-Q for the quarterly period ended March 31, 2005, Exhibit 3(ii)).
4	See Exhibits 3.1 and 3.2 for provisions of the Articles of Incorporation and the Code of Regulations defining rights of holders of LCNB's common stock.
8	Opinion of Frost Brown Todd LLC regarding the tax consequences of the merger (included herewith).
9

Agreement of Directors of Sycamore National Bank among LCNB Corp., Lebanon-Citizens National Bank and all of the directors of Sycamore National Bank (included as Appendix A to the Amended and restated affiliation agreement included as Annex A to the proxy statement/prospectus that is Part I of this registration statement).

10.1	LCNB Corp. Ownership Incentive Plan (incorporated by reference to Registrant's DEF 14A Proxy Statement pursuant to Section 14(a), dated March 15, 2002, Exhibit A).
10.2	Form of Option Grant Agreement under the LCNB Corp. Ownership Incentive Plan (Incorporated by reference to Registrant’s 2005 Form 10-K, Exhibit 10.2).
21	Subsidiaries of LCNB Corp. (incorporated herein by reference to LCNB's Form 10-K for the year ended December 31, 2006, Exhibit 21).
23.1	Consent of Independent Public Registered Accounting firm (included herewith).
23.2	Consent of Frost Brown Todd LLC (included in the opinion filed as Exhibit 8 to this registration statement).
23.3	Consent of Stifel Nicolaus (included herewith)
24	Power of Attorney (included on signatures page).
99.1	Form of Sycamore National Bank proxy card (included herewith).
99.2	Opinion and Consent of Sandler O'Neill & Partners, L.P. (attached as Annex B to the proxy statement/prospectus which is part of this registration statement).

EXHIBIT 8

KENTUCKY · SYCAMORE · INDIANA · TENNESSEE · WEST VIRGINIA

Samuel G. Graber

(502) 568-0248

SGRABER@FBTLAW.COM

September 24, 2007

Sycamore National Bank

3209 Galbraith Road

Cincinnati, Ohio  45239

LCNB Corp.

2 N. Broadway

Lebanon, Ohio  45036

Re:

Certain Federal Income Tax Matters

Ladies and Gentlemen:

You have requested our opinion as to the material United States federal income tax consequences of the merger (the “Merger”) of Sycamore National Bank, a national bank chartered under the laws of the United States (“Sycamore”), with and into The Lebanon-Citizens National Bank, a national bank chartered under the laws of the United States (the “Bank”), wholly-owned by LCNB Corp., an Ohio corporation (“LCNB”), pursuant to the Amended and Restated Affiliation Agreement, dated as of September 24, 2007, by and among LCNB, the Bank, and Sycamore (the “Agreement”).  All capitalized terms used herein, unless otherwise specified, have the meanings assigned to them in the Agreement.

In rendering this opinion, we have examined the originals or certified, conformed, or reproduction copies of, and have relied upon the accuracy of, without independent verification or investigation, (i) the Agreement, (ii) the statements and representations contained in (a) the Certificate of Representations of LCNB, executed by a duly authorized officer of LCNB, and (b) the Certificate of Representations of Sycamore, executed by a duly authorized officer of Sycamore (collectively, the “Certificates”), (iii) the Registration Statement of LCNB on Form S-4, and the proxy statement of Sycamore and prospectus of LCNB included therein, filed with the Securities and Exchange Commission (the “Registration Statement”), and (iv) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In connection with our review of the Agreement, the Certificates, the Registration Statement, and the other documents referenced above, we have assumed the genuineness of all signatures, the authenticity of all items submitted to us as originals, the uniformity with authentic originals of all items submitted to us as copies, and the conformity to final versions of all items submitted to us in draft version.  We also have assumed, without independent verification or investigation, that (i) we have been provided with true, correct, and complete copies of all such documents, (ii) none of such documents has been amended or modified, (iii) all such documents are in full force and effect in accordance with the terms thereof, (iv) there are no other documents which affect the opinion hereinafter set forth, and (v) the documents reviewed by us reflect the entire agreement of the parties thereto with respect to the subject matter thereof.  In addition, we assume that all representations made to the knowledge of any person or entity or with similar qualification are, and will be as of the Effective Time, true and correct as if made without such qualification and that neither LCNB nor Sycamore will notify us at or before the Effective Time that any statement or representation made in a Certificate is no longer complete and accurate.  We assume that any holder of Sycamore Common that has asserted, as of the Effective Time, dissenters’ rights will receive, pursuant to statutory procedures, an amount per share of Sycamore Common that will not exceed the value of the Merger Consideration to be received for each share of Sycamore Common.  Finally, we assume that the Continuity of Interest Test will be met on the Continuity of Interest Date.   This opinion will be withdrawn in the event that the Continuity of Interest Test is not met on the Continuity of Interest Date.

Our opinion is based on the understanding that the relevant facts (including the representations made in the Certificates) are, and will be as of the Effective Time, as set forth in this opinion.  If this understanding is incorrect or incomplete in any respect, our opinion may be affected.  Our opinion also is based on the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Department regulations promulgated thereunder, case law, and rulings of the Internal Revenue Service (the “Service”) as they now exist.  These authorities are all subject to change, and such change may be made with retroactive effect.  We can give no assurance that, after any such change, our opinion would not be different.  Our opinion is not binding on the Service or the courts, and no ruling has been, or will be, requested from the Service as to any federal income tax consequence described below.

DESCRIPTION OF THE MERGER

The Merger shall become effective at the Effective Time.  Pursuant to the Merger, the Bank will be the surviving corporation, and the separate corporate existence of Sycamore will cease.

As of September 24, 2007, the authorized capital stock of Sycamore consisted of (i) 2,000,000 shares of Sycamore Common authorized, of which 279,733 shares were issued and outstanding, (ii) 1,000,000 shares of Sycamore Preferred authorized, of which 560 shares were issued and outstanding, and (iii) options to purchase 9,355 shares of Sycamore Common, of which 8,180 were or will at the Effective Time be vested.  As of September 24, 2007, the authorized capital stock of LCNB consisted of (i) 8,000,000 common shares, of which 6,369,436 shares were issued and outstanding and 734,332 shares held in treasury, (ii) 1,000,000 shares of preferred stock, none of which were issued and outstanding, and (iii) certain option to purchase LCNB Common granted to employees, officers, and directors under LCNB’s stock option plans.  As of September 24, 2007, the authorized capital stock of the Bank consisted of 1,000 shares of common stock, of which 1,000 shares were issued and outstanding and owned of record by LCNB.

At the Effective Time, each share of Sycamore Common issued and outstanding immediately prior to the Effective Time shall, at the election of each holder of such shares, be converted at the election of the holder thereof into the right to receive either (i) 2.444 shares (which represents $33.75 divided by $13.81, which is the 20-day average closing price ending on August 3, 2007, subject to rounding) of LCNB Common (the “Merger Stock Component”), or (ii) $33.75 (the “Merger Cash Component”).  The effect of the Merger Consideration shall be that the Merger Stock Component will be paid with respect to 50% of the shares of Sycamore Common and the Merger Cash Component will be paid with respect to 50% of the shares of Sycamore Common.

As more fully described in the Agreement, holders of Sycamore Common are permitted either (i) to elect to receive LCNB Common with respect to all such holder’s Sycamore Common, (ii) to elect to receive cash with respect to all such holder’s Sycamore Common, (iii) to elect to receive LCNB Common with respect to part of such holder’s Sycamore Common and cash with respect the remainder of such holder’s Sycamore Common, or (iv) to indicate that such holder has no preference as to the receipt of cash or LCNB Common in exchange for such holder’s Sycamore Common.  The Exchange Agent shall allocate among the holders of Sycamore Common the rights to receive LCNB Common, cash or a combination thereof in accordance with the elections made in the Elections Forms; provided, however, in the event the aggregate number of Stock Election Shares is greater than or less than 50% of the number of shares of Sycamore Common outstanding at the Effective Time, then the Exchange Agent shall adjust (increase or decrease) the number of shares of LCNB

Common allocated to each holder of Sycamore Common in accordance with the adjustment procedures set forth in the Agreement such that the Merger Stock Component is paid with respect to 50% of the shares of Sycamore Common and the Merger Cash Component is paid with respect to 50% of the shares of Sycamore Common.

In addition, section 5.1.8 of the Agreement provides that, as a condition precedent to closing, the total value of the shares of LCNB Common issued in the Merger, based upon the closing sales price of LCNB Common as reported on The OTC Bulletin Board Market (excluding sales prices of LCNB Common during extended-hours trading) on the day immediately preceding the Effective Time (the “Continuity of Interest Date”), shall be not less than 45% of the sum of the total Merger Consideration issued in the Merger plus any cash distributed by Sycamore in the redemption of the Sycamore Preferred (the “Continuity of Interest Test”).  If the Continuity of Interest Test would not otherwise be satisfied, LCNB may issue additional shares of LCNB Common sufficient to satisfy the Continuity of Interest Test and must immediately notify Sycamore of such issuance on the Continuity of Interest Date.  Any such additional shares of LCNB Common shall be considered part of the Merger Consideration and shall be valued based upon the closing sales price of LCNB Common on the Continuity of Interest Date and shall be registered pursuant to the Registration Statement.

No certificate or scrip representing fractional shares of LCNB Common will be issued in the Merger.  In lieu thereof, each holder of Sycamore Common who otherwise would be entitled to receive a fractional share of LCNB Common (after taking into account all certificates representing Sycamore Common delivered by such holder) shall receive cash in an amount determined pursuant to Section 1.3 of the Agreement.

OPINION

Based upon the foregoing, we are of the opinion that, under current law:

1.

The Merger will be a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code.  Sycamore, LCNB, and the Bank each will be a “party to the reorganization” within the meaning of Section 368(b) of the Code.

2.

No gain or loss will be recognized by Sycamore, LCNB, or the Bank as a result of the Merger.

3.

A holder of Sycamore Common receiving solely LCNB Common in exchange for such shareholder’s Sycamore Common (not including any cash received in lieu of fractional shares of LCNB Common) will recognize no gain or loss upon the receipt of such LCNB Common.

4.

A holder of Sycamore Common receiving solely cash in exchange for such shareholder’s Sycamore Common (as a result of such shareholder’s dissent to the Merger or an all cash election) will recognize gain or loss as if such shareholder had received such cash as a distribution in redemption of such shareholder’s Sycamore Common, subject to the provisions and limitations of Section 302 of the Code.

5.

A holder of Sycamore Common receiving both cash and LCNB Common in exchange for such shareholder’s Sycamore Common (not including any cash received in lieu of fractional shares of LCNB Common) will recognize gain, but not loss, in an amount not to exceed the amount of cash received (excluding cash received in lieu of fractional shares of LCNB Common).  Unless the redemption is treated as a dividend under the Code (to the extent of such shareholder’s ratable share of the undistributed earnings and profits of Sycamore), the gain will be capital gain if the Sycamore Common is held by such shareholder as a capital asset at the time of the Merger.

6.

A holder of Sycamore Common receiving cash in lieu of fractional shares of LCNB Common will recognize gain or loss as if such fractional shares of LCNB Common were distributed as part of the Merger and then redeemed by LCNB, subject to the provisions and limitations of Section 302 of the Code.

7.

The aggregate tax basis of LCNB Common received by a holder of Sycamore Common in the Merger (including fractional shares of LCNB Common, if any, deemed to be issued and redeemed by LCNB) generally will be equal to the aggregate tax basis of the Sycamore Common surrendered in the Merger, reduced by the amount of cash received by the shareholder in the Merger (excluding cash received in lieu of fractional shares of LCNB Common), and increased by the amount of gain recognized by the shareholder in the Merger (including any portion of the gain that is treated as a dividend, but excluding any gain or loss resulting from the deemed issuance and redemption of fractional shares of LCNB Common).

8.

The holding period of the LCNB Common received by a holder of Sycamore Common will include the period during which the Sycamore Common surrendered in exchange therefor was held, provided the Sycamore Common is a capital asset in the hands of the holder of Sycamore Common at the time of the Merger.

9.

The tax basis of the assets of Sycamore in the hands of the Bank will be the same as the tax basis of such assets in the hands of Sycamore immediately prior to the Merger.

10.

The holding period of the assets of Sycamore to be received by the Bank will include the period during which such assets were held by Sycamore.

*   *   *

Our opinion is limited to the foregoing federal income tax consequences of the Merger, which are the only matters as to which you have requested our opinion.  We do not address any other federal income tax consequences of the Merger or other matters of federal law and have not considered matters (including state or local tax consequences) arising under the laws of any jurisdiction other than matters of federal law arising under the laws of the United States.  Furthermore, our opinion does not address any federal income tax consequences of the Merger that may be relevant to a holder of Sycamore Common in light of that holder’s particular status or circumstances, including, without limitation, holders of Sycamore Common that are: (i) foreign persons, (ii) insurance companies, (iii) financial institutions, (iv) tax-exempt entities, (v) retirement plans, (vi) broker-dealers, (vii) persons subject to the alternative minimum tax, (viii) persons whose Sycamore Common was acquired pursuant to the exercise of employee stock options or otherwise as compensation, (ix) persons who receive LCNB Common other than in exchange for Sycamore Common, (x) persons who hold Sycamore Common as part of a hedge, straddle, conversion, or other risk-reduction transaction, (xi) persons who hold Sycamore Common other than as capital assets, (xii) holders of Sycamore Common who have a functional currency other than the U.S. dollar, and (xiii) pass-through entities and investors in such entities.  We undertake no responsibility to update this opinion.

The opinion expressed herein is furnished specifically for you and your shareholders, and may not be relied upon, assigned, quoted, or otherwise used in any manner or for any purpose by any other person or entity without our specific prior written consent.  Notwithstanding the preceding sentence, we hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references to our firm in the Registration Statement under the caption “Material federal income tax consequences.”  In giving such consent, we do not thereby admit that we fall within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Sincerely,

FROST BROWN TODD LLC

By_______________________

Samuel G. Graber, Member

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Registration Statement (Form S-4) of LCNB Corp. and to the incorporation by reference of our reports dated February 21, 2007 relating to the consolidated balance sheets for LCNB Corp. and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2006, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, and the effectiveness of internal control over financial reporting as of December 31, 2006. We also consent to the reference to us under the caption “Experts” in such registration statement.

/s/ J.D. Cloud & Co. L.L.P.
Certified Public Accountants

Cincinnati, Ohio

September 21, 2007

EXHIBIT 23.3

CONSENT OF STIFEL, NICOLAUS & COMPANY, INCORPORATED

September 24, 2007

Board of Directors

LCNB Corp.

Two North Broadway
P.O. Box 59
Lebanon, OH 45036-1727

Re:

Registration Statement on Form S-4 of LCNB Corp.

Ladies and Gentlemen:

Reference is made to our opinion letter, dated August 13, 2007, with respect to the fairness, from a financial point of view, to the holders of the common stock of LCNB Corp. (“LCNB”) of the per share consideration to be paid to holders of the common stock of Sycamore National Bank (“Sycamore”) in connection with the merger of Sycamore with and into LCNB pursuant to an Affiliation Agreement between Sycamore, LCNB and The Lebanon-Citizens National Bank.

The foregoing opinion letter was provided for the information and assistance of the Board of Directors of LCNB in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent.  We understand that LCNB has determined to refer to our opinion in the above-referenced Registration Statement.  Our opinion is not intended to, and may not, be relied upon by Sycamore or its stockholders.

In that regard, we hereby consent to the reference to our opinion under the captions “The Merger - Background of the Merger” and “The Merger – LCNB’s Reasons for the Merger” in the Joint Proxy Statement/Prospectus included in the above-mentioned Registration Statement.  By giving such consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the above-mentioned version of the Registration Statement and that our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

/s/ STIFEL, NICOLAUS & COMPANY, INCORPORATED

EXHIBIT 99.1

REVOCABLE PROXY

SYCAMORE NATIONAL BANK

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF SYCAMORE NATIONAL BANK

The undersigned shareholder of Sycamore National Bank, a national banking association (“Sycamore”), hereby constitutes and appoints William Huddleson and John Calhoun, or either one of them, the Proxy or Proxies of the undersigned with full power of substitution and resubstitution, to vote at the Special Meeting of Shareholders of Sycamore to be held at 3209 W. Galbraith Road, Cincinnati, Ohio 45239, on December 6, 2007, at 3:00 p.m., Eastern Time (the “Special Meeting”), all of the shares of Sycamore which the undersigned is entitled to vote at the Special Meeting, or at any adjournment thereof, on the following proposals, which are described in the accompanying proxy statement/prospectus:

1.

The proposal to approve and adopt the Amended and restated affiliation agreement dated as of September 24, 2007, by and among LCNB Corp. (“LCNB”), Lebanon-Citizens National Bank (subsequently renamed “LCNB National Bank”) and Sycamore, and the transactions contemplated by that Agreement, including the merger of Sycamore into LCNB National Bank.

FOR

____

AGAINST

____

ABSTAIN

____

2.

In their discretion, upon such other business incident to the conduct of the Special

Meeting as may properly come before the Special Meeting and any adjournments or postponements thereof.

This Revocable Proxy will be voted as directed by the undersigned shareholder.  If no direction is given, this Revocable Proxy will be voted FOR the proposal.

All Proxies previously given by the undersigned are hereby revoked.  Receipt of the Notice of Special Meeting of Shareholders of Sycamore and of the accompanying proxy statement/prospectus is hereby acknowledged.

NOTE:  Please sign your name exactly as it appears on this proxy.  Joint accounts require only one signature.  If you are signing this Proxy as an attorney, administrator, agent, corporation, officer, executor, trustee or guardian, etc., please add your full title to your signature.

Signature	Signature

Print or Type Name	Print or Type Name

Date	Date

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SYCAMORE.  PLEASE DATE, SIGN AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.  NO POSTAGE IS REQUIRED FOR MAILING IN THE U.S.A.

IMPORTANT:  IF YOU RECEIVE MORE THAN ONE CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ACCOMPANYING ENVELOPE.